Filed Pursuant to Rule 424(b)(3)

Registration No. 333-125338

$2,000,000,000 Maximum Offering

$2,000,000 Minimum Offering

$2,000 Minimum Purchase

We are a newly organized company formed to invest in a diverse portfolio of real properties and real estate related securities. We are externally managed by Dividend Capital Total Advisors LLC, or the “Advisor,” an affiliate of ours. We intend to qualify as a real estate investment trust, or “REIT,” for federal income tax purposes commencing with our taxable year ending December 31, 2006. This is a best efforts offering, which means that Dividend Capital Securities LLC, or the “Dealer Manager,” our affiliate and the underwriter of this offering, will use its best efforts but is not required to sell any specific amount of shares. This is a continuous offering that will end no later than the date two years from the date of this prospectus, unless extended. We are offering up to $2,000,000,000 in shares, 75% of which will be offered at a price of $10.00 per share, and 25% of which will be offered pursuant to our distribution reinvestment plan at a price of $9.50 per share. In each case, the offering price was arbitrarily determined by our board of directors. We reserve the right to reallocate the shares between the primary offering and our distribution reinvestment plan. Subject to certain exceptions, you must initially invest at least $2,000 in shares of our common stock. Shares will be issued in book-entry form only. On April 3, 2006, we satisfied the minimum offering requirements and commenced formal operations. As of April 30, 2006, we had accepted subscriptions from 411 investors and issued 1,774,611 shares of our common stock to stockholders.

Investing in shares of our common stock involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 12. These risks include, among others:

•	We have no prior operating history and there is no assurance that we will be able to achieve our investment objectives;

•	There is no public trading market for shares of our common stock and there are limits on the ownership, transferability and redemption of our shares, which will significantly limit the liquidity of your investment;

•	This is a “blind pool” offering and you will not have the opportunity to evaluate our investments prior to purchasing shares;

•	This is a “best efforts” offering and if we are unable to raise substantial funds then we will be limited in our investments;

•	The Advisor and other affiliates will face conflicts of interest as a result of compensation arrangements, time constraints, competition for investments and for tenants, which could result in actions that are not in your best interests; and

•	If we fail to qualify as a REIT, it would adversely affect our operations and our ability to make distributions.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. In addition, the Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

The use of forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in our common stock is not permitted.

	PRICE TO PUBLIC(1)	COMMISSIONS(1)(2)(3)	PROCEEDS TO COMPANY BEFORE EXPENSES(1)(4)
Primary Offering Per Share of Common Stock	$10.00	$0.85	$9.15
Total Minimum	$2,000,000	$170,000	$1,830,000
Total Maximum	$1,500,000,000	$127,500,000	$1,372,500,000
Distribution Reinvestment Plan Offering Per Share of Common Stock(3)	$9.50	$0.10	$9.40
Total Maximum	$500,000,000	$5,263,158	$494,736,842
Total Maximum Offering (Primary and Distribution Reinvestment Plan)	$2,000,000,000	$132,763,158	$1,867,236,842

(1)	Assumes we sell $1,500,000,000 in the primary offering and $500,000,000 pursuant to our distribution reinvestment plan.
(2)	Includes a 6.0% sales commission and a 2.5% dealer manager fee.
(3)	Includes a distribution reinvestment plan servicing fee of up to 1.0% of the primary offering price.
(4)	Proceeds are calculated before reimbursing the Advisor for cumulative organizational and offering expenses up to a maximum of $22,500,000, or 1.5% of aggregate gross offering proceeds from the sale of primary shares (assuming the allocation in footnote (1) above). The maximum amount of this reimbursement may change upon changes in the allocation of shares between the primary offering and the distribution reinvestment plan. However, it will never exceed $30,000,000 (assuming we were to allocate all the shares to the primary offering and that the full reimbursement were due on all shares).

The date of this prospectus is May 3, 2006.

HOW TO SUBSCRIBE

Investors who meet the suitability standards described herein may purchase shares of our common stock. See “Suitability Standards” and “Plan of Distribution,” below, for the suitability standards. Investors seeking to purchase shares of our common stock must proceed as follows:

•	Read this entire prospectus and any appendices and supplements accompanying this prospectus.

•	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix B.

•	Deliver a check for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to the soliciting broker dealer. Your check should be made payable to “Dividend Capital Total Realty Trust Inc.” After you have satisfied the applicable minimum purchase requirement, additional purchases must be in increments of $100, except for purchases made pursuant to our distribution reinvestment plan.

•	By executing the subscription agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor attests that he meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Subscriptions will be accepted or rejected within 30 days of receipt by us and, if rejected, all funds shall be returned to subscribers with interest and without deduction for any expenses within 10 business days from the date the subscription is rejected. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive this prospectus.

An approved trustee must process and forward to us subscriptions made through individual retirement accounts, or “IRAs,” Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

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SUITABILITY STANDARDS

The shares of common stock we are offering are suitable only as a long-term investment for persons of adequate financial means. We do not expect to have a public market for shares of our common stock, which means that it may be difficult for you to sell your shares. On a limited basis, you may be able to redeem shares through our share redemption program, and in the future we may also consider various forms of additional liquidity. You should not buy shares of our common stock if you need to sell them immediately or if you will need to sell them quickly in the future.

We shall make every reasonable effort to determine that the purchase of shares of our common stock is a suitable and appropriate investment for each investor based on information concerning the investor’s financial situation and investment objectives. In consideration of these factors, we have established suitability standards for initial stockholders and subsequent transferees. These suitability standards require that a purchaser of shares of our common stock have either:

•	A net worth (excluding the value of an investor’s home, furnishings and automobiles) of at least $150,000; or

•	A gross annual income of at least $45,000 and a net worth (excluding the value of an investor’s home, furnishings and automobiles) of at least $45,000.

The minimum purchase amount is $2,000, except in certain states as described below. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code.”

The minimum purchase for Maine, Minnesota, New York and North Carolina residents is $2,500, except for IRAs which must purchase a minimum of $2,000.

Purchases of shares of our common stock pursuant to our distribution reinvestment plan may be in amounts less than set forth above and are not required to be made in increments of $100.

Several states have established suitability standards different from those we have outlined above. Shares of our common stock will be sold only to investors in these states who meet the special suitability standards set forth below.

Arizona, California, Iowa, Kansas, Michigan, Missouri, North Carolina, Oregon and Tennessee—Investors must have either (1) a net worth of at least $225,000 or (2) gross annual income of $60,000 and a net worth of at least $60,000.

Maine—Investors must have either (1) a net worth of at least $200,000 or (2) gross annual income of $50,000 and a net worth of at least $50,000.

Massachusetts and Ohio—Investors must have either (1) a net worth of at least $250,000 or (2) gross annual income of at least $70,000 and a net worth of at least $70,000. In addition, investors must have a net worth of at least 10 times their investment in us and any of our affiliates.

Kansas, Michigan and Pennsylvania—In addition to our suitability requirements, investors must have a net worth of at least 10 times their investment in us.

In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares of our common stock or by the beneficiary of the account. These suitability standards are intended to help ensure that, given the long-term nature of an investment in shares of our common stock, our investment objectives and the relative illiquidity of shares of our common stock, shares of our common stock are an appropriate investment for those of you who become stockholders. Each participating broker dealer must make every reasonable effort to determine that the purchase of shares of our common stock is a suitable and appropriate investment for each stockholder based on information provided by the stockholder in the subscription agreement. Each participating broker dealer is required to maintain for six years records of the information used to determine that an investment in shares of our common stock is suitable and appropriate for a stockholder.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “Commission,” using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the Commission includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the Commission and any prospectus supplement, together with additional information described below under “Additional Information.” In this prospectus, we use the term “day” to refer to a calendar day, and we use the term “business day” to refer to any day other than Saturday, Sunday, a legal holiday or a day on which banks in New York City are authorized or required to close.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Statements included in this prospectus that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward looking statements. These statements are only predictions. We caution that forward looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in the forward looking statements. Forward looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward looking statements included herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	Our ability to effectively deploy the proceeds raised in this offering;

•	Changes in economic conditions generally and the real estate and securities markets specifically;

•	Legislative or regulatory changes (including changes to the laws governing the taxation of REITs);

•	The availability of capital;

•	Interest rates; and

•	Changes to U.S. generally accepted accounting principles.

Any of the assumptions underlying forward looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward looking statements included in this prospectus. All forward looking statements are made as of the date of this prospectus and the risk that actual results will differ materially from the expectations expressed in this prospectus will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward looking statements after the date of this prospectus, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward looking statements included in this prospectus, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.

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PROSPECTUS SUMMARY

This prospectus summary summarizes information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including the “Risk Factors” section.

Dividend Capital Total Realty Trust Inc.

We are a newly organized company formed to invest in a diverse portfolio of real properties and real estate related securities. Our targeted investments include direct investments in real properties, consisting of high-quality office, industrial, retail, multi family and other real properties, primarily located in North America, and investments in real estate related securities, including securities issued by other real estate companies, mortgage loans secured by income producing real estate and other securities. Prior to giving effect to this offering, our initial and sole investor is Montecito Investments, LLC, an affiliate of the Advisor, which currently owns 200 shares of our common stock. The Advisor and Dividend Capital Total Advisors Group LLC, the parent of the Advisor and the sponsor of this offering, have contributed $201,000 to the Operating Partnership in connection with our formation and are presently each directly or indirectly majority owned by one or more of the following and /or their affiliates: John A. Blumberg, Thomas I. Florence, James R. Mulvihill, Thomas G. Wattles and Evan H. Zucker. These individuals are all part of the Advisor’s management team.

We were formed as a Maryland corporation on April 11, 2005. We intend to operate in a manner that will allow us to qualify as a real estate investment trust, or “REIT,” under the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” commencing with the taxable year ending December 31, 2006. Our office is located at 518 Seventeenth Street, 17th Floor, Denver, Colorado 80202 and our main telephone number is (303) 228-2200.

Our registration statement on Form S-11 was declared effective by the SEC on January 27, 2006. On April 3, 2006, we satisfied the minimum offering requirements and commenced formal operations. As of April 30, 2006, we had accepted subscriptions from 411 investors and issued 1,774,611 shares of our common stock to stockholders.

Investment Strategy and Objectives

The cornerstone of our investment strategy is to provide investors seeking a general real estate allocation with a broadly diversified portfolio of direct real estate and real estate related securities investments. Direct real property investments will generally focus on real properties in multiple sectors and geographies primarily in North America, consisting of high-quality office, industrial, retail, multi family and other real property types. Real estate related securities investments will generally focus on common and preferred equities, commercial mortgage backed securities, which we refer to as “CMBS,” other forms of mortgage debt and certain other securities, including collateralized debt obligations and foreign securities.

Our primary investment objectives include the following:

•	Providing portfolio diversification;

•	Providing current income to our stockholders in the form of consistent quarterly cash distributions;

•	Preserving and protecting our stockholders’ capital contributions; and

•	Realizing capital appreciation upon the potential sale of our assets.

There is no public trading market for our shares of common stock. On a limited basis, you may be able to redeem shares through our share redemption program. However, in the future we may also consider various forms of additional liquidity, each of which we refer to as a “Liquidity Event” including but not limited to (i) a listing of our common stock on a national securities exchange or the Nasdaq National Market (or the receipt by our stockholders of securities that are listed on a national securities exchange or the Nasdaq National Market in exchange for our common stock); (ii) our sale or merger in a transaction that provides our stockholders with a combination of cash and/or securities of a publicly traded company; and (iii) sale of substantially all of our assets for cash or other consideration. We presently intend to effect a Liquidity Event within 10 years from the date we commenced formal operations on April 3, 2006. However, there can be no assurance that we will effect a Liquidity Event within such time or at all.

The Advisor will actively monitor and manage our portfolio to achieve diversification across multiple dimensions including (i) direct real estate and securities investments, (ii) equity and debt capital structures, (iii) real estate property sectors, (iv) geographic markets and (v) tenant profiles. To achieve our investment objectives, we intend to invest on average 70% to 80%, but in any event no less than 60%, of our total assets in real properties, and we intend to invest on average 20% to 30%, but in any event no more than 40%, of our total assets in securities.

Summary Risk Factors

An investment in shares of our common stock involves significant risks, including among others:

•	We have no prior operating history and there is no assurance that we will be able to successfully achieve our investment objectives;

•	There is no public trading market for shares of our common stock and it will therefore be difficult for you to sell your shares;

•	There are limits on the ownership, transferability and redemption of shares of our common stock which significantly limit the liquidity of an investment in shares of our common stock;

•	This is a “blind pool” offering and you will not have the opportunity to evaluate our investments prior to purchasing shares of our common stock;

•	This is a “best efforts” offering and if we are unable to raise substantial funds then we will be limited in the number and type of investments we may make;

•	The Advisor and other affiliates will face conflicts of interest as a result of compensation arrangements, time constraints, competition for investments and for tenants, which could result in actions that are not in your best interests;

•	Our use of leverage increases the risk of loss on our investments;

•	We will be subject to risks generally incident to the ownership of real property and investment in real estate related securities; and

•	If we fail to qualify as a REIT, it would adversely affect our operations and our ability to make distributions to our stockholders.

Compensation to the Advisor and Affiliates

The Advisor and other affiliates will receive compensation and fees for services related to this offering and for the investment and management of our assets, subject to review and approval of our independent directors. In addition, Dividend Capital Total Advisors Group LLC, the parent of the Advisor, has been issued partnership units in the Operating Partnership constituting a separate series of partnership interests with special distribution rights, which we refer to as the “Special Units.” Set forth below is a summary of the fees and expenses we expect to pay these entities. The maximum amount that we may pay with respect to such fees and expenses is also set forth below. See “The Advisor and the Advisory Agreement—Management Compensation” for a more detailed explanation of the fees and expenses payable to the Advisor and its affiliates and for a more detailed description of the Special Units.

SUMMARY OF ADVISOR AND AFFILIATE COMPENSATION

Type of Fee and Recipient	Description and Method of Computation
Organizational and Offering Stage
Sales Commission—the Dealer Manager	Up to 6.0% of the gross offering proceeds from the sale of shares in the primary offering (all or a portion of which may be reallowed to participating broker dealers).

Dealer Manager Fee—the Dealer Manager	Up to 2.5% of the gross offering proceeds from the sale of shares in the primary offering (a portion of which may be reallowed to participating broker dealers).

Distribution Reinvestment Plan Servicing Fee—the Dealer Manager	Up to 1.0% of the primary offering price for shares issued pursuant to our distribution reinvestment plan (all or a portion of which may be reallowed to participating broker dealers).

Organizational and Offering Expense Reimbursement—the Advisor or its affiliates	Up to 1.5% of the aggregate gross offering proceeds from the sale of shares in the primary offering to reimburse the Advisor for incurring or paying our cumulative organizational and offering expenses (excluding the sales commission and the dealer manager fee).

Operational Stage
Acquisition Fees—the Advisor	For each real property acquired in the operational stage, the acquisition fee will be an amount equal to 2.0% of the purchase price of the property, until such time as we have invested an aggregate amount of $500,000,000 in properties acquired in the operational stage, at which time the acquisition fee will be reduced to up to 1.0% for properties acquired thereafter. For each real property acquired prior to or during the development or construction stage, the acquisition fee will be an amount equal to up to 4.0% of the total project cost (which will be the amount actually paid or allocated to the purchase, development, construction or improvement of a property exclusive of acquisition fees and acquisition expenses).

Asset Management Fees—the Advisor	For real property assets, the asset management fee will consist of: (i) a monthly fee equal to one twelfth of 0.5% of the aggregate cost (before non cash reserves and depreciation) of all real property assets within our portfolio; (ii) a monthly fee equal to 8.0% of the aggregate monthly net operating income derived from all real property assets within our portfolio; and (iii) a fee of 1.0% of the sales price of individual real property assets upon disposition.

For securities assets, the asset management fee will consist of a monthly fee equal to one twelfth of 1.0% of the aggregate value of the securities assets within our portfolio.

Property Management and Leasing Fees—the Property Manager	An amount equal to a market based percentage of the annual gross revenues of each real property owned by us and managed by the Property Manager. Such fee is expected to range from 2% to 5% of annual gross revenues.

In addition, we may pay the Property Manager a separate fee for the one time initial lease-up of newly constructed real properties. Such fee is generally expected to range from 2% to 8% of the projected first years’ annual gross revenues of the property.

Liquidity Stage
Real Estate Sales Commission—the Advisor or its affiliates	Up to 50.0% of the reasonable, customary and competitive commission paid for the sale of a comparable real property, provided that such amount shall not exceed 1.0% of the contract price of the property sold and, when added to all other real estate commissions paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6.0% of the sales price of the property.

Special Units—Dividend Capital Total Advisors Group LLC, the parent of the Advisor	In general, Dividend Capital Total Advisors Group LLC, the parent of the Advisor and the holder of the Special Units, will be entitled to receive (i) 15.0% of specified distributions made upon the disposition of the Operating Partnership’s assets, and/or (ii) a one time payment, in the form of a non interest bearing promissory note, in conjunction with the redemption of the Special Units upon the occurrence of certain Liquidity Events or upon the occurrence of certain events that result in a termination or non renewal of the Advisory Agreement, but only after the other holders of OP Units, including us, have received (or have been deemed to have received), in the aggregate, cumulative distributions equal to their capital contributions plus a 6.5% cumulative non compounded annual pre tax return on their net contributions.

Assuming that we sell the maximum of $1,500,000,000 in shares of our common stock pursuant to the primary offering and $500,000,000 in shares of our common stock pursuant to the distribution reinvestment plan, the Dealer Manager, the Advisor and other affiliates will receive sales commissions, dealer manager fees and expense reimbursements in an aggregate amount of up to $155,263,158. Substantially all of the sales commissions (up to $90,000,000) are expected to be reallowed to third party broker dealers participating in the offering. These amounts do not include fees and payments relating to our operational and liquidity stages (not related to the offering), including acquisition and asset management fees, property management and leasing fees, real estate sales commissions and payments or redemptions relating to the Special Units that may be paid to the Advisor and its affiliates, which amounts cannot be predicted at this time and are dependent upon the number and type of assets acquired and other factors.

Conflicts of Interest

The Advisor and certain of our other affiliates will experience conflicts of interest in connection with the management of our business affairs, including the following:

•	The directors, officers and other employees of the Advisor must allocate their time between advising us and managing other real estate projects and business activities in which they may be involved;

•	The compensation payable by us to the Advisor and other affiliates may not be on terms that would result from arm’s length negotiations between unaffiliated parties and is payable, in most cases, whether or not our stockholders receive distributions;

•	We cannot guarantee that the terms of any joint venture entered into with affiliated entities proposed by the Advisor will be equally beneficial to us as those that would result from arm’s length negotiations between unaffiliated parties;

•	We may compete with certain affiliates for investments, subjecting the Advisor and its affiliates to certain conflicts of interest in evaluating the suitability of investment opportunities and making or recommending acquisitions on our behalf;

•	Regardless of the quality of the assets acquired, the services provided to us or whether we make distributions to our stockholders, the Advisor and its affiliates will receive certain fees in connection with transactions involving the purchase, management and sale of our real properties; and

•	The Property Manager and the Dealer Manager are affiliates of ours. As a result, (i) we may not always have the benefit of independent property management, (ii) we do not have the benefit of an independent dealer manager and (iii) you do not have the benefit of an independent third party review of this offering to the same extent as if we and the Dealer Manager were unaffiliated.

Our UPREIT Structure

An “Umbrella Partnership Real Estate Investment Trust,” which we refer to as “UPREIT,” is a REIT that holds all or substantially all of its assets through a partnership in which the REIT holds an interest. We use this structure because a sale of property directly to the REIT in exchange for cash or REIT shares or a combination of cash and REIT shares, is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the disposition of his property may transfer the property to the partnership in exchange for units in the partnership and defer taxation of gain until the seller later sells the units in the partnership or exchanges them, normally on a one-for-one basis, for REIT shares. If the REIT shares are publicly traded, the former property or securities owner will achieve liquidity for his investment. We believe that using an UPREIT structure gives us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

Our Operating Partnership

We intend to own all of our real properties and real estate related securities through our operating partnership, Dividend Capital Total Realty Operating Partnership LP, or its subsidiaries. We are the sole general partner of the Operating Partnership. We have also invested $2,000 in the Operating Partnership in exchange for 200 partnership units. We refer to partnership units in the Operating Partnership as “OP Units.” The initial limited partners of the Operating Partnership are the Advisor and Dividend Capital Total Advisors Group LLC, the parent of the Advisor. The Advisor has invested $200,000 in the Operating Partnership in exchange for OP Units, and the parent of the Advisor has invested $1,000 in the Operating Partnership and has been issued a separate class of OP Units which constitute the Special Units. The holders of OP Units may have their OP Units redeemed under certain circumstances.

Our Board

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board of directors is responsible for the management and control of our affairs. We currently have five members on our board, three of whom are independent of us, the Advisor and our respective affiliates. Our directors are elected annually by the stockholders. Our board of directors has established an Audit Committee and an Investment Committee.

The Advisor

Dividend Capital Total Advisors LLC, our Advisor, was formed as a Delaware limited liability company in April 2005. We will rely on the Advisor to manage our day-to-day activities and to implement our investment strategy. In addition, the Advisor will use its best efforts, subject to the oversight, review and approval of our board of directors, to, among other things, research, identify, review and make investments in and dispositions of real property and real estate related securities on our behalf consistent with our investment policies and objectives. The Advisor performs its duties and responsibilities under the Advisory Agreement as our fiduciary. The term of the current Advisory Agreement ends one year after the date of this prospectus, subject to renewals by the board of directors for an unlimited number of successive one-year periods. Our officers and our affiliated directors are all employees of the Advisor. The names and biographical information of our directors and officers are contained under “Management—Directors and Executive Officers.”

Our Affiliates

Various affiliates of ours are involved in this offering and our operations. The Dealer Manager will provide dealer manager services to us in this offering. The Property Manager may perform certain property management services for us and the Operating Partnership. Dividend Capital Exchange Facilitators LLC, which we refer to as the “Exchange Facilitator,” may assist in effecting transactions related to the Operating Partnership’s intended private placements of tenancy-in-common interests in real properties. The Advisor also intends to enter into strategic alliances with Dividend Capital Trust Inc., which we refer to as “Dividend Capital Trust,” and Dividend Capital Investments LLC, which we refer to as “Dividend Capital Investments. “We refer to the Advisor, the Dealer Manager, the Property Manager, the Exchange Facilitator, Dividend Capital Trust, Dividend Capital Investments and other of our affiliates, each as a “Dividend Capital affiliated entity” and collectively, as “Dividend Capital affiliated entities.”

The Advisor’s Product Specialists

The Advisor intends to enter into strategic alliances with third party product specialists that have specialized expertise and dedicated resources in specific areas of real property or real estate related securities investments to assist the Advisor in connection with identifying, evaluating and recommending potential investments, performing due diligence, negotiating purchases and managing our assets on a day-to-day basis. These strategic alliances are intended to allow the Advisor to leverage the organizational infrastructure of experienced real estate developers, operators and investment managers, and to potentially give us access to a greater number of high-quality real property and real estate related securities investment opportunities. The Advisor may engage Dividend Capital Trust and Dividend Capital Investments, each of whom is an affiliate of ours, as its product specialists in connection with industrial real property investments and real estate related securities investment management, respectively. The use of product specialists or other service providers will not eliminate or reduce the Advisor’s fiduciary duty to us. The Advisor will retain ultimate responsibility for the performance of all of the matters entrusted to it under the Advisory Agreement.

Our Subsidiaries

We expect to own all of our real properties through DCTRT Real Estate Holdco LLC or wholly owned subsidiaries thereof, and all of our real estate related securities through DCTRT Securities Holdco LLC. Both DCTRT Real Estate Holdco LLC and DCTRT Securities Holdco LLC will be direct wholly owned subsidiaries of the Operating Partnership, when formed.

Structure Chart

The chart below shows the relationships among various Dividend Capital affiliated entities. The Advisor, Dividend Capital Total Advisors Group LLC, the Dealer Manager, the Property Manager and the Exchange Facilitator are presently each directly or indirectly majority owned by one or more of the following and/or their affiliates: John A. Blumberg, Thomas I. Florence, James R. Mulvihill, Mark D. Quam, Thomas G. Wattles and Evan H. Zucker. As of the date of this prospectus, Dividend Capital Total Advisors Group LLC has not issued but may in the future issue, equity interests or derivatives thereof to certain of their employees, affiliated or other unaffiliated individuals, consultants or other parties. However, none of such transactions is expected to result in a change in control of Dividend Capital Total Advisors Group LLC.

STRUCTURE CHART

(1)	Montecito Investments, LLC, an affiliate of the Advisor, currently owns 200 shares of our common stock, which represents less than 1% of the current issued and outstanding shares of our common stock. After giving effect to this offering, and assuming that we sell the maximum of $2,000,000,000 in shares of our common stock, of which $1,500,000,000 in shares is sold in the primary offering and $500,000,000 in shares is sold pursuant to the distribution reinvestment plan, then investors in this offering will own effectively 100% of the then issued and outstanding shares of our common stock.
(2)	As of the date of this prospectus, the Advisor has not yet entered into any formal agreements with potential product specialists.

Terms of the Offering

We are offering up to $2,000,000,000 in shares of our common stock, 75% of which will be offered at a price of $10.00 per share, and 25% of which will be offered pursuant to our distribution reinvestment plan at a price of $9.50 per share. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our distribution reinvestment plan.

We began selling shares of our common stock in this offering on January 27, 2006, the effective date of the registration statement of which this prospectus forms a part, and we will continue to offer shares of our common stock on a continuous basis until this offering terminates on or before January 27, 2008, two years after the date of our original prospectus dated January 27, 2006, unless extended. However, in certain states the offering may continue for just one year unless we renew the offering period for up to one additional year. We reserve the right to terminate this offering at any time. The offering proceeds were held in an escrow account at the escrow agent until we met the minimum offering requirements on April 3, 2006. Subsequently, upon our acceptance of subscription agreements, the offering proceeds held in escrow were released to us and became available for the acquisition of real properties and real estate related securities and the payment of fees and expenses. We generally intend to admit stockholders on a daily basis.

Estimated Use of Proceeds

Our management team expects to invest approximately 88.7% to 91.3% of the gross offering proceeds to acquire real properties and real estate related securities as described above. The actual percentage of offering proceeds invested in real properties and real estate related securities will depend on the number of primary shares sold and the number of shares sold pursuant to our distribution reinvestment plan.

Distribution Policy

We intend to qualify as a REIT for the year ending December 31, 2006. In order to qualify as a REIT, we are required to distribute 90% of our annual taxable income to our stockholders. We intend to accrue and make distributions on a quarterly basis beginning no later than the first calendar quarter after the quarter in which the minimum offering requirements are met. In connection with a distribution to our stockholders, our board of directors will approve a quarterly distribution of a certain dollar amount per share of our common stock. We will then calculate each stockholder’s specific distribution amount for the quarter using daily record and declaration dates and your distributions will begin to accrue on the date we mail a confirmation of your subscription for shares of our common stock, subject to our acceptance of your subscription.

On April 3, 2006, our board of directors declared a second quarter 2006 cash distribution of $0.1375 per share of common stock which will be payable to stockholders of record as of the close of business on each day during the period, from April 3, 2006 through and including June 30, 2006, pro-rated for the period of ownership. The payment date for such distribution is currently anticipated to be July 17, 2006.

Distribution Reinvestment Plan

You may participate in our distribution reinvestment plan and elect to have the cash distributions you receive reinvested in shares of our common stock at $9.50 per share. We will pay a servicing fee of up to 1.0% of the primary offering price for shares of our common stock sold pursuant to the distribution reinvestment plan. We may terminate the distribution reinvestment plan in our discretion at any time upon 10 days notice to you. Following any termination of the distribution reinvestment plan, all subsequent distributions to stockholders would be made in cash.

Share Redemption Program

After you have held your shares of common stock for a minimum of one year, our share redemption program may provide a limited opportunity for you to have your shares of common stock redeemed, subject to certain restrictions and limitations, at a price equal to or at a discount from the purchase price you paid for the shares being redeemed. The discount will vary based upon the length of time that you have held the shares of our common stock subject to redemption, as described in the following table, which has been posted on our website at www.dividendcapital.com:

Share Purchase Anniversary	Redemption Price as a Percentage of Purchase Price
Less than 1 year	No Redemption Allowed
1 year	92.5%
2 years	95.0%
3 years	97.5%
4 years and longer	100.0%

We are not obligated to redeem shares of our common stock under the share redemption program. We presently intend to limit the number of shares to be redeemed during any consecutive twelve month period to no more than five percent of the number of shares of common stock outstanding at the beginning of such twelve month period. The aggregate amount of redemptions under our share redemption program is not expected to exceed the aggregate proceeds received from the sale of shares pursuant to our distribution reinvestment plan. However, to the extent that the aggregate proceeds received from the sale of shares pursuant to our distribution reinvestment plan are not sufficient to fund redemption requests pursuant to the five percent limitation outlined above, the board of directors may, in its sole discretion, choose to use other sources of funds to redeem shares of our common stock. Such sources of funds could include cash on hand, cash available from borrowings and cash from liquidations of securities investments as of the end of the applicable quarter, to the extent that such funds are not otherwise dedicated to a particular use, such as working capital, cash distributions to stockholders or purchases of real property or real estate related securities. The board of directors may also increase the annual limit above five percent but, in any event, the number of shares of our common stock that we may redeem will be limited by the funds available from purchases pursuant to our distribution reinvestment plan, cash on hand, cash available from borrowings and cash from liquidations of securities investments as of the end of the applicable quarter.

The board of directors may, in its sole discretion, amend, suspend, or terminate the share redemption program at any time if it determines that the funds available to fund the share redemption program are needed for other business or operational purposes or that amendment, suspension or termination of the share redemption program is in the best interest of our stockholders. You will have no right to request redemption of your shares of our common stock if the shares of our common stock are listed on a national securities exchange or The Nasdaq National Market.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Set forth below are some of the more frequently asked questions and answers relating to our structure, our management, our business and an offering of this type.

Questions and Answers Relating to our Structure, Management and Business

Q:	WHAT IS A “REIT”?

A:	In general, a REIT is a company that:

•	Offers the benefits of a diversified real estate portfolio under professional management;

•	Is required to make distributions to investors of at least 90% of its taxable income for each year;

•	Prevents the federal “double taxation” treatment of income that generally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on the portion of its net income that is distributed to the REIT’s stockholders; and

•	Combines the capital of many investors to acquire or provide financing for real estate assets.

Q:	WHAT IS YOUR RATIONALE FOR PURSUING A DIVERSIFIED REAL ESTATE PORTFOLIO?

A:	The cornerstone of our investment strategy is to provide investors seeking a general real estate allocation with a broadly diversified portfolio of direct real estate and real estate related securities investments. We believe that a diversified portfolio may potentially offer investors significant benefits for a given level of risk relative to a more concentrated portfolio. Since we believe that most real estate markets are cyclical in nature, a diversified investment strategy may allow us to more effectively deploy capital into sectors and geographies where the underlying investment fundamentals are relatively strong and away from sectors where such fundamentals are relatively weak. Furthermore, we believe that an investment strategy that combines direct real property investments with investments in real estate related securities may offer investors additional diversification benefits. However, there is no assurance that we will be successful in creating a diversified portfolio or that such a portfolio will provide greater benefits to stockholders than a portfolio that is more concentrated in any particular individual real estate investment sector.

Q:	WHAT IS THE EXPERIENCE OF THE ADVISOR’S MANAGEMENT TEAM?

A:	The key members of the Advisor’s management team include, in alphabetical order, John E. Biallas, Troy J. Bloom, John A. Blumberg, Thomas I. Florence, Gregory M. Moran, Glenn R. Mueller, Ph.D., James R. Mulvihill, Marc J. Warren, Thomas G. Wattles and Evan H. Zucker. The Advisor’s management team collectively has substantial experience in various aspects of acquiring, owning, managing, financing and operating commercial real estate across diverse property types, as well as significant experience in the asset allocation and investment management of real estate related securities.

Certain members of the Advisor’s management team, directly or indirectly through affiliated entities, have sponsored two public REITs including American Real Estate Investment Corp. (formerly known as Keystone Property Trust, NYSE: KTR), which was acquired by ProLogis Trust (NYSE: PLD) in August 2004, and Dividend Capital Trust Inc. In addition, certain members of the Advisor’s management team have sponsored 53 private real estate programs which have raised approximately $817 million of equity capital and equity capital commitments. Collectively, as of December 31, 2005, the public and private programs sponsored by certain members of the Advisor’s management team had purchased interests in real estate projects having combined acquisition and development costs of approximately $3.1 billion.

Certain members of the Advisor’s management team have also sponsored two public real estate mutual funds including (i) Dividend Capital Realty Income Fund (Corporate Symbol: DCRAX), a real estate open-end mutual fund and (ii) Dividend Capital Realty Income Allocation Fund (NYSE: DCA), a real estate closed-end mutual fund. As of December 31, 2005, the two public real estate mutual funds held securities with a combined market value of $310,188,191. In addition, Mr. Wattles, in his capacity as either or both Co-Chairman and Chief Investment Officer of ProLogis Trust (NYSE: PLD), participated in overseeing the growth of that company’s asset base from its inception in 1992 to approximately $2.5 billion in 1997.

Q:	DO YOU CURRENTLY OWN ANY ASSETS?

A:	No. This offering is a “blind pool” offering in that we have not yet identified any specific real property or real estate related securities assets to acquire using the proceeds from this offering. We discuss the risks associated with this status under “Risk Factors—This is a “blind pool” offering and you will not have the opportunity to evaluate investments prior to purchasing shares of our common stock.” and “Risk Factors—If we are delayed or unable to find suitable investments, we may not be able to achieve our investment objectives and make distributions to our stockholders.”

Q:	WHO WILL CHOOSE WHICH INVESTMENTS TO MAKE?

A:	The Advisor will make investments in real properties and real estate related securities based on specific investment objectives and criteria, and subject to the direction, oversight and approval of our board of directors.

Questions and Answers Relating to this Offering

Q:	HOW DOES A “BEST EFFORTS” OFFERING WORK?

A:	When shares of common stock are offered to the public on a “best efforts” basis, the broker dealers participating in the offering are only required to use their best efforts to sell the shares of our common stock. Broker dealers do not have a firm commitment or obligation to purchase any of the shares of our common stock.

Q:	WHO CAN BUY SHARES OF COMMON STOCK IN THIS OFFERING?

A:	In general, you may buy shares of our common stock pursuant to this prospectus provided that you have either (1) a net worth of at least $45,000 and an annual gross income of at least $45,000, or (2) a net worth of at least $150,000. For this purpose, net worth does not include your home, home furnishings and personal automobiles. Generally, you must initially invest at least $2,000. After you have satisfied the applicable minimum purchase requirement, additional purchases must be in increments of $100, except for purchases made pursuant to our distribution reinvestment plan. These minimum net worth and investment levels may be higher in certain states, so you should carefully read the more detailed description under “Suitability Standards” above.

Our affiliates may also purchase shares of our common stock. The sales commission, the dealer manager fee and the organizational and offering expense reimbursement that are payable by other investors in this offering will be reduced or waived for our affiliates. The purchase of shares of our common stock by our affiliates will not count toward satisfying our minimum offering requirements.

Q:	HOW DO I SUBSCRIBE FOR SHARES OF COMMON STOCK?

A:	If you choose to purchase shares of our common stock in this offering, you will be required to complete a subscription agreement in the form attached to this prospectus as Appendix B for a specific number of shares of our common stock. You must pay for shares of our common stock at the time you subscribe.

Q:	HOW WILL THE PAYMENT OF FEES AND EXPENSES BY THE COMPANY AFFECT MY INVESTED CAPITAL?

A:	We will pay to the Dealer Manager a sales commission and a dealer manager fee in connection with this offering. In addition, we will reimburse the Advisor for our cumulative organizational and offering expenses. The payment of fees and expenses will reduce the funds available to us for investment in real properties and real estate related securities. The payment of fees and expenses will also reduce the book value of your shares of common stock. However, you will not be required to pay any additional amounts in connection with the fees and expenses described in this prospectus.

Q:	WILL THE DISTRIBUTIONS I RECEIVE BE TAXABLE?

A:	Distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will generally be taxed as ordinary dividend income to the extent they are paid out of our current or accumulated earnings and profits. However, if we recognize a long-term capital gain upon the sale of one of our assets, a portion of our dividends may be designated and treated in your hands as a long-term capital gain. In addition, we expect that some portion of your distributions may not be subject to tax in the year received due to the fact that depreciation expenses reduce earnings and profits but do not reduce cash available for distribution. Amounts distributed to you in excess of our earnings and profits will reduce the tax basis of your investment and will not be taxable to the extent thereof, and distributions in excess of tax basis will be taxable as an amount realized from the sale of your shares of common stock. This, in effect, would defer a portion of your tax until your investment is sold or we are liquidated, at which time you may be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.

Q:	WHEN WILL I GET MY DETAILED TAX INFORMATION?

A:	We intend to mail your Form 1099 tax information, if required, by January 31 of each year.

Q:	WHERE CAN I FIND UPDATED INFORMATION REGARDING THE COMPANY?

A:	You may find updated information on our Internet website, www.dividendcapital.com. In addition, as a result of the effectiveness of the registration statement of which this prospectus forms a part, we are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act,” and, under that Act, we will file reports, proxy statements and other information with the Commission. See “Additional Information” for a description of how you may read and copy the registration statement, the related exhibits and the reports, proxy statements and other information we file with the Commission. In addition, you will receive periodic updates directly from us, including three quarterly financial reports and an annual report.

Q:	WHO CAN HELP ANSWER MY QUESTIONS?

A:	If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or the Dealer Manager:

Dividend Capital Securities LLC

518 Seventeenth Street, 17th Floor

Denver, Colorado 80202

Telephone: (303) 228-2200

Fax: (303) 228-2201

Attn: Charles Murray, President

RISK FACTORS

Your purchase of shares of our common stock involves a number of risks. In addition to other risks discussed in this prospectus, you should specifically consider the following risks before you decide to buy shares of our common stock.

RISKS RELATED TO INVESTING IN THIS OFFERING

We have no prior operating history and there is no assurance that we will be able to successfully achieve our investment objectives; the prior performance of other Dividend Capital affiliated entities may not be an accurate barometer of our future results.

We have no prior operating history and we may not be able to achieve our investment objectives. As a result, an investment in our shares of common stock may entail more risk than the shares of common stock of a real estate investment trust with a substantial operating history. In addition, you should not rely on the past performance of real property or real estate related securities investments by other Dividend Capital affiliated entities to predict our future results. Our investment strategy and key employees may differ from the investment strategies and key employees of our affiliates in the past, present and future.

There is no public trading market for the shares of our common stock; therefore it will be difficult for you to sell your shares of common stock.

There is no current public market for the shares of our common stock and we have no obligation or current plans to apply for quotation or listing on any public securities market. It will therefore be difficult for you to sell your shares of common stock promptly or at all. Even if you are able to sell your shares of common stock, the absence of a public market may cause the price received for any shares of our common stock sold to be less than what you paid or less than your proportionate value of the assets we own. On a limited basis, you may be able to redeem shares through our share redemption program and in the future we may also consider various forms of additional liquidity. For the above reasons, you should purchase shares of our common stock only as a long-term investment.

This is a “blind pool” offering and you will not have the opportunity to evaluate investments prior to purchasing shares of our common stock.

Neither we nor the Advisor has presently identified, acquired or contracted to acquire any real property or real estate related securities. As a result, you will not be able to evaluate the economic merits, transaction terms or other financial or operational data concerning our investments prior to purchasing shares of our common stock. You must rely on the Advisor and our Board to implement our investment policies, to evaluate our investment opportunities and to structure the terms of our investments. Because you cannot evaluate our investments in advance of purchasing shares of our common stock, a “blind pool” offering may entail more risk than other types of offerings. This additional risk may hinder your ability to achieve your own personal investment objectives related to portfolio diversification, risk-adjusted investment returns and other objectives.

This is a “best efforts” offering and if we are unable to raise substantial funds, we will be limited in the number and type of investments we may make which could negatively impact your investment; further, it is likely that in our early stages of growth we may not be able to achieve portfolio diversification consistent with our longer term investment objectives.

This offering is being made on a “best efforts” basis, whereby the broker dealers participating in the offering are only required to use their best efforts to sell shares of our common stock and have no firm commitment or obligation to purchase any of the shares of our common stock. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a broadly diversified portfolio. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, and our financial condition and ability to make distributions could be adversely affected. Additionally, if we are unable to raise substantially more than the minimum offering amount of $2,000,000, we will make fewer investments resulting in less diversification in terms of the number of investments owned, the geographic regions in which our real property investments are located and the types of investments that we make. Further, it is likely that in our early stages of growth we may not be able to achieve portfolio diversification consistent with our longer term investment objectives. As a result, the likelihood increases that any single investment’s poor performance would materially affect our overall investment performance.

We currently do not have research analysts reviewing our performance.

We do not have research analysts reviewing our performance or our securities on an ongoing basis. Therefore, we do not have an independent review of our performance and value of our common stock relative to publicly traded companies.

You will not have the benefit of an independent due diligence review in connection with this offering which increases the risk of your investment.

Because the Advisor and the Dealer Manager are affiliates of ours, investors will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with a securities offering. In addition, Skadden, Arps, Slate, Meagher & Flom LLP has acted as counsel to us, the Advisor and the Dealer Manager in connection with this offering and, therefore, investors will not have the benefit of a due diligence that might otherwise be performed by independent counsel. Under applicable legal ethics rules, Skadden, Arps, Slate, Meagher & Flom LLP may be precluded from representing us due to a conflict of interest between us and the Dealer Manager. If any situation arises in which our interests are in conflict with those of the Dealer Manager or its affiliates, we would be required to retain additional counsel and may incur additional fees and expenses. The lack of an independent due diligence review and investigation increases the risk of your investment.

We presently intend to effect a Liquidity Event within 10 years from the date we commenced formal operations on April 3, 2006; however, there can be no assurance that we will effect a Liquidity Event within such time or at all; if we do not effect a Liquidity Event, it will be very difficult for you to have liquidity for your investment in shares of our common stock.

On a limited basis, you may be able to redeem shares through our share redemption program. However, in the future we may also consider various forms of Liquidity Events including but not limited to (i) listing our common stock on a national securities exchange or The Nasdaq National Market (or the receipt by our stockholders of securities that are listed on a national securities exchange or the Nasdaq National Market in exchange for our common stock); (ii) our sale or merger in a transaction that provides our stockholders with a combination of cash and/or securities of a publicly traded company; and (iii) sale of substantially all of our real property and real estate related securities assets for cash or other consideration. We presently intend to effect a Liquidity Event within 10 years from the date we commenced formal operations on April 3, 2006. However, there can be no assurance that we will effect a Liquidity Event within such time or at all. If we do not effect a Liquidity Event, it will be very difficult for you to have liquidity for your investment in shares of our common stock other than limited liquidity through our share redemption program.

You are limited in your ability to sell your shares of common stock pursuant to our share redemption program, you may not be able to sell any of your shares of our common stock back to us and, if you do sell your shares, you may not receive the price you paid.

Our share redemption program may provide you with only a limited opportunity to have your shares of common stock redeemed by us at a price equal to or at a discount from the purchase price of the shares of our common stock being redeemed after you have held them for a minimum of one year. We anticipate that shares of our common stock may be redeemed on a quarterly basis. However, our share redemption program contains certain restrictions and limitations, including those relating to the number of shares of our common stock that we can redeem at any given time and limiting the redemption price. Specifically, we presently intend to limit the number of shares to be redeemed during any calendar year to up to five percent of the weighted average number of shares outstanding during the prior calendar year. In addition, the board of directors reserves the right to reject any redemption request for any reason or no reason or to amend or terminate the share redemption program at any time. Therefore, you may not have the opportunity to make a redemption request prior to a potential termination of the share redemption program and/or you may not be able to sell any of your shares of common stock back to us pursuant to our share redemption program. Moreover, if you do sell your shares of common stock back to us pursuant to the share redemption program, you may not receive the same price you paid for any shares of our common stock being redeemed.

This is a fixed price offering and the fixed offering price may not accurately represent the current value of our assets at any particular time; therefore the purchase price you paid for shares of our common stock may be higher than the value of our assets per share of our common stock at the time of your purchase.

This is a fixed price offering, which means that the offering price for shares of our common stock is fixed and will not vary based on the underlying value of our assets at any time. Our board of directors arbitrarily determined the offering price in its sole discretion. The fixed offering price for shares of our common stock has not been based on appraisals for any assets we may own nor do we intend to obtain such appraisals. Therefore, the fixed offering price established for shares of our common stock may not accurately represent the current value of our assets per share of our common stock at any particular time and may be higher or lower than the actual value of our assets per share at such time.

Payments to the holder of the Special Units will reduce cash available for distribution to our stockholders.

Dividend Capital Total Advisors Group LLC, the holder of the Special Units, may be entitled to receive a cash payment upon dispositions of the Operating Partnership’s assets and/or redemption of the Special Units upon the earliest to occur of specified events, including, among other events, termination or non-renewal of the Advisory Agreement upon a merger or sale of assets. Payments to the holder of the Special Units upon dispositions of the Operating Partnership’s assets and redemptions of the Special Units will reduce cash available for distribution to our stockholders.

We may have difficulty funding our distributions with funds provided by our operations.

As a growing company, we are likely to initially fund our quarterly distributions to investors with funds from operations and, to a lesser extent, with borrowings under a bank credit facility or other financing mechanism. Our long-term corporate strategy is to fund the payment of quarterly distributions to our stockholders entirely from funds from our operations. However, if we are unsuccessful in deploying the capital we raise on an effective and efficient basis, we may be required to continue to fund our quarterly distributions to investors from a combination of funds from operations and financing proceeds. In the event we are unable to consistently fund future quarterly distributions to investors entirely from our funds from operations, the value of your shares upon a potential Liquidity Event may be negatively impacted. In addition, we may be more likely to decrease the amount of our distributions to you or cease making them altogether.

RISKS RELATED TO OUR BUSINESS AND OUR CORPORATE STRUCTURE

If we are delayed or unable to find suitable investments, we may not be able to achieve our investment objectives and make distributions to our stockholders.

We could suffer from delays in identifying suitable investments. Because we are conducting this offering on a “best efforts” basis over time, our ability to commit to purchase specific assets will also depend, in part, on the amount of proceeds we have received at a given time. If we are delayed or unable to find suitable investments, we may not be able to achieve our investment objectives or make distributions to you.

Our board of directors determines our major policies and operations which increases the uncertainties you face as a stockholder.

Our board of directors determines our major policies, including our policies regarding acquisitions, dispositions, financing, growth, debt capitalization, REIT qualification, redemptions and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under the Maryland General Corporation Law and our charter, our stockholders have a right to vote only on limited matters. Our board’s broad discretion in setting policies and our stockholders’ inability to exert control over those policies increases the uncertainty and risks you face as a stockholder, especially if our board of directors and our stockholders disagree as to what course of action is in the best interest of stockholders.

The availability and timing of cash distributions to our stockholders is uncertain.

We expect to make quarterly distributions to our stockholders. However, we bear all expenses incurred in our operations, which are deducted from cash funds generated by operations prior to computing the amount of cash distributions to our stockholders. In addition, our board of directors, in its discretion, may retain any portion of such funds for working capital. We cannot assure you that sufficient cash will be available to make distributions to you or that the amount of distributions will increase over time. Should we fail for any reason to distribute at least 90% of our REIT taxable income, we would not qualify for the favorable tax treatment accorded to REITs.

We are uncertain of our sources for funding our future capital needs; if we cannot obtain debt or equity financing on acceptable terms, our ability to acquire new real properties and real estate related securities and to expand our operations will be adversely affected.

The net proceeds from this offering will be used for investments in real properties and real estate related securities, operating expenses and for payment of various fees and expenses such as acquisition fees, asset management fees and property management fees. We do not anticipate that we will maintain any permanent working capital reserves. Accordingly, in the event that we develop a need for additional capital in the future for acquisitions, the improvement of our real properties or for any other reason, these sources of funding may not be available to us. Consequently, if we cannot obtain debt or equity financing on acceptable terms, our ability to acquire new real properties and real estate related securities and to expand our operations will be adversely affected. As a result, we would be less able to achieve portfolio diversification and our investment objectives, which may negatively impact our results of operations and reduce our ability to make distributions to our stockholders.

Maryland law and our organizational documents limit your right to bring claims against our officers and directors.

Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interest, and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In addition, our charter provides that, subject to the applicable limitations set forth therein or under Maryland law, no director or officer will be liable to us or our stockholders for monetary damages. Our charter also provides that we will generally indemnify our directors, our officers, our Advisor and its affiliates for losses they may incur by reason of their service in those capacities unless their act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, they actually received an improper personal benefit in money, property or services or, in the case of any criminal proceeding, they had reasonable cause to believe the act or omission was unlawful. Moreover, we may enter into separate indemnification agreements with each of our directors and some of our executive officers. As a result, we and our stockholders may have more limited rights against these persons than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by these persons in some cases. However, our charter does provide that we may not indemnify or hold harmless our directors, our Advisor and its affiliates unless they have determined that the course of conduct that caused the loss or liability was in our best interests, they were acting on our behalf or performing services for us, the liability was not the result of negligence or misconduct by our non-independent directors, our Advisors and its affiliates or gross negligence or willful misconduct by our independent directors, and the indemnification is recoverable only out of our net assets or the proceeds of insurance and not from the stockholders.

The limit on the percentage of shares of our common stock that any person may own may discourage a takeover or business combination that may have benefited our stockholders.

Our charter restricts the direct or indirect ownership by one person or entity to no more than 9.8% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) and no more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock. This restriction may discourage a change of control of us and may deter individuals or entities from making tender offers for shares of our common stock on terms that might be financially attractive to stockholders or which may cause a change in our management. This ownership restriction may also prohibit business combinations that would have otherwise been approved by our Board and stockholders. In addition to deterring potential transactions that may be favorable to our stockholders, these provisions may also decrease your ability to sell your shares of our common stock.

We may issue preferred stock or other classes of common stock, which issuance could adversely affect the holders of our common stock issued pursuant to this offering.

Investors in this offering do not have preemptive rights to any shares issued by us in the future. We may issue, without stockholder approval, preferred stock or other classes of common stock with rights that could dilute the value of your shares of common stock. This would increase the number of stockholders entitled to distributions without simultaneously increasing the size of our asset base. Our charter authorizes us to issue 1,200,000,000 shares of capital stock, of which 1,000,000,000 shares of capital stock are designated as common stock and 200,000,000 shares of capital stock are designated as preferred stock. Our board of directors may increase the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series without stockholder approval. If we ever created and issued preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on our common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to our common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock or a separate class or series of common stock may render more difficult or tend to discourage:

•	A merger, offer or proxy contest;

•	The assumption of control by a holder of a large block of our securities; and/or

•	The removal of incumbent management.

We may acquire co-ownership interests in real property that are subject to certain co-ownership agreements which may have an adverse effect on our results of operations, relative to if the co-ownership agreements did not exist.

We may acquire co-ownership interests, especially in connection with the Operating Partnership’s intended private placements, such as tenancy-in-common interests in real property, that are subject to certain co-ownership agreements. The co-ownership agreements may limit our ability to encumber, lease, or dispose of our co-ownership interest. Such agreements could affect our ability to turn our investments into cash and could affect cash available for distributions to you. The co-ownership agreements could also impair our ability to take actions that would otherwise be in the best interest of our stockholders and, therefore, may have an adverse effect our results of operations, relative to if the co-ownership agreements did not exist.

Our UPREIT structure may result in potential conflicts of interest with limited partners in the Operating Partnership whose interests may not be aligned with those of our stockholders.

Limited partners in the Operating Partnership have the right to vote on certain amendments to the Operating Partnership Agreement, as well as on certain other matters. Persons holding such voting rights may exercise them in a manner that conflicts with the interests of our stockholders. As general partner of the Operating Partnership, we are obligated to act in a manner that is in the best interest of all partners of the Operating Partnership. Circumstances may arise in the future when the interests of limited partners in the Operating Partnership may conflict with the interests of our stockholders. These conflicts may be resolved in a manner stockholders do not believe are in their best interest.

The Operating Partnership’s intended private placements of tenancy-in-common interests in real properties could subject us to liabilities from litigation or otherwise.

The Operating Partnership intends to offer undivided tenancy-in-common interests in real properties to accredited investors in private placements exempt from registration under the Securities Act. We anticipate that these tenancy-in-common interests may serve as replacement properties for investors seeking to complete like-kind exchange transactions under Section 1031 of the Code. Additionally, any tenancy-in-common interests sold to investors pursuant to such private placements would be 100% leased by the Operating Partnership, and such leases would contain purchase options whereby the Operating Partnership would have the right to acquire the tenancy-in-common interests from the investors at a later time in exchange for OP Units under Section 721 of the Code. Investors who acquire tenancy-in-common interests pursuant to such private placements may do so seeking certain tax benefits that depend on the interpretation of, and compliance with, extremely technical tax laws and regulations. As the general partner of the Operating Partnership, we may become subject to liability, from litigation or otherwise, as a result of such transactions, including in the event an investor fails to qualify for any desired tax benefits.

RISKS RELATED TO THE ADVISOR AND AFFILIATES

We depend on the Advisor and its key personnel and if any of such key personnel were to cease employment with the Advisor, our business could suffer.

Our ability to make distributions and achieve our investment objectives is dependent upon the performance of the Advisor in the acquisition, disposition and management of real properties and real estate related securities, the selection of tenants for our real properties and the determination of any financing arrangements. In addition, our success depends to a significant degree upon the continued contributions of certain of the Advisor’s key personnel, including John E. Biallas, Troy J. Bloom, John A. Blumberg, Thomas I. Florence, Gregory M. Moran, Glenn R. Mueller, Ph.D., James R. Mulvihill, Marc J. Warren, Thomas G. Wattles and Evan H. Zucker, each of whom would be difficult to replace. We currently do not have key man life insurance on any of the Advisor’s key personnel. If the Advisor were to lose the benefit of the experience, efforts and abilities of one or more of the these individuals, our operating results could suffer.

Our Advisor’s product specialists may recommend that we enter into transactions with entities that have a relationship or affiliation with them, and you will not be able to assess the Advisor’s product specialists’ qualifications when deciding whether to make an investment in shares of our common stock.

The Advisor intends to utilize third party product specialists to assist the Advisor in fulfilling its responsibilities. We expect that the strategic alliances between the Advisor and the product specialists will provide, in accordance with industry standards, that the product specialists must adhere to a standard of care of commercial reasonableness when performing services on our behalf. The Advisor’s product specialists likely will not owe fiduciary duties to us and may have time constraints and other conflicts of interest due to relationships or affiliations they have with other entities. As a result, these product specialists may recommend that we enter into transactions with such entities, in which case we will not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties. You will not be able to assess the qualifications of the Advisor’s product specialists when deciding whether to make an investment in shares of our common stock. Therefore, you may not be able to determine whether the Advisor’s product specialists are sufficiently qualified or otherwise desirable to work with.

Certain of the Advisor’s management personnel and potential product specialists face conflicts of interest relating to time management and there can be no assurance that the Advisor’s affiliates will devote adequate time to our business activities or that the Advisor will be able to hire adequate additional employees.

Certain of the Advisor’s management personnel and potential product specialists may also provide services to other Dividend Capital affiliated entities and, in the case of the potential product specialists, to unrelated third parties. We are not able to estimate the amount of time that such management personnel and potential product specialists will devote to our business. As a result, certain of the Advisor’s management personnel and potential product specialists may have conflicts of interest in allocating their time between our business and their other activities. During times of significant activity in other programs and ventures, the time they devote to our business may decline and be less than we would require. We expect that as our real estate activities expand, in addition to the product specialists it will retain, the Advisor will attempt to hire additional employees who would devote substantially all their time to our business. However, there can be no assurance that the Advisor’s affiliates will devote adequate time to our business activities or that the Advisor will be able to hire adequate additional employees.

We may compete with other Dividend Capital affiliated entities for opportunities to acquire or sell investments, which may have an adverse impact on our operations.

We may compete with other Dividend Capital affiliated entities for opportunities to acquire or sell certain types of real properties. We may also buy or sell real properties at the same time as other Dividend Capital affiliated entities, including Dividend Capital Trust, are buying or selling properties. In this regard, there is a risk that the Advisor will purchase a real property that provides lower returns to us than a real property purchased by another Dividend Capital affiliated entity. Certain of our affiliates, including Dividend Capital Trust, own and/or manage real properties in many geographical areas in which we expect to own real properties. Therefore, our real properties may compete for tenants with other real properties owned and /or managed by other Dividend Capital affiliated entities. The Advisor may face conflicts of interest when evaluating tenant leasing opportunities for our real properties and other real properties owned and/or managed by Dividend Capital affiliated entities and these conflicts of interest may have a negative impact on our ability to attract and retain tenants.

We may also compete with other Dividend Capital affiliated entities for opportunities to acquire or sell certain types of real estate related securities. The Advisor anticipates that Dividend Capital Investments may act as one of its product specialists with respect to our investments in real estate related securities. Dividend Capital Investments is also the investment manager for two additional Dividend Capital affiliated entities, and certain non-affiliated entities, which invest in the same type of securities as those in which we intend to invest.

As a result of our potential competition with other Dividend Capital affiliated entities, certain investment opportunities that would otherwise be available to us may not in fact be available. This competition may also result in conflicts of interest that are not resolved in our favor.

The time and resources that Dividend Capital affiliated entities devote to us may be diverted and we may face additional competition due to the fact that Dividend Capital affiliated entities are not prohibited from raising money for another entity that makes the same types of investments that we target.

Dividend Capital affiliated entities are not prohibited from raising money for another investment entity that makes the same types of investments as those we target. As a result, the time and resources they could devote to us may be diverted. For example, the Dealer Manager is currently involved in offerings for other Dividend Capital affiliated entities. In addition, we may compete with any such investment entity for the same investors and investment opportunities. We may also co-invest with any such investment entity. Even though all such co-investments will be subject to approval by our independent directors, they could be on terms not as favorable to us as those we could achieve co-investing with a third party.

The Advisor and its affiliates, including our officers and some of our directors, will face conflicts of interest caused by compensation arrangements with us and other Dividend Capital affiliated entities, which could result in actions that are not in the best interests of our stockholders.

The Advisor and its affiliates will receive substantial fees from us in return for their services and these fees could influence the Advisor’s advice to us. Among other matters, the compensation arrangements could affect their judgment with respect to:

•	Public offerings of equity by us, which allow the Dealer Manager to earn additional dealer manager fees and the Advisor to earn increased acquisition fees and asset management fees;

•	Property sales, which allow the Advisor to earn additional asset management fees and possibly additional real estate sales commissions; and

•	Property acquisitions from other Dividend Capital affiliated entities, which may allow the Advisor or its affiliates to earn additional acquisition fees and asset management fees.

Further, our Advisor may recommend that we invest in a particular asset or pay a higher purchase price for the asset than it would otherwise recommend if it did not receive an acquisition fee. Certain potential acquisition fees and asset management fees paid to the Advisor and management and leasing fees paid to the Property Manager would be paid irrespective of the quality of the underlying real estate or property management services during the term of the related agreement. As a component of the asset management fee, our Advisor is also entitled to a monthly net operating income-based fee and a fee equal to a percentage of the sales price of a property upon its sale. These fees may incentivize the Advisor to recommend the sale of a property or properties that may not be in our best interest at the time. Investments with higher net operating income growth potential are generally riskier or more speculative. In addition, the premature sale of an asset may add concentration risk to the portfolio or may be at a price lower than if we held on to the property. Moreover, the Advisor has considerable discretion with respect to the terms and timing of acquisition, disposition and leasing transactions. In evaluating investments and other management strategies, the opportunity to earn these fees may lead the Advisor to place undue emphasis on criteria relating to its compensation at the expense of other criteria, such as preservation of capital, in order to achieve higher short-term compensation. Considerations relating to our affiliates’ compensation from us and other Dividend Capital affiliated entities could result in decisions that are not in the best interests of our stockholders, which could hurt our ability to pay you distributions or result in a decline in the value of your investment.

The Advisor may have conflicting fiduciary obligations if we acquire properties with its affiliate; as a result, in any such transaction we may not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties.

The Advisor may cause us to acquire an interest in a property from its affiliates or through a joint venture with its affiliates or to dispose of an interest in a property to its affiliates. In these circumstances, the Advisor will have a conflict of interest when fulfilling its fiduciary obligation to us. In any such transaction we may not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties.

The fees we pay to affiliates in connection with this offering and in connection with the acquisition and management of our investments were not determined on an arm’s length basis and therefore we do not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties.

Assuming we raise $2,000,000,000 in gross offering proceeds from the sale of shares of our common stock (including $1,500,000,000 pursuant to the primary offering and $500,000,000 pursuant to the distribution reinvestment plan), we will pay an aggregate of up to approximately 7.8% of the gross offering proceeds (approximately $155,000,000) in fees, commissions and offering expense reimbursement to the Advisor, the Dealer Manager and other of our affiliates in exchange for their services and to reimburse funds advanced on our behalf. Substantially all of the sales commissions (up to $90,000,000) are expected to be reallowed to third party broker dealers participating in the offering. The fees to be paid to the Advisor, the Dealer Manager and other affiliates for services they provide us were not determined on an arm’s length basis. As a result, the fees have been determined without the benefit of arm’s length negotiations of the type normally conducted between unrelated parties.

We may purchase real estate assets from third parties who have existing or previous business relationships with affiliates of the Advisor; as a result, in any such transaction, we may not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties.

We may purchase assets from third parties that have existing or previous business relationships with affiliates of the Advisor. Dividend Capital Trust, Dividend Capital Investments, the officers, directors or employees of such entities and the principals of the Advisor who also perform services for other Dividend Capital affiliated entities may have a conflict in representing our interests in these transactions on the one hand and the interests of such affiliates in preserving or furthering their respective relationships on the other hand. In any such transaction, we will not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties.

RISKS RELATED TO INVESTMENTS IN REAL PROPERTY

Changes in national, regional or local economic, demographic, or real estate market conditions may adversely affect our results of operations and returns to our stockholders.

We will be subject to risks generally incident to the ownership of real property including changes in national, regional or local economic, demographic or real estate market conditions. We are unable to predict future changes in national, regional or local economic, demographic or real estate market conditions. For example, a recession or rise in interest rates could make it more difficult for us to lease real properties or dispose of them. In addition, rising interest rates could also make alternative interest bearing and other investments more attractive and therefore potentially lower the relative value of our existing real estate investments. These conditions, or others we cannot predict, may adversely affect our results of operations and returns to our stockholders.

Changes in supply of or demand for similar real properties in a particular area may increase the price of real property assets we seek to purchase.

The real estate industry is subject to market forces and we are unable to predict certain market changes including changes in supply of or demand for similar real properties in a particular area. For example, if demand for the types of real property assets in which we seek to invest were to sharply increase or supply of those assets were to sharply decrease, the prices of those assets could rise significantly. Any potential purchase of an overpriced asset could decrease our rate of return on these investments and result in lower operating results and overall returns to our stockholders.

Our operating expenses may increase in the future and to the extent such increases cannot be passed on to tenants, our cash flow and our operating results would decrease.

Operating expenses, such as expenses for fuel, utilities, labor and insurance, are not fixed and may increase in the future. There is no guarantee that we will be able to pass such increases on to tenants. To the extent such increases cannot be passed on to tenants, any such increase would cause our cash flow and our operating results to decrease.

A real property that incurs a vacancy could be difficult to sell or re-lease.

A real property may incur a vacancy either by the continued default of a tenant under its lease or the expiration of one of our leases. In addition, certain of the real properties we acquire may have some level of vacancy at the time of closing. Certain other real properties may be specifically suited to the particular needs of a tenant and may become vacant. Therefore, we may have difficulty obtaining a new tenant for any vacant space we have in our real properties. If the vacancy continues for a long period of time, we may suffer reduced revenues resulting in lower cash distributions to stockholders. In addition, the resale value of the real property could be diminished because the market value may depend principally upon the value of the leases of such real property.

We are dependent on tenants for revenue and our inability to lease our real properties or to collect rent from our tenants may adversely affect our results of operations and returns to our stockholders.

Certain of our real properties may be occupied by a single tenant. As a result, the success of those real properties will depend on the financial stability of a single tenant. Lease payment defaults by such tenants could cause us to reduce the amount of distributions to stockholders and could force us to find an alternative source of revenue to pay any mortgage loan on the real property. In the event of such a tenant default, we may also experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our real property. If a lease is terminated, we may be unable to lease the real property for the rent previously received or sell the real property without incurring a loss.

We may not have funding for future tenant improvements which may adversely affect the value of our assets, our results of operations and returns to our stockholders.

When a tenant at one of our real properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract one or more new tenants, we will be required to expend substantial funds to construct new tenant improvements in the vacated space. Substantially all of the net proceeds from this offering will be invested in real properties and real estate related securities, and we do not anticipate that we will maintain permanent working capital reserves. We do not currently have an identified funding source to provide funds which may be required in the future for tenant improvements and tenant refurbishments in order to attract new tenants. If we do not establish sufficient reserves for working capital or obtain adequate secured financing to supply necessary funds for capital improvements or similar expenses, we may be required to defer necessary or desirable improvements to our real properties. If we defer such improvements, the applicable real properties may decline in value, and it may be more difficult for us to attract or retain tenants to such real properties or the amount of rent we can charge at such real properties may decrease. We cannot assure you that we will have any sources of funding available to us for repair or reconstruction of damaged real property in the future.

Our real properties will be subject to property taxes that may increase in the future, which could adversely affect our cash flow.

Our real properties are subject to real and personal property taxes that may increase as tax rates change and as the real properties are assessed or reassessed by taxing authorities. We anticipate that certain of our leases will generally provide that the property taxes, or increases therein, are charged to the lessees as an expense related to the real properties that they occupy while other leases will generally provide that we are responsible for such taxes. In any case, as the owner of the properties, we are ultimately responsible for payment of the taxes to the applicable government authority(ies). If real property taxes increase, our tenants may be unable to make the required tax payments, ultimately requiring us to pay the taxes even if otherwise stated under the terms of the lease. If we fail to pay any such taxes, the applicable taxing authority may place a lien on the real property and the real property may be subject to a tax sale. In addition, we will generally be responsible for real property taxes related to any vacant space.

Uninsured losses or premiums for insurance coverage relating to real property may adversely affect your returns.

We will attempt to adequately insure all of our real properties against casualty losses. There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Risks associated with potential terrorism acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders sometimes require commercial property owners to purchase specific coverage against terrorism as a condition for providing mortgage loans. These policies may not be available at a reasonable cost, if at all, which could inhibit our ability to finance or refinance our real properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. Changes in the cost or availability of insurance could expose us to uninsured casualty losses. In the event that any of our real properties incurs a casualty loss which is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, we cannot assure you that funding will be available to us for repair or reconstruction of damaged real property in the future.

We compete with numerous other parties or entities for real property investments and tenants and may not compete successfully.

We will compete with numerous other persons or entities seeking to buy real property assets or to attract tenants to real properties we already own. These persons or entities may have greater experience and financial strength. There is no assurance that we will be able to acquire real property assets or attract tenants on favorable terms, if at all. For example, our competitors may be willing to offer space at rental rates below our rates, causing us to lose existing or potential tenants and pressuring us to reduce our rental rates to retain existing tenants or convince new tenants to lease space at our properties. Each of these factors could adversely affect our results of operations, financial condition, value of our investments and ability to pay distributions to you.

Delays in the acquisition, development and construction of real properties may have adverse effects on our results of operations and returns to our stockholders.

Delays we encounter in the selection, acquisition and development of real properties could adversely affect your returns. Where properties are acquired prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the distribution of cash distributions attributable to those particular real properties. Delays in completion of construction could give tenants the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to builders prior to completion of construction. Each of those factors could result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, the price we agree to for a real property will be based on our projections of rental income and expenses and estimates of the fair market value of real property upon completion of construction. If our projections are inaccurate, we may pay too much for a property.

Actions of joint venture partners could negatively impact our performance.

We may enter into joint ventures with third parties, including with entities that are affiliated with the Advisor. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present with a direct investment in real estate, including, for example:

•	The possibility that our venture partner, co-tenant or partner in an investment might become bankrupt;

•	That such venture partner, co-tenant or partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals; or

•	That such venture partner, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

Actions by such a joint venture partner or co-tenant might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns.

Under certain joint venture arrangements, neither venture partner may have the power to control the venture, and an impasse could be reached, which might have a negative influence on the joint venture and decrease potential returns to you. In the event that a venture partner has a right of first refusal to buy out the other partner, it may be unable to finance such buy-out at that time. It may also be difficult for us to sell our interest in any such joint venture or partnership or as a co-tenant in a particular property. In addition, to the extent that our venture partner or co-tenant is an affiliate of the Advisor, certain conflicts of interest will exist.

Costs of complying with governmental laws and regulations related to environmental protection and human health and safety may be high.

All real property investments and the operations conducted in connection with such investments are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. Some of these laws and regulations may impose joint and several liability on customers, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal.

Under various federal, state and local environmental laws, a current or previous owner or operator of real property may be liable for the cost of removing or remediating hazardous or toxic substances on such real property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell, rent or pledge such real property as collateral for future borrowings. Environmental laws also may impose restrictions on the manner in which real property may be used or businesses may be operated. Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our real properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our real properties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply, and which may subject us to liability in the form of fines or damages for noncompliance. In connection with the acquisition and ownership of our real properties, we may be exposed to such costs in connection with such regulations. The cost of defending against environmental claims, of any damages or fines we must pay, of compliance with environmental regulatory requirements or of remediating any contaminated real property could materially and adversely affect our business, lower the value of our assets or results of operations and, consequently, lower the amounts available for distribution to you.

The costs associated with complying with the Americans with Disabilities Act may reduce the amount of cash available for distribution to our stockholders.

Investment in real properties may also be subject to the Americans with Disabilities Act of 1990, as amended. Under this act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The act’s requirements could require us to remove access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties that comply with the act or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the act. We cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. Any monies we use to comply with the act will reduce the amount of cash available for distribution to our stockholders.

Real properties are illiquid investments and we may be unable to adjust our portfolio in response to changes in economic or other conditions or sell a property if or when we decide to do so.

Real properties are illiquid investments and we may be unable to adjust our portfolio in response to changes in economic or other conditions. In addition, the real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any real property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a real property. Also, we may acquire real properties that are subject to contractual “lock-out” provisions that could restrict our ability to dispose of the real property for a period of time.

We may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements.

In acquiring a real property, we may agree to restrictions that prohibit the sale of that real property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that real property. Our real properties may also be subject to resale restrictions. All these provisions would restrict our ability to sell a property.

Real property investments made outside of the United States will be subject to currency rate exposure and risks associated with the uncertainty of foreign laws and markets.

We anticipate that the majority of our direct real property investments will be made in the United States, although we may also invest in Canada and Mexico, and potentially elsewhere on a limited basis, to the extent that opportunities exist that may help us meet our investment objectives. To the extent that we invest in real property located outside of the United States, in addition to risks inherent in the investment in real estate generally discussed in this prospectus, we will also be subject to fluctuations in foreign currency exchange rates and the uncertainty of foreign laws and markets including, but not limited to, unexpected changes in regulatory requirements, political and economic instability in certain geographic locations, difficulties in managing international operations, potentially adverse tax consequences, additional accounting and control expenses and the administrative burden associated with complying with a wide variety of foreign laws. Changes in foreign currency exchange rates may adversely impact the fair values and earnings streams of our international holdings and therefore the returns on our non-dollar denominated investments. To the extent that we make real property investments outside of the United States, our principal currency exposures are expected be to the Mexican Peso and the Canadian Dollar, although to the extent that we make investments in other foreign countries we would be subject to additional currency exposure. Although we may hedge our foreign currency risk subject to the REIT income qualification tests, we may not be able to do so successfully and may incur losses on these investments as a result of exchange rate fluctuations.

RISKS RELATED TO INVESTMENTS IN REAL ESTATE RELATED SECURITIES

Our investments in real estate related common equity securities will be subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities.

We intend to invest in real estate common equity securities of both publicly traded and private real estate companies. Our investments in real estate related common equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer. Issuers of real estate related common equity securities generally invest in real estate or real estate related assets and are subject to the inherent risks associated with real estate related investments discussed in this prospectus, including risks relating to rising interest rates.

Real estate related common equity securities are generally unsecured and may also be subordinated to other obligations of the issuer. As a result, investments in real estate related common equity securities are subject to risks of (i) limited liquidity in the secondary trading market, (ii) substantial market price volatility resulting from changes in prevailing interest rates, (iii) subordination to the prior claims of banks and other senior lenders to the issuer, (iv) the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to reinvest redemption proceeds in lower yielding assets, (v) the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations and (vi) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic downturn. These risks may adversely affect the value of outstanding real estate related common equity securities and the ability of the issuers thereof to repay principal and interest or make distribution payments.

Our investments in real estate related preferred equity securities involve a greater risk of loss than traditional debt financing.

We may invest in real estate related preferred equity securities, which involves a higher degree of risk than traditional debt financing due to a variety of factors, including that such investments are subordinate to traditional loans and are not secured by property underlying the investment. Furthermore, should the issuer default on our investment, we would only be able to proceed against the entity in which we have an interest, and not the property owned by such entity and underlying our investment. As a result, we may not recover some or all of our investment.

The mortgage loans in which we may invest and the mortgage loans underlying the mortgage backed securities in which we may invest will be subject to delinquency, foreclosure and loss, which could result in losses to us.

Commercial mortgage loans are secured by multifamily or commercial property and are subject to risks of delinquency and foreclosure and risks of loss that are greater than similar risks associated with loans made on the security of single family residential property. The ability of a borrower to repay a loan secured by a property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income producing property can be affected by, among other things: tenant mix, success of tenant businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expense or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions and/or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, regulations and fiscal policies, including environmental legislation, acts of God, terrorism, social unrest and civil disturbances.

In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations and limit amounts available for distribution to our stockholders. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process which could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan.

The CMBS in which we may invest are subject to several types of risks.

CMBS are bonds which evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, the mortgage backed securities we invest in are subject to all the risks of the underlying mortgage loans.

In a rising interest rate environment, the value of CMBS may be adversely affected when payments on underlying mortgages do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The value of CMBS may also change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities markets as a whole. In addition, CMBS are subject to the credit risk associated with the performance of the underlying mortgage properties. In certain instances, third party guarantees or other forms of credit support can reduce the credit risk.

CMBS are also subject to several risks created through the securitization process. Subordinate CMBS are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes a large percentage of delinquent loans, there is a risk that interest payment on subordinate CMBS will not be fully paid. Subordinate securities of CMBS are also subject to greater credit risk than those CMBS that are more highly rated.

The mezzanine loans in which we may invest would involve greater risks of loss than senior loans secured by income-producing real properties.

We may invest in mezzanine loans that take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of either the entity owning the real property or the entity that owns the interest in the entity owning the real property. These types of investments involve a higher degree of risk than long-term senior mortgage lending secured by income producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan -to -value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.

We may make investments in non-U.S. dollar denominated securities, which will be subject to currency rate exposure and risks associated with the uncertainty of foreign laws and markets.

A portion of our real estate related securities investments will likely be denominated in foreign currencies and, therefore, we expect to have currency risk exposure to any such foreign currencies. A change in foreign currency exchange rates may have an adverse impact on returns on our non-U.S. dollar denominated investments. Although we may hedge our foreign currency risk subject to the REIT income qualification tests, we may not be able to do so successfully and may incur losses on these investments as a result of exchange rate fluctuations. To the extent that we invest in non-U.S. dollar denominated securities, in addition to risks inherent in the investment in securities generally discussed in this prospectus, we will also be subject to risks associated with the uncertainty of foreign laws and markets including, but not limited to, unexpected changes in regulatory requirements, political and economic instability in certain geographic locations, difficulties in managing international operations, potentially adverse tax consequences, additional accounting and control expenses and the administrative burden of complying wide variety of foreign laws.

We expect a portion of our real estate related securities investments to be illiquid and we may not be able to adjust our portfolio in response to changes in economic and other conditions.

Certain of the real estate related securities that we may purchase in connection with privately negotiated transactions will not be registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited. The mezzanine and bridge loans we may purchase will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recoupment in the event of a borrower’s default.

Interest rate and related risks may cause the value of our real estate related securities investments to be reduced.

Interest rate risk is the risk that fixed income securities such as preferred and debt securities, and to a lesser extent dividend paying common stocks, will decline in value because of changes in market interest rates. Generally, when market interest rates rise, the market value of such securities will decline, and vice versa. Our investment in such securities means that the net asset value and market price of the common shares may tend to decline if market interest rates rise.

During periods of rising interest rates, the average life of certain types of securities may be extended because of slower than expected principal payments. This may lock in a below-market interest rate, increase the security’s duration and reduce the value of the security. This is known as extension risk. During periods of declining interest rates, an issuer may be able to exercise an option to prepay principal earlier than scheduled, which is generally known as call or prepayment risk. If this occurs, we may be forced to reinvest in lower yielding securities. This is known as reinvestment risk. Preferred and debt securities frequently have call features that allow the issuer to repurchase the security prior to its stated maturity. An issuer may redeem an obligation if the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. These risks may reduce the value of our real estate related securities investments.

RISKS ASSOCIATED WITH DEBT FINANCING

We will incur mortgage indebtedness and other borrowings, which may increase our business risks, could hinder our ability to make distributions and could decrease the value of your investment.

We intend to finance a portion of the purchase price of real properties and real estate related securities investments by borrowing funds. Under our charter, we have a limitation on borrowing which precludes us from borrowing in excess of 300% of the value of our net assets. Net assets for purposes of this calculation are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation or other non-cash reserves, less total liabilities. Generally speaking, the preceding calculation is expected to approximate 75% of the sum of (a) the aggregate cost of our real property assets before non-cash reserves and depreciation and (b) the aggregate cost of our securities assets. In addition, we may incur mortgage debt and pledge some or all of our real properties as security for that debt to obtain funds to acquire additional real properties or for working capital. We may also borrow funds to satisfy the REIT tax qualification requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders. Furthermore, we may borrow if we otherwise deem it necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes.

High debt levels will cause us to incur higher interest charges, which would result in higher debt service payments and could be accompanied by restrictive covenants. If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on that property, then the amount available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure on any of our properties will be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we will recognize taxable income on foreclosure, but we would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgage contains cross collateralization or cross default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be adversely affected.

Higher mortgage rates may make it more difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make to our stockholders.

Between June 2004 and the date of this prospectus, the Federal Reserve Board has significantly increased short-term interest rates. The Federal Reserve Board has also made public statements implying it may continue increasing interest rates in the near future. If mortgage debt is unavailable on reasonable terms as a result of increased interest rates or other factors, we may not be able to finance the initial purchase of properties. In addition, if we place mortgage debt on properties, we run the risk of being unable to refinance such debt when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when we refinance debt, our income could be reduced. We may be unable to refinance debt at appropriate times, which may require us to sell properties on terms that are not advantageous to us, or could result in the foreclosure of such properties. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing securities or by borrowing more money.

Increases in interest rates could increase the amount of our debt payments and therefore negatively impact our operating results.

Interest we pay on our debt obligations will reduce cash available for distributions. If we incur variable rate debt, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to make distributions to you. If we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage, or replace the Advisor as our advisor. In addition, loan documents may limit our ability to replace the Property Manager or terminate certain operating or lease agreements related to the property. These or other limitations may adversely affect our flexibility and our ability to achieve our investment objectives.

If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to refinance or sell properties on favorable terms, and to make distributions to our stockholders.

Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment at maturity will be uncertain and may depend upon our ability to obtain additional financing or our ability to sell the particular property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the particular property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets. In an environment of increasing mortgage rates, if we place mortgage debt on properties, we run the risk of being unable to refinance such debt if mortgage rates are higher at a time a balloon payment is due. In addition, payments of principal and interest made to service our debts, including balloon payments, may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT.

Our derivative financial instruments that we may use to hedge against interest rate fluctuations may not be successful in mitigating our risks associated with interest rates and could reduce the overall returns on your investment.

We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our real properties, but no hedging strategy can protect us completely. We cannot assure you that our hedging strategy and the derivatives that we use will adequately offset the risk of interest rate volatility or that our hedging transactions will not result in losses. In addition, the use of such instruments may reduce the overall return on our investments. These instruments may also generate income that may not be treated as qualifying REIT income for purposes of the 75% or 95% REIT income test.

FEDERAL INCOME TAX RISKS

Failure to qualify as a REIT could adversely affect our operations and our ability to make distributions.

We intend to operate in a manner designed to permit us to qualify as a REIT for federal income tax purposes commencing with the taxable year ending December 31, 2006. Although we do not intend to request a ruling from the Internal Revenue Service as to our REIT status, we have received the opinion of our special U.S. federal income tax counsel, Skadden, Arps, Slate, Meagher & Flom LLP, with respect to our qualification as a REIT. This opinion has been issued in connection with this offering. Investors should be aware, however, that opinions of counsel are not binding on the Internal Revenue Service or on any court. The opinion of Skadden, Arps, Slate, Meagher & Flom LLP represents only the view of our counsel based on our counsel’s review and analysis of existing law and on certain representations as to factual matters and covenants made by us, including representations relating to the values of our assets and the sources of our income. Skadden, Arps, Slate Meagher & Flom LLP has no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in its opinion or of any subsequent change in applicable law. Furthermore, both the validity of the opinion of Skadden, Arps, Slate, Meagher & Flom LLP and our qualification as a REIT will depend on our satisfaction of numerous requirements (some on an annual and quarterly basis) established under highly technical and complex provisions of the Code, for which there are only limited judicial or administrative interpretations, and involves the determination of various factual matters and circumstances not entirely within our control. The complexity of these provisions and of the applicable income tax regulations that have been promulgated under the Code is greater in the case of a REIT that holds its assets through a partnership, as we will. Moreover, no assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not change the tax laws with respect to qualification as a REIT or the federal income tax consequences of that qualification. See “Federal Income Tax Considerations—REIT Qualification.”

If we were to fail to qualify as a REIT for any taxable year, we would be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year in which we lose our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer be deductible in computing our taxable income and we would no longer be required to make distributions. To the extent that distributions had been made in anticipation of our qualifying as a REIT, we might be required to borrow funds or liquidate some investments in order to pay the applicable corporate income tax. In addition, although we intend to operate in a manner intended to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause our board of directors to recommend that we revoke our REIT election.

We believe that the Operating Partnership will be treated for federal income tax purposes as a partnership and not as an association or as a publicly traded partnership taxable as a corporation. If the Internal Revenue Service were successfully to determine that the Operating Partnership were properly treated as a corporation, the Operating Partnership would be required to pay federal income tax at corporate rates on its net income, its partners would be treated as stockholders of the Operating Partnership and distributions to partners would constitute distributions that would not be deductible in computing the Operating Partnership’s taxable income. In addition, we could fail to qualify as a REIT, with the resulting consequences described above. See “Federal Income Tax Considerations—Federal Income Tax Aspects of the Operating Partnership—Classification as a Partnership.”

To qualify as a REIT, we must meet annual distribution requirements, which may result in us distributing amounts that may otherwise be used for our operations.

To obtain the favorable tax treatment accorded to REITs, we normally will be required each year to distribute to our stockholders at least 90% of our real estate investment trust taxable income, determined without regard to the deduction for distributions paid and by excluding net capital gains. We will be subject to federal income tax on our undistributed taxable income and net capital gain and to a 4% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of (i) 85% of our ordinary income, (ii) 95% of our capital gain net income and (iii) 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on acquisitions of properties and it is possible that we might be required to borrow funds or sell assets to fund these distributions. Although we intend to make distributions sufficient to meet the annual distribution requirements and to avoid corporate income taxation on the earnings that we distribute, it is possible that we might not always be able to do so.

Recharacterization of sale-leaseback transactions may cause us to lose our REIT status.

We may purchase real properties and lease them back to the sellers of such properties. While we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease,” thereby allowing us to be treated as the owner of the property for federal income tax purposes, we cannot assure you that the IRS will not challenge such characterization. In the event that any such sale-leaseback transaction is challenged and recharacterized as a financing transaction or loan for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the REIT qualification “asset tests” or the “income tests” and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated which might also cause us to fail to meet the distribution requirement for a taxable year.

You may have current tax liability on distributions if you elect to reinvest in shares of our common stock.

Even if you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.

Distributions payable by REITs do not qualify for the reduced tax rates that apply to other corporate distributions.

Tax legislation enacted in 2003 generally reduces the maximum tax rate for distributions payable by corporations to individuals to 15% through 2008. Distributions payable by REITs, however, generally continue to be taxed at the normal rate applicable to the individual recipient, rather than the 15% preferential rate. Although this legislation does not adversely affect the taxation of REITs or distributions paid by REITs, the more favorable rates applicable to regular corporate distributions could cause investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay distributions, which could adversely affect the value of the stock of REITs, including our common stock. See “Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders—Distributions Generally”.

In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available for distribution to you.

Even if we qualify and maintain our status as a REIT, we may be subject to federal income taxes or state taxes. For example, net income from a “prohibited transaction” will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the companies through which we indirectly own our assets. Any federal or state taxes we pay will reduce our cash available for distribution to you.

Distributions to tax-exempt investors may be classified as unrelated business taxable income.

Neither ordinary nor capital gain distributions with respect to our common stock nor gain from the sale of common stock should generally constitute unrelated business taxable income to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

•	Part of the income and gain recognized by certain qualified employee pension trusts with respect to our common stock may be treated as unrelated business taxable income if shares of our common stock are predominately held by qualified employee pension trusts, and we are required to rely on a special look-through rule for purposes of meeting one of the REIT share ownership tests, and we are not operated in a manner to avoid treatment of such income or gain as unrelated business taxable income;

•	Part of the income and gain recognized by a tax exempt investor with respect to our common stock would constitute unrelated business taxable income if the investor incurs debt in order to acquire the common stock; and

•	Part or all of the income or gain recognized with respect to our common stock by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17), or (20) of the Code may be treated as unrelated business taxable income.

See “Federal Income Tax Considerations—Treatment of Tax Exempt Stockholders” section of this prospectus for further discussion of this issue if you are a tax-exempt investor.

Our investments in other REITs and real estate partnerships subject us to the tax risks associated with the tax status of such entities.

We intend to invest in the securities of other REITs and real estate partnerships. Such investments are subject to the risk that any such REIT or partnership may fail to satisfy the requirements to qualify as a REIT or a partnership, as the case may be, in any given taxable year. In the case of a REIT, such failure would subject such entity to taxation as a corporation, may require such REIT to incur indebtedness to pay its tax liabilities, may reduce its ability to make distributions to us, and may render it ineligible to elect REIT status prior to the fifth taxable year following the year in which it fails to so qualify. In the case of a partnership, such failure could subject such partnership to an entity level tax and reduce the entity’s ability to make distributions to us. In addition, such failures could, depending on the circumstances, jeopardize our ability to qualify as a REIT.

Complying with the REIT requirements may cause us to forego otherwise attractive opportunities.

To qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of shares of our common stock. We may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Complying with the REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including shares of stock in other REITs, certain mortgage loans, and mortgage backed securities. The remainder of our investment in securities (other than governmental securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 20% of the value of our total securities can be represented by securities of one or more taxable REIT subsidiaries. See “Federal Income Tax Considerations—Operational Requirements—Asset Tests.” If we fail to comply with these requirements at the end of any calendar quarter, we must correct such failure within 30 days after the end of the calendar quarter to avoid losing our REIT status and suffering adverse tax consequences. As a result, we may be required to liquidate otherwise attractive investments.

Liquidation of assets may jeopardize our REIT status.

To continue to qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to satisfy our obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our status as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

Legislative or regulatory action could adversely affect investors.

In recent years, numerous legislative, judicial and administrative changes have been made to the federal income tax laws applicable to investments in REITs and similar entities. Additional changes to tax laws are likely to continue to occur in the future, and we cannot assure you that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in shares of our common stock. We urge you to consult with your own tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares of our common stock.

Recharacterization of transactions under the Operating Partnership’s intended private placements could result in a 100% tax on income from prohibited transactions, which would diminish our cash distributions to our stockholders.

The Internal Revenue Service could recharacterize transactions under the Operating Partnership’s intended private placements such that the Operating Partnership could be treated as the bona fide owner, for tax purposes, of properties acquired and resold by the entity established to facilitate the transaction. Such recharacterization could result in the income realized on these transactions by the Operating Partnership being treated as gain on the sale of property that is held as inventory or otherwise held primarily for the sale to customers in the ordinary course of business. In such event, such gain would constitute income from a prohibited transaction and would be subject to a 100% tax. If this occurs, our ability to pay cash distributions to our stockholders will be adversely affected.

Foreign investors may be subject to FIRPTA on the sale of common shares if we are unable to qualify as a “domestically controlled” REIT.

A foreign person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to a tax, known as FIRPTA, on the gain recognized on the disposition. FIRPTA does not apply, however, to the disposition of stock in a REIT if the REIT is a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by non-U.S. holders. We cannot assure you that we will qualify as a domestically controlled REIT. If we were to fail to so qualify, gain realized by a foreign investor on a sale of our common stock would be subject to FIRPTA unless our common stock was traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 5% of the value of our outstanding common stock. See “Federal Income Tax Considerations—Special Tax Considerations for Non-U.S. Stock holders—Non-Dividend Distributions.”

INVESTMENT COMPANY RISKS

Maintenance of our Investment Company Act exemption imposes limits on our operations.

We conduct our operations so as not to become regulated as an investment company under the Investment Company Act of 1940, as amended, which we refer to as the “Investment Company Act.” We rely on the exclusion provided by Section 3(c)(5)(C) of the Investment Company Act (and potentially Section 3(c)(6) if, from time to time, we engage in our real estate business through one or more majority owned subsidiaries) and /or any other exclusions available to us.

However, if we were obligated to register as an investment company, we would be required to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	Limitations on capital structure;

•	Restrictions on specified investments;

•	Prohibitions on transactions with affiliates; and

•	Compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

The assets that we may acquire, therefore, are limited by the provisions of the Investment Company Act and the rules and regulations promulgated under the Investment Company Act. If we fail to own a sufficient amount of qualifying real estate assets or real estate related assets to satisfy the requirements of Section 3(c)(5)(C) and cannot rely on any other exemption or exclusion under the Investment Company Act, we could be characterized as an investment company.

To maintain compliance with the Investment Company Act exclusion, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

In order not to be deemed an investment company under the Investment Company Act, we must be engaged primarily in a business other than that of owning, holding, trading or investing in securities. We believe that we will not be so engaged, but there is uncertainty with respect to the characterization of some types of assets in which we plan to invest as real estate under the Investment Company Act. As a result, it is possible that some of the assets in which we invest could be determined to be securities, rather than interests in, or liens upon, real estate. If a sufficient amount of such assets are determined to be securities rather than interests in or liens upon real estate for purposes of the Investment Company Act, it is possible that we could be characterized as an investment company, which would likely have a material adverse effect on our business and operations. Such a characterization would require us to either (i) change the manner in which we conduct our operations to avoid being required to register as an investment company or (ii) to register as an investment company, either of which could have an adverse effect on us and the market price for our common stock.

Specifically, the CMBS we expect to acquire will be collateralized by pools of first mortgage loans where we can monitor the performance of the underlying mortgage loans through loan management and servicing rights and we will have appropriate workout/foreclosure rights with respect to the underlying mortgage loans. When such arrangements exist, we believe that our CMBS investments will be treated as investments in real estate for purposes of the Investment Company Act. If the Commission or its staff take a different position with respect to the characterization of the CMBS in which we invest, in order to avoid registration as an investment company, we may need to dispose of a significant portion of our CMBS or acquire significant other additional assets, or we may need to modify our business plan to register as an investment company, which would result in significantly increased operating expenses and would likely entail significantly reducing our indebtedness which could also require us to sell a significant portion of our assets. No assurances can be given that any such dispositions or acquisitions of assets, or deleveraging, could be accomplished on favorable terms. Consequently, any such modification of our business plan could have a material adverse effect on us. Further, if it were established that we were an unregistered investment company, there would be a risk that we would be subject to monetary penalties and injunctive relief in an action brought by the Commission, that we would be unable to enforce contracts with third parties, and that third parties could seek to obtain rescission of transactions undertaken during the period it was established that we were an unregistered investment company. Any such results would be likely to have a material adverse effect on us.

ERISA RISKS

If our assets are deemed to be ERISA plan assets, the Advisor and we may be exposed to liabilities under Title I of ERISA and the Internal Revenue Code.

In some circumstances where an ERISA plan holds an interest in an entity, the assets of the entire entity are deemed to be ERISA plan assets unless an exception applies. This is known as the “look-through rule.” Under those circumstances, the obligations and other responsibilities of plan sponsors, plan fiduciaries and plan administrators, and of parties in interest and disqualified persons, under Title I of ERISA and Section 4975 of the Code, as applicable, may be applicable, and there may be liability under these and other provisions of ERISA and the Code. If the Advisor or we are exposed to liability under ERISA or the Code, our performance and results of operations could be adversely affected. Prior to making an investment in us, you should consult with your legal and other advisors concerning the impact of ERISA and the Code on your investment and our performance.

There are special considerations that apply to pension or profit sharing trusts or IRAs investing in our common stock.

If you are investing the assets of an IRA, pension, profit sharing, 401(k), Keogh or other qualified retirement plan, you should satisfy yourself that:

•	Your investment is consistent with your fiduciary obligations under ERISA and the Code;

•	Your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•	Your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA;

•	Your investment will not impair the liquidity of the plan or IRA;

•	Your investment will not produce “unrelated business taxable income” for the plan or IRA;

•	You will be able to value the assets of the plan annually in accordance with ERISA requirements; and

•	Your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

See “ERISA Considerations” for a more complete discussion of the foregoing issues and other risks associated with an investment in shares of our common stock by retirement plans.

ESTIMATED USE OF PROCEEDS

The following tables set forth our best estimates of how we intend to use the gross and net proceeds from this offering assuming that we sell specified numbers of shares pursuant to the primary offering and the distribution reinvestment plan, which we refer to in this section as our “DRIP offering.” However, the number of shares of our common stock to be offered, including the number of shares of our common stock to be offered pursuant to the DRIP offering, and other terms of any offering under this prospectus, may vary from these assumptions. Shares of our common stock in the primary offering will be offered to the public on a best efforts basis at $10.00 per share and issued pursuant to the DRIP offering at $9.50 per share. As a result, the allocation of shares of our common stock sold pursuant to the primary offering and pursuant to the DRIP offering will affect the gross proceeds, net proceeds and amount invested.

The amounts in these tables assume that the full fees and commissions are paid on all shares of our common stock offered to the public on a best efforts basis and that the full servicing fee is paid on all shares sold pursuant to the DRIP offering. The sales commission and, in some cases, all or a portion of the dealer manager fee, may be reduced or eliminated in connection with certain categories of sales, such as sales for which a volume discount applies, sales through investment advisors or banks acting as trustees or fiduciaries and sales to our affiliates. The reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price but will not affect the amounts available to us for investments. After paying the sales commission, the dealer manager fee, the servicing fee for shares of our common stock sold pursuant to the DRIP offering, and our organizational and offering expenses, we will use the net proceeds of the offering to invest in real properties and real estate related securities and to pay the ongoing fees set forth in the tables below. Because amounts in the following tables are estimates, they may not accurately reflect the actual receipt or use of the offering proceeds.

Calculation of Net Proceeds from the Primary Offering

The following table assumes we sell (i) the minimum of $2,000,000 in shares of our common stock pursuant to the primary offering and no shares of our common stock pursuant to the DRIP offering, and (ii) the maximum of $1,500,000,000 in shares of our common stock pursuant to the primary offering and no shares of our common stock pursuant to the DRIP offering. Shares of our common stock will be offered to the public on a best efforts basis at $10.00 per share.

	Minimum Primary Offering *		Maximum Primary Offering
	Amount	%	Amount	%
Gross Proceeds	$2,000,000	100.0%	$1,500,000,000	100.0%
Less:
Sales Commissions(1)	120,000	6.0	90,000,000	6.0
Dealer Manager Fee(1)	50,000	2.5	37,500,000	2.5
Organization and Offering Expenses(2)	30,000	1.5	22,500,000	1.5

Net Proceeds/Amount Available for Investments(3)	$1,800,000	90.0%	$1,350,000,000	90.0%
Less:
Acquisition Fee(4)(5)	27,000	1.4	15,125,000	1.0

Working Capital Reserve(6)	—	—	—	—
Estimated Amount to be Invested(3)(5)(7)(8)	$1,773,000	88.7%	$1,334,875,000	89.0%

*	On April 3, 2006, we satisfied the minimum offering requirements and commenced formal operations. As of April 30, 2006, we had accepted subscriptions from 411 investors and issued 1,774,611 shares of our common stock to stockholders.

Calculation of Net Proceeds from the DRIP Offering

The following table sets forth the net proceeds from the offering pursuant to the distribution reinvestment plan. Under the distribution reinvestment plan, you may elect to have the cash distributions you receive reinvested in shares of our common stock, and we may continue to offer shares of our common stock after the termination of the primary offering. The DRIP offering can occur only after shares have been issued in the primary offering. The following table is presented solely for informational purposes.

The following table assumes we sell $500,000,000 in shares of our common stock pursuant to the DRIP offering. Shares of our common stock will be issued pursuant to the DRIP offering at $9.50 per share. The amounts in the table assume that a one-time servicing fee of 1.0% of the primary offering price is paid on all shares sold pursuant to the DRIP offering.

	Offering of $500,000,000 in DRIP Shares
	Amount	%
Gross Proceeds	$500,000,000	100.0%
Less:
DRIP Servicing Fee(9)	5,263,158	1.1

Net Proceeds/Amount Available for Investments(3)	$494,736,842	98.9%
Less:
Acquisition Fee(4)(5)(10)	3,710,526	0.7

Working Capital Reserve(6)	—	—
Estimated Amount to be Invested(3)(5)(7)(8)	$491,026,316	98.2%

Calculation of Estimated Net Proceeds from Combinations of the Primary Offering and the DRIP Offering

The following table sets forth the estimated net proceeds for scenarios that assume a maximum primary offering and a DRIP offering of various amounts. The estimated net proceeds will depend on a number of factors, including, but not limited to, rates of reinvestment pursuant to the distribution reinvestment plan and any potential reallocation of shares between the primary offering and the DRIP offering. Therefore, we cannot accurately predict the net proceeds we will realize from a combination of the offerings. The following table is presented solely for informational purposes.

The table below assumes we sell the maximum of $1,500,000,000 in shares of our common stock pursuant to the primary offering and (i) $125,000,000 in shares of our common stock pursuant to the DRIP offering, (ii) $250,000,000 in shares of our common stock pursuant to the DRIP offering, (iii) $375,000,000 in shares of our common stock pursuant to the DRIP offering and (iv) $500,000,000 in shares of our common stock pursuant to the DRIP offering. Shares of our common stock in the primary offering will be offered to the public on a best efforts basis at $10.00 per share and issued pursuant to the DRIP offering at $9.50 per share. We may continue to offer shares of our common stock pursuant to the distribution reinvestment plan after the termination of the primary offering.

	Maximum Primary Offering Plus Offering of $125,000,000 in DRIP Shares		Maximum Primary Offering Plus Offering of $250,000,000 in DRIP Shares		Maximum Primary Offering Plus Offering of $375,000,000 in DRIP Shares		Maximum Primary Offering Plus Offering of $500,000,000 in DRIP Shares
	Amount	%	Amount	%	Amount	%	Amount	%
Gross Proceeds	$1,625,000,000	100.0%	$1,750,000,000	100%	$1,875,000,000	100.0%	$2,000,000,000	100.0%
Less:
Commissions, Fees and Expenses(1)(2)(9)	151,315,789	9.3	152,631,579	8.7	153,947,368	8.2	155,263,158	7.8

Net Proceeds/Amount Available for Investments(3)	$1,473,684,211	90.7%	$1,597,368,421	91.3%	$1,721,052,632	91.8%	$1,844,736,842	92.2%
Less:
Acquisition Fee(4)(5)(10)	16,052,632	1.0	16,980,263	1.0	17,907,895	1.0	18,835,526	0.9

Working Capital Reserve(6)	—	—	—	—	—	—	—	—
Estimated Amount to be Invested(3)(5)(7)(8)	$1,457,631,579	89.7%	$1,580,388,158	90.3%	$1,703,144,737	90.8%	$1,825,901,316	91.3%

Assumed Investment Allocation of Net Proceeds(5)

We have not yet identified any specific real property or real estate related securities assets to acquire using the proceeds from this offering. Investments will be made in no specific order of priority but are intended to be made in a manner consistent with achieving our overall portfolio diversification and other investment objectives. If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, and as a result we will likely not be able to achieve our portfolio diversification and other investment objectives. It is also likely that in our early stages of growth we may not be able to achieve portfolio diversification consistent with our longer term investment objectives.

The following table sets forth the estimated amounts we expect to invest in real properties and real estate related securities. The table assumes we sell (i) the minimum of $2,000,000 in shares of our common stock pursuant to the primary offering and no shares of our common stock pursuant to the DRIP offering, (ii) the maximum of $1,500,000,000 in shares of our common stock pursuant to the primary offering and no shares of our common stock pursuant to the DRIP offering, (iii) the maximum of $1,500,000,000 in shares of our common stock pursuant to the primary offering and $250,000,000 in shares of our common stock pursuant to the DRIP offering and (iv) the maximum of $1,500,000,000 in shares of our common stock pursuant to the primary offering and $500,000,000 in shares of our common stock pursuant to the DRIP offering.

	Assumed Allocation %	Minimum Primary Offering Amount *	Maximum Primary Offering Amount	Maximum Primary Offering Plus Offering of $250,000,000 in DRIP Shares Amount	Maximum Primary Offering Plus Offering of $500,000,000 in DRIP Shares Amount
Real Properties(3)(5)(7)	75.0%	$1,329,750	$1,001,156,250	$1,185,291,119	$1,369,425,987
Real Estate Related Securities(3)(5)(8)	25.0%	443,250	333,718,750	395,097,040	456,475,329

Total Estimated Amount to be Invested	100.0%	$1,773,000	$1,334,875,000	$1,580,388,158	$1,825,901,316

*	On April 3, 2006, we satisfied the minimum offering requirements and commenced formal operations. As of April 30, 2006, we had accepted subscriptions from 411 investors and issued 1,774,611 shares of our common stock to stockholders.
(1)	The purchase price for shares of our common stock sold in the primary offering includes a sales commission equal to 6.0% of gross offering proceeds (which commissions may be reduced under certain circumstances for volume or other discounts) and a dealer manager fee equal to 2.5% of gross offering proceeds, both of which will be payable to the Dealer Manager. The Dealer Manager, in its sole discretion, may reallow all or a portion of the sales commission attributable to the shares of our common stock sold by other broker dealers participating in this offering to them and may also reallow a portion of its dealer manager fee for reimbursement of marketing expenses. Reimbursement will be contingent upon the receipt of an invoice or a similar such statement from participating broker dealers that demonstrate the actual expenses incurred by such broker dealers. The maximum amount of reimbursement will be based on such factors as the number of shares of our common stock sold by participating broker dealers, the assistance of such participating broker dealers in marketing the offering and due diligence expenses incurred. The maximum compensation payable to members of the National Association of Securities Dealers, Inc., which we refer to as the “NASD,” participating in this offering will not exceed 10.0% of gross offering proceeds plus a maximum of 0.5% for reimbursement of bona fide due diligence expenses.
(2)	Organizational and offering expenses consist of reimbursement of, among other items, the cumulative cost of actual legal, accounting, printing and other accountable offering expenses, including, but not limited to, amounts to reimburse the Advisor for marketing, salaries and direct expenses of its employees, employees of its affiliates and others while engaged in registering and marketing the shares of our common stock to be sold in this offering, which shall include, but not be limited to, development of marketing materials and marketing presentations, participating in due diligence and marketing meetings and coordinating generally the marketing process for this offering. Of the estimated $22,500,000 maximum organizational and offering expense reimbursement, approximately $18,000,000 of the expenses (or 1.2% of gross offering proceeds assuming we sell $1,500,000,000 in shares of our common stock pursuant to the primary offering and $500,000,000 in shares of our common stock pursuant to our distribution reinvestment plan) are anticipated to be used for wholesaling activities and are therefore deemed to be additional underwriting compensation pursuant to NASD Rule 2710. The Advisor and its affiliates will be responsible for the payment of our cumulative organizational and offering expenses, other than the sales commission and the dealer manager fee, to the extent they exceed 1.5% of the aggregate gross proceeds from the sale of shares of our common stock sold in the primary offering on a best efforts basis without recourse against or reimbursement by us.
(3)	Until substantially all of the net offering proceeds are invested in connection with the acquisition and development of real properties and real estate related securities, substantially all of the net offering proceeds and any working capital reserves may be invested in short-term, highly liquid investments including but not limited to government obligations, bank certificates of deposit, short-term debt obligations, interest bearing accounts and preferred equity securities. The number of real properties we are able to acquire or develop and the amount of real estate related securities in which we are able to invest will depend on several factors, including the amount of capital raised in this offering, the extent to which proceeds from the DRIP offering are used to redeem shares under our share redemption program, the extent to which we incur debt or issue OP Units in order to acquire or develop real properties and the purchase price of the real properties we acquire or develop and the real estate related securities in which we invest. We are not able to estimate the number of real properties we may acquire or develop or the amount of real estate related securities in which we may invest assuming the sale of any particular number of shares of our common stock. However, in general we expect that the concentration risk of our portfolio of investments will be inversely related to the number of shares of our common stock sold in this offering.

(4)	Acquisition fees are defined generally as fees and commissions paid by any party to any person in connection with the purchase, development or construction of real properties. We will pay the Advisor acquisition fees in connection with each real property investment acquired on our behalf. The acquisition fees will vary depending on whether the asset acquired is in the operational, developmental or construction stage. For each real property acquired in the operational stage, the acquisition fee will be an amount equal to up to 2.0% of the purchase price of the property, until such time as we have invested an aggregate amount of $500,000,000 in properties acquired in the operational stage, at which time the acquisition fee will be reduced to up to 1.0% for properties acquired thereafter. For each real property acquired prior to or during the development or construction stage, the acquisition fee will be an amount equal to up to 4.0% of the total project cost. All or a portion of the acquisition fees may be reallowed to the Advisor’s product specialists. We will not pay any fees for acquisitions of real estate related securities investments. Acquisition fees do not include acquisition expenses.
(5)	The amounts in this table assume (a) a portfolio comprised of 75% real properties and 25% real estate related securities, (b) that all real properties acquired are in the operational stage, (c) there is zero leverage in the portfolio and (d) the proceeds from this offering are fully invested. These assumptions may change due to different factors including changes in the allocation of shares between the primary offering and the DRIP offering and changes in the asset allocation framework relating to investments in real properties and real estate related securities. In the event we incur debt or issue new shares of our common stock outside of this offering or interests in the Operating Partnership in order to acquire real properties, then the acquisition fees and amounts invested in real properties and real estate related securities could exceed the amounts stated above. In addition, if we were unable to fully invest the proceeds from this offering, or if we were to acquire real properties in the development stage or if the composition of our portfolio were to deviate from the 75%/25% ratio of real property to real estate related securities assumed in this table, then these amounts could change.
(6)	Because most of the leases for the real properties to be acquired by us will likely provide for customer reimbursement of operating expenses, we do not anticipate that a permanent reserve for maintenance and repairs of real properties will be established. However, to the extent that we have insufficient funds for such purposes, we may apply an amount of up to 1.0% of gross offering proceeds for maintenance and repairs of real properties. We also may, but are not required to, establish reserves from gross offering proceeds, out of cash flow generated by operating real properties or out of net sale proceeds in non-liquidating sale transactions.
(7)	Includes amounts anticipated to be invested in real properties, including other third party acquisition expenses that are included in the total acquisition costs of the real properties acquired.

For real properties that are not acquired these costs are expensed. Third party acquisition expenses may include legal, accounting, consulting, appraisals, engineering, due diligence, title insurance, closing costs and other expenses related to potential acquisitions regardless of whether the real property is actually acquired. Acquisition expenses as a percentage of a real property’s contract price vary. However, in no event will total acquisition fees and acquisition expenses on a real property exceed 6.0% of the contract price of the real property. Furthermore, in no event will the total of all acquisition fees and acquisition expenses paid by us, including acquisition expenses on real properties which are not acquired, exceed 6.0% of the aggregate contract price of all real properties acquired by us.

(8)	Includes amounts anticipated to be invested in real estate related securities, including any transaction costs involved in acquiring those securities.
(9)	The Dealer Manager will receive a servicing fee of up to 1.0% of the primary offering price for the shares of our common stock issued pursuant to our distribution reinvestment plan. The Dealer Manager may reallow all or a portion of this servicing fee to participating broker dealers. Neither the sales commission, the dealer manager fee nor the reimbursement of organizational and offering expenses will be paid on shares of our common stock issued pursuant to our distribution reinvestment plan.
(10)	For purposes of this table it is assumed that the proceeds from the DRIP offering are received and deployed following the receipt and deployment of proceeds from the sale of primary shares. Therefore the applicable acquisition fee for real properties acquired in their operational stage as assumed in this table is 1.0% of the purchase price of the property.

INVESTMENT STRATEGY, OBJECTIVES AND POLICIES

Investment Strategy

The cornerstone of our investment strategy is to provide investors seeking a general real estate allocation with a broadly diversified portfolio of direct real properties and real estate related securities investments. Our Advisor will have primary responsibility for implementing our investment strategy and will actively monitor and manage our overall portfolio to achieve diversification across multiple dimensions including:

•	Both direct real estate and securities investments;

•	Various equity and debt capital structures (including common stock, preferred stock and various forms of debt and other securities);

•	Various real property sectors (such as office, industrial, retail, multifamily and others);

•	Various geographic markets;

•	Diversified tenant profiles and lease terms; and

•	Various real estate developers, operators and investment managers who may serve as the Advisor’s product specialists.

We believe that a diversified investment portfolio may potentially offer investors significant benefits for a given level of risk relative to a more concentrated investment portfolio. We also believe that most real estate markets are cyclical in nature, and therefore we believe that a diversified investment strategy may allow us to more effectively deploy capital into sectors and geographies where the underlying investment fundamentals are relatively strong and away from sectors where such fundamentals are relatively weak. In addition, we believe that a diversified tenant base, achieved by investing in multiple real property sectors, may mitigate the economic impacts associated with a single tenant or type of tenant potentially defaulting under its lease, such leases being the primary source of revenue for most direct real property investments. Furthermore, we believe that an investment strategy that combines direct real property investments with investments in real estate related securities may offer investors additional diversification benefits. However, there is no assurance that we will be successful in creating a diversified portfolio or that such a portfolio will provide greater benefits to stockholders than a portfolio that is more concentrated in any particular individual real estate investment sector.

We generally intend to utilize a long-term buy and hold strategy for investments within our portfolio of direct real estate assets, which will primarily consist of “core” or “core-plus” properties that have significant operating histories and existing leases whereby the majority of the total investment return is expected to be derived from current income. In addition, we may invest in a relatively smaller proportion of “value added” opportunities that arise in circumstances where a real property may be situationally undervalued or where product re-positioning, capital expenditures and/or improved property management may increase cash flows, and where the total investment return is generally expected to have a relatively larger component derived from capital appreciation. Furthermore, we may also pursue a generally smaller number of “opportunistic” real property investments in various stages of development or which may have a significant portion of the total investment return derived from capital appreciation.

Investment Objectives

Our primary investment objectives include the following:

•	Providing portfolio diversification;

•	Providing current income to our stockholders in the form of consistent quarterly cash distributions;

•	Preserving and protecting our stockholders’ capital contributions; and

•	Realizing capital appreciation upon the potential sale of our assets.

On a limited basis, you may be able to redeem shares through our share redemption program. However, in the future we may also consider various forms of additional liquidity, each of which we refer to as a “Liquidity Event” including but not limited to (i) a listing of our common stock on a national securities exchange or the Nasdaq National Market (or the receipt by our stockholders of securities that are listed on a national securities exchange or the Nasdaq National Market in exchange for our common stock); (ii) our sale or merger in a transaction that provides our stockholders with a combination of cash and/or securities of a publicly traded company; and (iii) sale of substantially all of our assets for cash or other consideration. We presently intend to effect a Liquidity Event within 10 years from the date we commenced formal operations on April 3, 2006. However, there can be no assurance that we will effect a Liquidity Event within such time or at all.

To achieve our investment objectives, we intend to invest on average 70% to 80%, but in any event no less than 60%, of our total assets in real properties, and we intend to invest on average 20% to 30%, but in any event no more than 40%, of our total assets in securities. Direct real property investments will generally focus on real properties in multiple sectors and geographies primarily in North America, consisting of high-quality office, industrial, retail, multifamily and other real property types. Real estate related securities investments will generally focus on real estate common and preferred equities, CMBS, other forms of mortgage debt and certain other securities, including collateralized debt obligations and foreign securities.

We cannot assure you that we will attain our investment objectives. Our charter places numerous limitations on us with respect to the manner in which we may invest our funds. In most cases these limitations cannot be changed unless our charter is amended, which may require the approval of our stockholders.

Neither we nor the Advisor have presently identified, acquired or contracted to acquire any real property or real estate related securities. We will supplement this prospectus during the offering period in connection with the acquisition of real properties or real estate related securities.

Real Estate Portfolio

We plan to make direct investments, via equity interests and/or joint ventures, in real properties in multiple sectors, consisting of high-quality office, industrial, retail, multifamily and other real property types. Other real property types may include, but are not limited to, parking facilities, hotels, storage facilities, golf courses and unimproved land. We anticipate that the majority of our direct real property investments will be made in the United States, although we may also invest in Canada and Mexico, and potentially elsewhere on a limited basis, to the extent that opportunities exist that may help us meet our investment objectives.

We expect that a majority of our direct real property investments will consist of “core” and “core-plus” properties that have been fully constructed and that have significant operating histories. In addition, our portfolio may also include a relatively smaller proportion of “value added” investment opportunities that arise in circumstances where a real property may be situationally undervalued or where product repositioning, capital expenditures and/or improved real property management may increase cash flows. We may also invest in opportunistic real properties and/or properties that are under development or construction, that are newly constructed or that have some level of vacancy at the time of closing.

The Advisor has substantial discretion with respect to the selection of real property investments. In determining the specific types of direct real property investments to make, the Advisor will utilize the following criteria:

•	Positioning the overall portfolio to achieve an optimal mix of real property and real estate related securities investments;

•	Diversification benefits relative to the rest of the real property assets within our portfolio;

•	Broad assessment of macro and microeconomic, employment and demographic data and trends;

•	Regional, market and property specific supply/demand dynamics;

•	Credit quality of in-place tenants and the potential for future rent increases;

•	Physical condition and location of the asset;

•	Market rents and opportunity for revenue and net operating income growth;

•	Opportunities for capital appreciation based on product repositioning, operating expense reductions and other factors;

•	Liquidity and income tax considerations; and

•	Additional factors considered important to meeting our investment objectives.

The board of directors intends to delegate to the Investment Committee the authority to approve all real property acquisitions and developments, including real property portfolio acquisitions and developments, for a purchase price or total project cost of up to $25,000,000, including the financing of such acquisitions and developments. The board of directors, including a majority of the independent directors, must approve all real property acquisitions and developments, including real property portfolio acquisitions and developments, for a purchase price or total project cost greater than $25,000,000, including the financing of such acquisitions and developments.

We are not specifically limited in the number or size of real properties we may acquire, or on the percentage of the net proceeds from this offering that we may invest in a single real property or real property type. However, we may not invest in excess of 10% of the aggregate cost of the real property assets within our portfolio in unimproved land or real properties that are not expected to produce income within two years of their acquisition. The specific number and mix of real properties we acquire will depend upon real estate market conditions, other circumstances existing at the time we are acquiring our real properties and the amount of proceeds we raise in this offering.

Securities Portfolio

Our primary targeted real estate related securities investments include the following: (i) equity securities such as common stocks, preferred stocks and convertible preferred securities of public or private real estate companies (including other REITs, real estate operating companies, homebuilders and other real estate companies); (ii) debt securities such as CMBS, commercial mortgages, mortgage loan participations and debt securities issued by other real estate companies; and (iii) certain other types of securities that may help us reach our diversification and other investment objectives. These other securities may include, but are not limited to, mezzanine loans, bridge loans, various types of collateralized debt obligations and certain non-U.S. dollar denominated securities.

The Advisor and its product specialists will have substantial discretion with respect to the selection of specific securities investments. Our charter provides that we may not invest in securities unless a majority of the directors (including a majority of independent directors) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable. See “Investment Strategy, Objectives and Policies—Investment Limitations.” Consistent with such requirements, in determining the types of real estate related securities investments to make, the Advisor will adhere to a board-approved asset allocation framework consisting primarily of components such as (i) target mix of securities across a range of risk/reward characteristics, (ii) exposure limits to individual securities and (iii) exposure limits to securities subclasses (such as common equities, mortgage debt and foreign securities). Within this framework, the Advisor will evaluate specific criteria for each prospective real estate related securities investment including:

•	Positioning the overall portfolio to achieve an optimal mix of real property and real estate related securities investments;

•	Diversification benefits relative to the rest of the securities assets within our portfolio;

•	Fundamental securities analysis;

•	Quality and sustainability of underlying property cash flows;

•	Broad assessment of macro economic data and regional property level supply and demand dynamics;

•	Potential for delivering high current income and attractive risk-adjusted total returns; and

•	Additional factors considered important to meeting our investment objectives.

We are not specifically limited in the number or size of our real estate related securities investments, or on the percentage of the net proceeds from this offering that we may invest in a single real estate related security or pool of real estate related securities. However, we will not make any such investment if it would cause us to exceed our intended allocation of overall real estate related securities investments. We do not presently intend to invest more than 40% of our total assets in securities. The specific number and mix of real estate related securities in which we invest will depend upon real estate market conditions, other circumstances existing at the time we are investing in our real estate related securities and the amount of proceeds we raise in this offering. We will not invest in securities of other issuers for the purpose of exercising control and the first or second mortgages in which we intend to invest will likely not be insured by the Federal Housing Administration or guaranteed by the Veterans Administration or otherwise guaranteed or insured.

Product Specialists

In addition to utilizing its own management team, the Advisor will seek to form strategic alliances with recognized leaders in the real estate and investment management industries. These alliances are intended to allow the Advisor to leverage the organizational infrastructure of experienced real estate developers, operators and investment managers and to potentially give us access to a greater number of high-quality real property and real estate related securities investment opportunities. The use of product specialists or other service providers will not eliminate or reduce the Advisor’s fiduciary duty to us. The Advisor will retain ultimate responsibility for the performance of all of the matters entrusted to it under the Advisory Agreement.

We believe that the Advisor’s relationships with focused real estate development, operational and investment management specialists may enhance our ability to achieve our investment objectives. We also believe that the Advisor’s relationships with multiple high-quality product specialists may offer diversification benefits by reducing the dependency on a single firm. In addition, we expect the Advisor’s strategic alliances to help broaden and deepen our real estate industry relationships, thereby allowing us to access additional investment research, multiple acquisition pipelines, additional financing sources and other benefits without a significant investment of our own time or resources.

In selecting product specialists to assist with the selection, acquisition and/or operation of our real property and securities investments, the Advisor will use various criteria, including, but not limited to, a combination of the following:

•	A disciplined approach to real estate investing;

•	Access to a steady flow of potential acquisitions that meet our investment criteria;

•	Significant investment research capabilities;

•	Depth of relationships across the commercial real estate industry;

•	Financial resources and stability;

•	A significant investment and/or operating history regarding the specific securities type(s), direct real estate property type(s) and/or geographic market(s) being considered;

•	A track record of success in preserving capital and growing property level net operating income and/or securities investment yields; and

•	Other potential factors deemed important to the selection, acquisition and/or operation of real property and securities investments.

The Advisor’s product specialists, some of whom may be affiliates of ours, will be compensated through a combination of (a) reallowance of acquisition, disposition, asset management and/or other fees paid by us to the Advisor and (b) potential profit participation in connection with specific portfolio asset(s) identified by them and invested in by us. We may also enter into joint ventures, partnerships or similar arrangements with the Advisor’s product specialists for the purpose of acquiring portfolio assets and, in such cases, the product specialists may or may not make an equity capital contribution to any such arrangement.

Any agreement(s) between the Advisor and its product specialists will be structured in a manner designed to align the product specialists’ incentives with our stockholders’ interests and our investment objectives. To the extent that agreements are entered into with affiliates, such agreements will be subject to approval by our independent directors and will include provisions to avoid duplication of fees paid by investors.

The Advisor may engage Dividend Capital Trust and Dividend Capital Investments as product specialists in connection with industrial real property investments and securities investment management, respectively.

Development and Construction of Properties

We may invest a portion of the proceeds available for investment in unimproved land upon which improvements are to be constructed or completed. However, we may not invest more than 10% of the aggregate cost of the real property assets within our portfolio in unimproved land or real properties which are not expected to produce income within two years of their acquisition. Development of real properties is subject to risks relating to a builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. To help ensure performance by the builders of real properties that are under construction, we intend to require a guarantee of completion at the price contracted either by an adequate completion bond or performance bond. The Advisor may rely upon the net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. The Advisor may elect to employ one or more project managers (who under some circumstances may be affiliated with the Advisor or the Property Manager) to plan, supervise and implement the development and construction of any unimproved real properties which we may acquire. Such persons would be compensated by us.

Acquisition of Properties from the Advisor

Although we currently have no intention in doing so, we are not precluded from acquiring real properties, directly or through joint ventures, from the Advisor or its affiliates. Any such acquisitions will be approved consistent with the conflict of interest procedures described in this prospectus. See “Conflicts of Interest—Conflict Resolution Procedures.”

Joint Venture Investments

We may enter into joint ventures, general partnerships, co-tenancies and other participation arrangements, with one or more institutions or individuals, including real estate developers, operators, owners, investors and others, some of whom may be affiliates and/or the Advisor’s product specialists, for the purpose of acquiring, developing, owning and managing one or more real properties. In determining whether to recommend a particular joint venture, the Advisor will evaluate the real property that such joint venture owns or is being formed to own under the same criteria used for the selection of our real property investments.

We expect that our board of directors or the appropriate committee of our board would normally approve a joint venture prior to the signing of a legally binding purchase agreement for the acquisition of a specific real property or leases with one or more major tenants for occupancy at a particular real property and prior to the satisfaction of all major contingencies contained in such purchase agreement. However, the board’s approval of a joint venture may occur before or after any such time, depending upon the particular circumstances surrounding each potential joint venture agreement. You should not rely upon our initial disclosure of any proposed joint venture agreement as an assurance that we will ultimately consummate the proposed transaction or that the information we provide in any supplement to this prospectus concerning any proposed transaction will not change after the date of the supplement. We may enter into joint ventures with affiliates of the Advisor for the acquisition of real properties, but only provided that:

•	A majority of our directors, including a majority of the independent directors, approve the transaction as being fair and reasonable to us;

•	The investment by us and such affiliate are on terms and conditions that are no less favorable than those that would be available to unaffiliated parties; and

•	The Advisor may potentially enter into one or more joint venture agreements with Dividend Capital Trust to acquire and manage industrial real property investments. Entering into joint ventures with affiliates of the Advisor will result in certain conflicts of interest.

In certain cases, we may be able to obtain a right of first refusal to buy a real property if a particular joint venture partner elects to sell its interest in the real property held by the joint venture. In the event that the joint venture partner were to elect to sell real property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the joint venture partner’s interest in the real property held by the joint venture. In the event that any joint venture with an affiliated entity holds interests in more than one real property, the interest in each such real property will be generally allocated based upon the respective proportion of funds invested by each co-venturer in each such property.

Real Property Ownership

Our investment in real properties will generally take the form of holding fee title or a long-term leasehold estate. We intend to acquire such interests either (a) directly through DCTRT Real Estate Holdco LLC, a wholly owned subsidiary of the Operating Partnership or wholly owned subsidiaries thereof, or (b) indirectly through limited liability interests or through investments in joint ventures, general partnerships, co-tenancies or other co-ownership arrangements with the developers of the real properties, affiliates of the Advisor or other persons. In addition, we may purchase real properties and lease them back to the sellers of such real properties. While we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease” so that we will be treated as the owner of the property for federal income tax purposes, we cannot assure you that the Internal Revenue Service will not challenge such characterization. In the event that any such recharacterization were successful, deductions for depreciation and cost recovery relating to such real property would be disallowed and it is possible that under some circumstances we could fail to qualify as a REIT as a result. See “Federal Income Tax Considerations—Sale-Leaseback Transactions.”

In determining whether to purchase a particular real property, we may, in accordance with customary practices, obtain a purchase option on such real property. The amount paid for a purchase option, if any, is normally surrendered if the real property is not purchased and is normally credited against the purchase price if the real property is purchased.

Due Diligence

Our obligation to close a transaction involving the purchase of a real property asset will generally be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	Plans and specifications;

•	Environmental reports;

•	Surveys;

•	Evidence of marketable title subject to such liens and encumbrances as are acceptable to the Advisor;

•	Audited financial statements covering recent operations of real properties having operating histories unless such statements are not required to be filed with the Commission and delivered to stockholders; and

•	Title and liability insurance policies.

We will not close a transaction involving the purchase of a real property asset unless and until we obtain an environmental assessment (generally a minimum of a Phase I review) for each real property purchased and until we are generally satisfied with the environmental status of the real property.

Terms of Leases and Tenant Creditworthiness

The terms and conditions of any lease we enter into with our tenants may vary substantially from those we describe in this prospectus. The Advisor has developed specific standards for determining the creditworthiness of potential tenants of our real properties depending on the type of real property. Although we are authorized to enter into leases with any type of tenant, we anticipate that a majority of our tenants for industrial properties will be corporations or other entities that have a substantial net worth, or whose lease obligations are guaranteed by another corporation or entity with a substantial net worth or who otherwise meet creditworthiness standards that will be applied by the Advisor. We anticipate that major corporations, smaller corporations and other organizations will be our tenants under many retail and office property leases. These types of tenants, as well as individuals who may be tenants under multifamily property leases, will generally be subjected to a credit review and will generally be required to meet certain creditworthiness standards as applied by the Advisor prior to entering into new leases with us or upon renewal of existing leases.

We anticipate that tenant improvements required to be funded by us as the landlord under leases in connection with newly acquired real properties will be funded from our offering proceeds. However, at such time as a tenant at one of our real properties does not renew its lease or otherwise vacates its space in one of our industrial, retail or office buildings, it is likely that, in order to attract new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. Since we do not anticipate maintaining permanent working capital reserves, we may not have access to funds required in the future for tenant improvements and tenant refurbishments in order to attract new tenants to lease vacated space.

In this regard, we anticipate that most of our leases for office, industrial and retail properties will be for fixed rentals with periodic increases based on the consumer price index or similar adjustments and that none of the rentals under our leases for industrial, office or multifamily properties will be based on the income or profits of any person. Rentals due under leases for retail properties may be based in part on the income of the retail tenant. In such cases where the tenant is required to pay rent based on a percentage of the tenant’s income from its operations at the real property, the actual rental income we receive under such a lease may be inadequate to cover the operating expenses associated with the real property if a tenant’s income is substantially lower than projected. In such case, we may not have access to funds required in the future to pay the operating expenses associated with the real property.

Disposition Policies—Real Estate Portfolio

We intend to acquire real property assets with an expectation of holding each asset for an extended period. However, circumstances might arise which could result in a shortened holding period for certain assets. A real property asset may be sold before the end of the expected holding period if:

•	There exist diversification benefits associated with disposing of the asset and rebalancing our investment portfolio;

•	An opportunity has arisen to pursue a more attractive real property or real estate related securities investment;

•	In the judgment of the Advisor, the value of the asset might decline;

•	A major tenant has involuntarily liquidated or is in default under its lease;

•	The asset was acquired as part of a portfolio acquisition and does not meet our general acquisition criteria;

•	There exists an opportunity to enhance overall investment returns by raising capital through sale of the asset; or

•	In the judgment of the Advisor, the sale of the real property is in our best interests.

The determination of whether a particular real property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, with a view toward achieving maximum capital appreciation. We cannot assure you that this objective will be realized. The selling price of a real property which is net leased will be determined in large part by the amount of rent payable under the lease(s) for such real property. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of real properties we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. See “Federal Income Tax Considerations—Requirements for Qualification as a REIT—Operational Requirements—Annual Distribution Requirement.” The terms of payment will be affected by custom in the area in which the real property being sold is located and by the then-prevailing economic conditions.

The board of directors intends to delegate to the Investment Committee the authority to approve all real property dispositions, including real property portfolio dispositions, proposed by the Advisor for a sales price of up to $25,000,000. The Board, including a majority of the independent directors, must approve all real property dispositions, including real property portfolio dispositions, proposed by the Advisor for a sales price greater than $25,000,000.

Disposition Policies—Securities Portfolio

The Advisor and its product specialists will have substantial discretion in connection with the disposition of securities assets. In general, the holding period for securities assets is expected to be shorter than the holding period for real property assets. The determination of whether a particular securities asset should be sold or otherwise disposed of will be made after consideration of relevant factors with a view toward achieving maximum capital appreciation. Relevant factors that will be considered by the Advisor and its product specialists when disposing of a securities asset include:

•	The prevailing economic, real estate and securities market conditions;

•	The extent to which an asset has realized its expected capital appreciation;

•	Portfolio rebalancing and optimization within the board approved asset allocation framework;

•	Diversification benefits;

•	Opportunities to pursue a more attractive real property or securities investment;

•	Liquidity benefits with respect to sufficient funds for the share redemption program; and

•	Other factors that, in the judgment of the Advisor and its product specialists, determine that the sale of the security is in our best interests.

All securities dispositions will be made pursuant to the board approved asset allocation framework and within the discretionary limits and authority as granted by the board of directors to the Advisor and its product specialists.

Borrowing Policies

We intend to use secured and unsecured debt as a means of providing additional funds for the acquisition of real property and securities assets. Our ability to enhance our investment returns and to increase our diversification by acquiring assets using additional funds provided through borrowing could be adversely impacted if banks and other lending institutions reduce the amount of funds available for the types of loans we seek. When debt financing is unattractive due to high interest rates or other reasons, or when financing is otherwise unavailable on a timely basis, we may purchase certain assets for cash with the intention of obtaining debt financing at a later time.

There is no limitation on the amount we may invest in any single improved real property or securities investment. However, under our charter, we have a limitation on borrowing which precludes us from borrowing in excess of 300% of the value of our net assets. Net assets for purposes of this calculation are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities. The preceding calculation is generally expected to approximate 75% of the sum of (a) the aggregate cost of our real property assets before non-cash reserves and depreciation and (b) the aggregate cost of our securities assets. However, we may temporarily borrow in excess of these amounts if such excess is approved by a majority of the independent directors and disclosed to stockholders in our next quarterly report, along with an explanation for such excess. In such event, we will review our debt levels at that time and take action to reduce any such excess as soon as practicable.

By operating on a leveraged basis, we expect that we will have more funds available for investments. This will generally allow us to make more investments than would otherwise be possible, potentially resulting in enhanced investment returns and a more diversified portfolio. However, our use of leverage increases the risk of default on loan payments and the resulting foreclosure on a particular asset. In addition, lenders may have recourse to assets other than those specifically securing the repayment of the indebtedness.

The Advisor will use its best efforts to obtain financing on the most favorable terms available to us and will seek to refinance assets during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing loan, when an existing loan matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of any such refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing and an increase in diversification and assets owned if all or a portion of the refinancing proceeds are reinvested.

Our charter restricts us from obtaining loans from any of our directors, the Advisor and any of our affiliates unless such loan is approved by a majority of the directors (including a majority of the independent directors) not otherwise interested in the transaction as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. Our aggregate borrowings, secured and unsecured, will be reviewed by the board of directors at least quarterly.

Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds prior to a listing of our common stock. These limitations cannot be changed unless our charter is amended, which may require the approval of the holders of a majority of the shares of our common stock entitled to vote on the matter. Unless the charter is amended, we will not:

•	Invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real property and real estate related securities;

•	Invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•	Make or invest in individual mortgage loans (excluding any investments in mortgage pools, CMBS, or residential mortgage-backed securities) unless an appraisal is obtained concerning the underlying property except for those mortgage loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors determines, and in all cases in which the transaction is with any of our directors or the Advisor and its affiliates, such appraisal shall be obtained from an independent appraiser. We will maintain such appraisal in our records for at least five years and it will be available for your inspection and duplication. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage;

•	Make or invest in mortgage loans that are subordinate to any lien or other indebtedness of any of our directors, the Advisor or its affiliates;

•	Invest in equity securities unless a majority of the directors (including a majority of independent directors) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable. See “Investment Strategy, Objectives and Policies—Securities Portfolio;”

•	Issue (i) equity securities redeemable solely at the option of the holder (except that stockholders may offer their shares of common stock to us pursuant to our share redemption program), or (ii) debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is anticipated to be sufficient to properly service that higher level of debt, or (iii) options or warrants to the directors, the Advisor, or any of their affiliates except on the same terms as such options or warrants are sold to the general public; options or warrants may be issued to persons other than the directors, the Advisor, or any of their affiliates, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the independent directors has a market value less than the value of such option or warrant on the date of grant;

•	Make any investment that is inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until the board of directors determines, in its sole discretion, that REIT qualification is not in our best interests;

•	Make or invest in mortgage loans, including construction loans but excluding any investment in CMBS, or residential mortgage-backed securities, on any one real property if the aggregate amount of all mortgage loans on such real property would exceed an amount equal to 85% of the appraised value of such real property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria;

•	Borrow in excess of 300% of the value of our net assets (net assets for purposes of this calculation is defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities); the preceding calculation is generally expected to approximate 75% of the sum of (a) the aggregate cost of our real property assets before non-cash reserves and depreciation and (b) the aggregate cost of our securities assets;

•	Make investments in unimproved real property or indebtedness secured by a deed of trust or mortgage loans on unimproved real property in excess of 10% of our total assets; or

•	Issue equity securities on a deferred payment basis or other similar arrangement.

Investment Company Act Considerations

We intend to conduct our operations so as not to be regulated as an investment company under the Investment Company Act. We intend to rely on the exclusion provided by Section 3(c)(5)(C) of the Investment Company Act (and potentially Section 3(c)(6) if, from time to time, we engage in our real estate business through one or more majority owned subsidiaries) and /or any other exclusions available to us. Section 3(c)(5)(C), as interpreted by the staff of the Commission, requires us to invest at least 55% of our assets in “mortgages and other liens on and interests in real estate,” which we refer to as Qualifying Real Estate Assets, and at least 80% of our assets in Qualifying Real Estate Assets plus other real properties and real estate related securities. The assets that we may acquire, therefore, are limited by the provisions of the Investment Company Act and the rules and regulations promulgated under the Investment Company Act.

If we fail to own a sufficient amount of Qualifying Real Estate Assets or Qualifying Real Estate Assets plus other real properties and real estate related securities to satisfy the requirements of Section 3(c)(5)(C) and could not rely on any other exemption or exclusion under the Investment Company Act, we could be characterized as an investment company.

Private Placements By The Operating Partnership

The Operating Partnership intends to offer undivided tenancy-in-common interests in certain real properties that it acquires or contracts to acquire to accredited investors in private placements exempt from registration under the Securities Act. We anticipate that these tenancy-in-common interests may serve as replacement properties for investors seeking to complete like-kind exchange transactions under Section 1031 of the Code. Additionally, any tenancy-in-common interests sold to investors pursuant to such private placements would be 100% leased by the Operating Partnership, and such leases would contain purchase options whereby the Operating Partnership would have the right, but not the obligation, to acquire the tenancy-in-common interests from the investors at a later time in exchange for OP Units under Section 721 of the Code.

The Operating Partnership intends to pay certain up-front fees and reimburse certain related expenses to the Advisor, the Dealer Manager and the Exchange Facilitator with respect to capital raised through any such private placements. The Advisor would be obligated to pay all of the offering and marketing related costs associated with the private placements; however, the Operating Partnership would be obligated to pay the Advisor a non-accountable fee for such costs. In addition, the Operating Partnership would be obligated to pay the Dealer Manager a dealer manager fee and a sales commission. The Dealer Manager could reallow all or a portion of such sales commission and a portion of the dealer manager fee to the effecting broker dealer. The Operating Partnership would also be obligated to pay a transaction facilitation fee to the Exchange Facilitator.

If the Operating Partnership were to exercise its right to acquire tenancy-in-common interests that it previously sold to investors in exchange for OP Units, the up-front fees and expense reimbursements paid to affiliates would be recorded against stockholders’ equity as a selling cost of the OP Units.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board of directors is responsible for the management and control of our affairs. The board of directors has retained the Advisor to manage our day-to-day affairs and to implement our investment strategy, subject to the board’s direction, oversight and approval.

We currently have a total of five directors on our board of directors, three of whom are independent of us, the Advisor and our respective affiliates. An “independent director” is a person who is not an officer or employee of ours, the Advisor or our affiliates and has not otherwise been affiliated with such entities for the previous two years. We refer to our directors who are not independent as our “affiliated directors.”

Our charter provides that the number of our directors may be established by a majority of the board but may not be fewer than three nor more than 15. The charter also provides that a majority of the directors must be independent directors. Our charter provides that at least one of the independent directors must have at least three years of relevant real estate experience. The independent directors will nominate replacements for vacancies among the independent directors.

Each director will be elected by the stockholders and will serve for a term of one year. Although the number of directors may be increased or decreased, a decrease shall not have the effect of shortening the term of any incumbent director.

Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

A vacancy following the removal of a director or a vacancy created by an increase in the number of directors or the death, resignation, adjudicated incompetence or other incapacity of a director shall be filled by a vote of a majority of the remaining directors and, in the case of an independent director, the director must also be nominated by the remaining independent directors.

If there are no remaining independent directors, then a majority vote of the remaining directors shall be sufficient to fill a vacancy among the independent directors’ positions. If at any time there are no independent or affiliated directors in office, successor directors shall be elected by the stockholders. Each director will be bound by our charter.

Duties of Directors

In general, a majority of the independent directors must approve matters relating to minimum capital, duties of directors, the Advisory Agreement, liability and indemnification of directors, Advisors or affiliates fees, compensation and expenses, investment policies, leverage and borrowing policies, meetings of stockholders, stockholders’ election of directors, and our distribution reinvestment plan. At the first meeting of our board of directors consisting of a majority of independent directors, held January 9, 2006, our charter and each of the above matters was reviewed and ratified by a unanimous vote of the directors and of the independent directors.

The responsibilities of the board of directors include:

•	Approving and overseeing our overall investment strategy, which will consist of elements such as (i) allocation percentages of capital to be invested in real properties and real estate related securities, (ii) diversification strategies, (iii) investment selection criteria for real property and securities assets (iv) asset disposition strategies and (v) strategic alliances with product specialists;

•	Approving all real property acquisitions, developments and dispositions, including real property portfolio acquisitions, developments and dispositions for a purchase price, total project cost or sales price greater than $25,000,000, including the financing of such acquisitions and developments. The board of directors intends to delegate to the Investment Committee the authority to review and approve any real property acquisition, development and disposition (including real property portfolio acquisitions, developments and dispositions), for a purchase price, total project cost or sales price of up to $25,000,000;

•	Approving an asset allocation framework for investing in real estate related securities consisting primarily of components such as (i) target mix of securities across a range of risk/reward characteristics, (ii) exposure limits to individual securities and (iii) exposure limits to securities subclasses such as common equities, CMBS and other securities, including collateralized debt obligations and foreign securities;

•	Approval of specific discretionary limits and authority to be granted to the Advisor and to the Advisor’s product specialists in connection with the purchase and disposition of real estate related securities that fit within the asset allocation framework;

•	Approving and overseeing our debt financing strategies;

•	Approving and monitoring the relationship between the Operating Partnership and the Advisor;

•	Approving joint ventures, limited partnerships and other such relationships with third parties;

•	Approving a potential Liquidity Event;

•	Determining our distribution policy and declaring distributions from time to time; and

•	Approving amounts available for redemptions of shares of our common stock.

The directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require. The directors will meet quarterly or more frequently as necessary.

The directors have established and will periodically review written policies on investments and borrowings consistent with our investment objectives and will monitor our administrative procedures, investment operations and performance and those of the Advisor to assure that such policies are carried out. Any change in our investment objectives must be approved by the stockholders.

The independent directors are also responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the stockholders.

In order to reduce or eliminate certain potential conflicts of interest, our charter requires that a majority of our board of directors, (including a majority of the independent directors) not otherwise interested in the transaction, approves all transactions with any of our directors, the Advisor or any of their affiliates. The independent directors will also be responsible for reviewing the performance of the Advisor and determining that the compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services performed and that the provisions of the Advisory Agreement are being carried out. As part of their review of the Advisor’s compensation, the independent directors will consider factors such as:

•	The quality and extent of the services and advice furnished by the Advisor;

•	The amount of fees paid to the Advisor in relation to the size, composition and performance of our investments;

•	The success of the Advisor in generating investment opportunities that meet our investment objectives;

•	Rates charged to other externally advised REITs and other similar investors by advisors performing similar services; and

•	Additional revenues realized by the Advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business.

Committees of The Board

Our board of directors may establish committees it deems appropriate to address specific areas in more depth than may be possible at a full board meeting, provided that the majority of the members of each committee are independent directors. We currently have five directors on our board of directors, three of whom are independent. Our board of directors has established an Audit Committee and an Investment Committee.

Investment Committee

Our board of directors intends to delegate to the Investment Committee (a) certain responsibilities with respect to specific real property and securities investments proposed by the Advisor and (b) the authority to review our investment policies and procedures on an ongoing basis and recommend any changes to our board of directors. The Investment Committee is currently comprised of three directors, two of whom are independent directors. The members of the Investment Committee are Charles B. Duke, Daniel J. Sullivan and Marc J. Warren.

With respect to real property investments, the board of directors has delegated to the Investment Committee the authority to approve all real property acquisitions, developments and dispositions, including real property portfolio acquisitions, developments and dispositions, for a purchase price, total project cost or sales price of up to $25,000,000, including the financing of such acquisitions and developments. The board of directors, including a majority of the independent directors, must approve all real property acquisitions, developments and dispositions, including real property portfolio acquisitions, developments and dispositions, for a purchase price, total project cost or sales price greater than $25,000,000, including the financing of such acquisitions and developments.

With respect to securities investments, the board of directors has delegated to the Investment Committee certain responsibilities for approving ongoing monitoring and rebalancing measures within the context of the board approved securities investment strategy and asset allocation framework.

Audit Committee

The Audit Committee will meet on a regular basis, at least quarterly and more frequently as necessary. The Audit Committee’s primary function will be to assist the board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established, and the audit and financial reporting process. The Audit Committee is currently comprised of three directors, two of whom are independent directors. The members of the Audit Committee are Charles B. Duke, Daniel J. Sullivan and Marc J. Warren.

Compensation Committee

Our board of directors may establish a Compensation Committee to administer our equity incentive plan. The primary function of the Compensation Committee would be to administer the granting of awards to the independent directors and selected employees of the Advisor, based upon recommendations from the Advisor, and to set the terms and conditions of such awards in accordance with the equity incentive plan. The Compensation Committee, if formed, will be comprised entirely of independent directors.

Directors and Executive Officers

As of the date of this prospectus, our directors and executive officers, their ages and their positions and offices are as follows:

Name	Age	Position
John A. Blumberg	46	Chairman of the Board and Director
Marc J. Warren	42	President and Director
Charles B. Duke	48	Director*
Daniel J. Sullivan	40	Director*
John P. Woodberry	43	Director*
John E. Biallas	44	Chief Financial Officer and Treasurer
Troy J. Bloom	30	Secretary

*	Denotes an Independent Director.

John A. Blumberg, age 46, is Chairman and a director of Dividend Capital Total Realty Trust Inc., and is a manager of the Property Manager. Mr. Blumberg is also a principal of the Advisor, Dividend Capital Group LLC and Black Creek Capital LLC, a Denver based real estate investment firm which he co-founded in 1993. He is also a co-founder of Mexico Retail Properties LLC and has been their Chief Executive Officer since 2003. Mexico Retail Properties LLC, a joint venture between an affiliate of Black Creek Capital LLC and Equity International Properties (a Sam Zell controlled investment company), is a fully integrated retail real estate company that acquires, develops and manages retail properties throughout Mexico. Mr. Blumberg has been active in real estate acquisition, development and redevelopment activities since 1993 and as of December 31, 2005, with Mr. Zucker and Mr. Mulvihill, has overseen directly, or indirectly through affiliated entities, the acquisition, development, redevelopment, financing and sale of real estate projects having combined value of approximately $3.1 billion. Prior to co-founding Black Creek Capital LLC, Mr. Blumberg was president of JJM Investments, which owned over 100 shopping center properties in Texas. During the 12 years prior to joining JJM Investments, Mr. Blumberg served in various positions with Manufacturer’s Hanover Real Estate, Inc., Chemical Bank and Chemical Real Estate, Inc., most recently as President of Chemical Real Estate, Inc. and its predecessor company, Manufacturer’s Hanover Real Estate, Inc. In this capacity Mr. Blumberg oversaw real estate investment banking, merchant banking and loan syndications and was involved in originating over $1 billion worth of participating mortgage and conventional loans during his tenure. Mr. Blumberg holds a Bachelor’s Degree from the University of North Carolina at Chapel Hill.

Marc J. Warren, age 42, is the President and a director of Dividend Capital Total Realty Trust Inc. Mr. Warren is also a Managing Director at Black Creek Capital LLC, a Denver based real estate investment firm, which he joined in December 2005. From March 2000 until December 2005, Mr. Warren was an Executive Director in the Global Commercial Real Estate Group at UBS Investment Bank in New York, where he was a senior banker and was responsible for co-managing the firm’s origination team in its role in making principal real estate commitments such as large loans for securitization and UBS’s balance sheet, floating rate loans for portfolio purposes, mezzanine and forward commitment investments, as well as other opportunistic investments. Properties and portfolios financed included office, retail, industrial, multifamily, hospitality, manufactured housing and other assets. Prior to March 2000, Mr. Warren was a Director in the Principal Transactions Group of Credit Suisse First Boston in New York. At Credit Suisse First Boston, Mr. Warren specialized in debt financings using the firm’s own capital and was also the co-head of client relationships, origination, and underwriting for transactions for Credit Suisse First Boston’s New York office. For the three years prior to this appointment, he was the senior member of a team that was responsible for Credit Suisse First Boston’s significant debt investments in the retail, office, and industrial sectors of the market—these investments involved debt, participating debt, and mezzanine structures as well as forward commitments. Prior to this appointment at Credit Suisse First Boston, Mr. Warren was a Vice President in the Real Estate Products Group where he managed commercial mortgage backed securitizations, bulk sales, IPO and secondary offerings, and real estate mergers and acquisitions assignments for generally institutional clients. Mr. Warren’s background also includes nine years at Heller Financial, Inc., where he was responsible for the sourcing, structuring, negotiation and closing of debt, equity and debt/equity investments on a variety of property types, as well as non-performing loan portfolio bids from distressed sellers such as the RTC and FDC, among others. Mr. Warren graduated in 1985 from the Real Estate and Urban Land Economics program at the University of Wisconsin Madison. He is a member of the International Council of the Urban Land Institute, the Mortgage Bankers Association and the International Council of Shopping Centers.

Charles B. Duke, age 48, is an independent director of Dividend Capital Total Realty Trust Inc. Mr. Duke was founder and has been President and Chief Executive Officer of Legacy Imaging, Inc., a manufacturer of aftermarket printer supplies, since 1996. Mr. Duke has been active in entrepreneurial and general business activities since 1980 and has held several executive and management roles throughout his career, including founder, president and owner of Careyes Corporation, a private bank, registered investment advisor and NASD-member company based in Denver, Colorado, Chief Financial Officer at Particle Measuring Systems based in Boulder, Colorado, and Vice President of Commercial Loans at Colorado National Bank. Mr. Duke also spent four years with Kirkpatrick Pettis, the investment banking subsidiary of Mutual of Omaha, as Vice President of Corporate Finance, involved in primarily mergers and acquisitions, financing and valuation activities. Mr. Duke graduated from Hamilton College in 1980 with a Bachelor’s Degree in Economics and English.

Daniel J. Sullivan, age 40, is an independent director of Dividend Capital Total Realty Trust Inc. Mr. Sullivan has been a graduate student in political theory in the doctoral program at The Catholic University of America in Washington, D.C. since 2003. Prior to that, from 2002 to 2003, Mr. Sullivan was a private consultant and from 1998 to 2002, he was Director of Business Development at Jordan Industries Inc. Mr. Sullivan has seventeen years of international business, consulting, and private equity investment experience, including over four years, from 1987 through 1991, in the real estate industry as an appraiser, property analyst, and investment banker with Manufacturer’s Hanover Real Estate Investment Banking Group in New York. During that time, Mr. Sullivan participated in the structuring and private placement of over $1 billion in long term, fixed rate, multi property mortgage financings for the bank’s corporate clients. Mr. Sullivan holds a Master of Arts in political theory from The Catholic University of America in Washington, D.C. and a Bachelor of Arts in history from Boston College in Chestnut Hill, Massachusetts.

John P. Woodberry, age 43, is an independent director of Dividend Capital Total Realty Trust Inc. and has been active in finance and investing activities since 1991. Mr. Woodberry is currently the President and Co-Chief Investment Officer of Independence Capital Asset Partners, LLC. Previously, from 2001 to 2004, Mr. Woodberry was a senior research analyst at

Cobalt Capital, a New York City-based hedge fund. From 1998 to 2001, Mr. Woodberry worked for Minute Man Capital Management and Trident Investment Management, each a New York City-based hedge fund. From 1995 to 1998, Mr. Woodberry worked at Templeton Investments. Mr. Woodberry has an MBA from Harvard Business School and an AB Degree from Stanford University.

John E. Biallas, age 44, is the Chief Financial Officer and Treasurer of Dividend Capital Total Realty Trust Inc. From its inception until January 2006, Mr. Biallas served as President, Secretary and a director of Dividend Capital Total Realty Trust Inc. Mr. Biallas has been active in finance, investment and operational activities in the real estate and technology industries since 1988. Mr. Biallas joined Dividend Capital Group in February 2005, where he currently serves as Vice President of Finance and Operations. From September 2003 until January 2005, Mr. Biallas was engaged in private consulting activities, and from February 2002 until August 2003, he was Senior Financial Officer at Ameriton Properties Incorporated, a multifamily real estate investment subsidiary of Archstone Smith, where he had overall responsibility for Ameriton’s financial operations, including debt financing activities, investor relations, accounting and financial reporting. From 2000 to 2002, Mr. Biallas was a Senior Director in the corporate finance group at Level 3 Communications, a public telecommunications company based in Denver, Colorado. From 1995 to 1999, Mr. Biallas served as Vice President for Security Capital Group, a real estate investment firm, formerly based in Santa Fe, New Mexico, which was acquired by GE Capital in 2003. During his tenure with Security Capital Group, Mr. Biallas was responsible for various investment research, financial operations, strategic planning, capital markets and investment acquisition related activities for its real estate affiliates, which included ProLogis, Archstone Smith, Regency Centers, Homestead Village, Belmont Corp., Security Capital European Realty, and various other real estate investment and operating companies. In addition, from 1988 to 1991, Mr. Biallas was a financial analyst with the real estate investment banking group at Goldman Sachs, located in New York, New York. Mr. Biallas received his Bachelor’s Degree in Computer Engineering Magna Cum Laude from the University of Michigan and his MBA from the Stanford University Graduate School of Business.

Troy J. Bloom, age 30, is the Secretary of Dividend Capital Total Realty Trust Inc. From its inception until December, 2005, Mr. Bloom served as the Treasurer and a director of Dividend Capital Total Realty Trust Inc. Mr. Bloom has been active in investment banking, capital raising and structured financings for real estate and other corporate clients since 1999. Mr. Bloom joined Dividend Capital Group in September 2003, where he has been responsible for transaction structuring and capital raising for Dividend Capital Group and its affiliated entities. Prior to joining Dividend Capital Group, from 1999 to 2003, Mr. Bloom held various investment banking positions with Merrill Lynch, most recently as an Associate in the Global Markets & Investment Banking Division, where he participated in structured finance transactions involving real estate and other asset classes. Mr. Bloom holds a Bachelor’s Degree in Finance with honors from Pennsylvania State University.

Messrs. Biallas, Bloom and Warren are employed by the Advisor. Mr. Blumberg is a principal of the Advisor. Our directors and executive officers will serve until their successors are elected and qualified.

Compensation of Directors

We will pay each of the independent directors $7,500 per quarter plus $1,000 for each board or committee meeting attended. On April 3, 2006, each of our then-serving non-employee directors, Charles B. Duke, John P. Woodberry and Daniel J. Sullivan, was automatically granted an option to purchase 10,000 shares of our common stock under the equity incentive plan with an exercise price equal to $11 per share. In addition, we intend to grant stock based awards to each of our independent directors then in office on the date of each annual stockholder’s meeting, which awards will be granted under the equity incentive plan and subject to the conditions and restrictions thereof. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings of the board. If a director is also one of our officers, we will not pay additional compensation for services rendered as a director.

Equity Incentive Plan

We have adopted an equity incentive plan, effective January 12, 2006, which we will use to attract and retain qualified independent directors, employees, advisors and consultants providing services to us who are considered essential to our long-range success by offering these individuals an opportunity to participate in our growth through awards in the form of, or based on, our common stock. The equity incentive plan will provide for the granting of stock options, stock appreciation rights, restricted stock, stock units, and/or other stock based awards to those independent directors, employees, advisors and consultants of ours and of the Advisor selected by the plan administrator for participation in the equity incentive plan. Any such stock options, stock appreciation rights, restricted stock, stock units, and/or other stock based awards will provide for exercise prices, where applicable, that are not less than the fair market value of our common stock on the date of the grant.

Our board of directors or, if the board delegates its authority, our compensation committee, will administer the equity incentive plan as the plan administrator, with sole authority to select participants, determine the types of awards to be granted and all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. No awards will be granted under the plan if the grant, vesting and/or exercise of the awards would jeopardize our status as a REIT under the Code or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless determined by the plan administrator, no award granted under the equity incentive plan will be transferable except through the laws of descent and distribution.

The equity incentive plan provides that no more than 5 million shares of our common stock will be available for issuance under the equity incentive plan. No more than 200,000 shares may be made subject to stock options and stock appreciation rights under the equity incentive plan to any individual in any single calendar year, and no more than 200,000 shares may be made subject to awards other than stock options and stock appreciation rights under the equity incentive plan to any individual in any single calendar year. In addition, in connection with the adoption of the equity incentive plan, our board of directors adopted an administrative rule to the effect that the board will not approve the issuance of new awards under the equity incentive plan (other than the initial grant of options to our non-employee directors, described below) if, after giving pro forma effect to such issuance, the aggregate number of shares of our common stock subject to all outstanding awards exceeds 4% of the sum of (i) number of shares of our then outstanding common stock and (ii) the number of then outstanding partnership units of the operating partnership, other than those held by the Company. If any shares subject to an award under the equity incentive plan are forfeited, cancelled, exchanged or surrendered of if an award terminates or expires without a distribution of shares, or if shares are surrendered or withheld as payment of either the exercise price of an award or withholding taxes in respect of an award, those shares will again be available for awards under the equity incentive plan. In the event of certain corporate transactions affecting our common stock, such as, for example, a reorganization, recapitalization, merger, spin-off, split-off, stock dividend or extraordinary dividend, the plan administrator will have the sole authority to determine whether and in what manner to equitably adjust the number and type of shares and the exercise prices applicable to outstanding awards under the plan, the number and type of shares reserved for future issuance under the plan, and, if applicable, performance goals applicable to outstanding awards under the plan.

Under the equity incentive plan, the plan administrator will determine the treatment of awards in the event of a change in our control. The equity incentive plan will automatically expire on the tenth anniversary of the date on which it is adopted, unless extended or earlier terminated by the board of directors. The board of directors may terminate the equity incentive plan at any time. The expiration or other termination of the equity incentive plan will have no adverse impact on any award that is outstanding at the time the equity incentive plan expires or is terminated without the consent of the holder of the outstanding award. The board of directors may amend the equity incentive plan at any time, but no amendment will adversely affect any award on a retroactive basis without the consent of the holder of the outstanding award, and no amendment to the equity incentive plan will be effective without the approval of our stockholders if such approval is required by any law, regulation or rule applicable to the equity incentive plan.

On April 3, 2006, each of our then-serving non-employee directors, Charles B. Duke, John P. Woodberry and Daniel J. Sullivan, was automatically granted an option to purchase 10,000 shares of our common stock (subject to adjustment as provided above) under the equity incentive plan with an exercise price equal to $11 per share. Each newly appointed non-employee director shall be granted an option to purchase 10,000 shares of our common stock under the equity incentive plan with an exercise price that is no less than the fair market value of our common stock on the date of grant. The equity incentive plan provides for the automatic grant to each of our non-employee directors who is serving as of each of our annual stockholders meetings following the effectiveness of this offering of an option on 5,000 shares of our common stock (subject to adjustment as provided above) having a term that is no longer than 10 years and an exercise price that is no less than the fair market value of our common stock on the date of grant. No options will be awarded under these automatic grant provisions of the equity incentive plan if it would result in our being “closely-held” under the Code, jeopardize our status as a REIT under the Code or otherwise violate the ownership and transfer restrictions under our charter.

Limited Liability and Indemnification of Directors, Officers and Others

Our charter and, with respect to our directors only, indemnification agreements with each director, limit the personal liability of our stockholders, directors and officers for monetary damages to the fullest extent permitted under the current Maryland General Corporation Law. The Maryland General Corporation Law permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. In addition, we intend to obtain directors and officers liability insurance. The Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

•	An act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	The director or officer actually received an improper personal benefit in money, property or services; or

•	With respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

In spite of the above provisions of the Maryland General Corporation Law, our charter provides that our directors, our officers, our employees, our agents, the Advisor and its affiliates will be indemnified by us for losses arising from our operation only if all of the following conditions are met:

•	Our directors, our officers, our employees, our agents, the Advisor or its affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	Our directors, our officers, our employees, our agents, the Advisor or its affiliates were acting on our behalf or performing services for us;

•	In the case of affiliated directors, that the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•	In the case of our officers, our independent directors, our employees, our agents, the Advisor or their affiliates, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

•	That the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

We have agreed to indemnify and hold harmless the Advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the Advisory Agreement to the maximum extent permitted by law. As a result, we and our stockholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in the Advisory Agreement. Notwithstanding the forgoing, any provision of the Maryland General Corporation Law or our organizational documents, we may not indemnify or hold harmless the Advisor, its affiliates or any of their respective officers, directors, partners or employees in any manner that would be inconsistent with the REIT Guidelines adopted by the North American Securities Administrators Association.

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or any indemnification for which we do not have adequate insurance.

The Commission takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Indemnification of the directors, our officers, the Advisor or its affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	There has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	A court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Indemnification will be allowed for settlements and related expenses of lawsuits alleging securities laws violations and for expenses incurred in successfully defending any lawsuits, provided that a court either:

•	Approves the settlement and finds that indemnification of the settlement and related costs should be made; or

•	Dismisses with prejudice, or there is a successful adjudication on the merits of, each count involving alleged securities law violations as to the particular indemnitee and a court approves the indemnification.

We may advance funds to directors, officers, the Advisor and its affiliates for legal expenses and other costs incurred as a result of our legal action for which indemnification is being sought only if all of the following conditions are met:

•	The legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the REIT;

•	The party seeking indemnification has provided us with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification;

•	The legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his capacity as such and a court of competent jurisdiction specifically approves such advancement; and

•	The party seeking indemnification undertakes to repay the advanced funds to us, together with the applicable legal rate of interest thereon, in cases in which he is found not to be entitled to indemnification.

Indemnification may reduce the legal remedies available to us and our stockholders against the indemnified individuals.

The aforementioned charter provisions do not reduce the exposure of directors and officers to liability under federal or state securities laws, nor do they limit a stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

THE ADVISOR AND THE ADVISORY AGREEMENT

General

We will rely on the Advisor to manage our day-to-day activities and to implement our investment strategy. We, the Operating Partnership and the Advisor are party to an advisory agreement, dated January 9, 2006, as amended. The Advisor performs its duties and responsibilities under the Advisory Agreement as our fiduciary.

The Advisor

Under the terms of the Advisory Agreement, the Advisor will use its best efforts, subject to the oversight, review and approval of the board of directors, to perform the following:

•	Participate in formulating an investment strategy and asset allocation framework consistent with achieving our investment objectives;

•	Research, identify, review and recommend to our board of directors for approval real property and real estate related securities acquisitions and dispositions consistent with our investment policies and objectives;

•	Structure the terms and conditions of transactions pursuant to which acquisitions and dispositions of real properties and securities will be made;

•	Actively oversee and manage our real property and securities investment portfolios for purposes of meeting our investment objectives;

•	Manage our day-to-day affairs, including financial accounting and reporting, investor relations, marketing, informational systems and other administrative services on our behalf;

•	Select joint venture partners and product specialists, structure corresponding agreements and oversee and monitor these relationships;

•	Arrange for financing and refinancing of our assets; and

•	Recommend various Liquidity Events to our board of directors when appropriate.

The above summary is provided to illustrate the material functions which the Advisor will perform for us as our advisor and it is not intended to include all of the services which may be provided to us by the Advisor or third parties, including the Advisor’s product specialists.

The Advisor is managed by the following individuals:

John E. Biallas	Glenn R. Mueller, Ph.D.
Troy J. Bloom	James R. Mulvihill
John A. Blumberg	Marc J. Warren
Thomas I. Florence	Thomas G. Wattles
Gregory M. Moran	Evan H. Zucker

For biographical information regarding Messrs. Biallas, Bloom, Blumberg and Warren, see “Management—Directors and Executive Officers.”

Thomas I. Florence, age 43, is a manager of the Advisor, the president of Dividend Capital Investments and a principal of Dividend Capital Group LLC, which he joined in June 2003. Mr. Florence has over 19 years of experience in the financial services industry. Prior to joining the Dealer Manager, from March 2000 to January 2003 he was a Managing Director at Morningstar Inc. with oversight responsibility of the 800 person company operating in 13 countries. In September 2003, Mr. Florence founded and was President of Morningstar Investment Services, an investment advisory firm specializing in the engineering of asset allocation portfolios for the clients of investment advisors. Prior to Morningstar, Mr. Florence was a Senior Vice President at Pilgrim Baxter and Associates responsible for managing a distribution organization with over $25 billion in assets under management. Prior to Pilgrim Baxter, he held management positions at Fidelity Investments. Mr. Florence holds a Bachelor’s Degree from Pennsylvania State University and is a graduate of Northwestern University’s Kellogg Management Institute.

Gregory M. Moran, age 33, has served as a Vice President of Investments of Dividend Capital Group since August 2005. Mr. Moran has been an active participant in the institutional real estate community since 1998. From December 2001 through July 2005, Mr. Moran was a Portfolio Manager in the Real Estate Investment Group for the Public Employees’ Retirement Association of Colorado where he was directly involved in the ongoing management of a global real estate investment portfolio with over $2 billion of invested equity. Mr. Moran was responsible for sourcing and underwriting new investment opportunities, ongoing asset management of existing portfolio investments, and relationship management for over a dozen joint venture partners and advisors of the fund. From September 1998 through December 2001, Mr. Moran worked in the Capital Markets Group at Sonnenblick Goldman Company, most recently as a Vice President. During this time, Mr. Moran was responsible for raising and structuring debt and equity investments in commercial real estate projects on behalf of public and private real estate investment companies. Mr. Moran received his Bachelor’s Degree in Business Administration and Master’s Degree in Professional Accounting from the University of Texas at Austin—McCombs School of Business. He is also a CFA Charterholder, member of the CFA Institute, Denver Society of Security Analysts, Urban Land Institute, and Pension Real Estate Association.

Glenn R. Mueller, Ph.D., age 52, has been the Real Estate Investment Strategist for Dividend Capital Group and the Advisor since December 2005. Dr. Mueller also currently holds the Loveland Commercial Endowed Chair of Real Estate and is a Director of the Everitt Real Estate Center at Colorado State University, a position he has held since January 2005. Dr. Mueller has 30 years of real estate industry experience, including 22 years of research experience that includes real estate capital markets, real estate market cycle analysis, real estate securities analysis, portfolio and diversification analysis, seniors housing analysis and both public and private market investment strategies. In addition, he has performed specific macro and micro economic level analyses, both nationally and internationally, of office, industrial, apartment, retail, hotel, single family residential and senior housing sectors. Dr. Mueller is currently the co-editor of the Journal of Real Estate Portfolio Management and has written sixty eight articles that have appeared in various academic and industry publications including The Journal of Real Estate Research, Real Estate Finance, Institutional Real Estate Securities, Real Estate Review, The Journal of Real Estate Portfolio Management and Urban Land. Previously, Dr. Mueller was a professor at Johns Hopkins University and has held senior research positions at Legg Mason, Price Waterhouse, ABKB/LaSalle Investment Management, and Prudential Real Estate Investors. Dr. Mueller holds a Ph.D. in Real Estate from Georgia State University, an MBA from Babson College, and a B.S.B.A. from the University of Denver.

James R. Mulvihill, age 41, is a manager of both the Advisor and the Property Manager and is the Chairman of Dividend Capital Investments’ board of managers. Mr. Mulvihill is also a principal of both Dividend Capital Group LLC and Black Creek Capital LLC, a Denver based real estate investment firm which he co-founded in 1993. He was also a co-founder and served through September 2005 as Chairman of the Board of Corporate Properties of the Americas. Corporate Properties of the Americas, a joint venture between an affiliate of Black Creek Capital LLC, and Equity International Properties, is a fully integrated industrial real estate company that acquires, develops and manages industrial properties throughout Mexico. Mr. Mulvihill has been active in real estate acquisition, development and redevelopment activities since 1992 and as of December 31, 2005, with Mr. Zucker and other affiliates, has overseen directly, or indirectly through affiliated entities, the acquisition, development, redevelopment, financing and sale of real estate projects with an aggregate value of approximately $3.1 billion. In 1993 Mr. Mulvihill co-founded American Real Estate Investment Corp. (formerly known as Keystone Property Trust, NYSE: KTR) which was an industrial, office and logistics REIT and was acquired by ProLogis Trust (NYSE: PLD) in August 2004. Mr. Mulvihill served as its Chairman and as a director from 1993 to 1997 and as a director of Keystone Property Trust from 1997 to 2001. Prior to co-founding Black Creek Capital, LLC, Mr. Mulvihill served as Vice President of the Real Estate Banking and Investment Banking Groups of Manufacturer’s Hanover and subsequently Chemical Bank, where his responsibilities included real estate syndication efforts, structured debt underwritings and leveraged buyout real estate financings. Mr. Mulvihill holds a Bachelor’s degree from Stanford University in Political Science.

Thomas G. Wattles, age 53, is the Chairman, and a director of Dividend Capital Trust, and a manager of the Property Manager. Mr. Wattles is a principal of both Dividend Capital Group LLC and Black Creek Capital LLC, both of which he joined in February 2003. From March 2003 until September 2005, Mr. Wattles served as Chief Investment Officer of Dividend Capital Trust. From November 1993 to March 1997, Mr. Wattles served as Co-Chairman and Chief Investment Officer of ProLogis Trust (NYSE: PLD), and served as Chairman between March 1997 and May 1998. Mr. Wattles was a Managing Director of Security Capital Group Incorporated and was with Security Capital Group Incorporated in various capacities including Chief Investment Officer from January 1991 to December 2002. Mr. Wattles is a director of Regency Centers Corporation (NYSE: REG) and chairs its Investment Committee. Mr. Wattles holds a Bachelor’s Degree and an MBA Degree from Stanford University.

Evan H. Zucker, age 41, is a manager of both the Advisor and the Property Manager and is a member of Dividend Capital Investments’ board of managers. Mr. Zucker is also the Chief Executive Officer, President, Secretary and a director of Dividend Capital Trust. Mr. Zucker is a principal of both Dividend Capital Group LLC and Black Creek Capital LLC, a Denver based real estate investment firm which he co-founded in 1993. Mr. Zucker has been active in real estate acquisition, development and redevelopment activities since 1989 and as of December 31, 2005, with Mr. Mulvihill and other affiliates, has overseen directly or indirectly through affiliated entities, the acquisition, development, redevelopment, financing and sale of real estate projects with an aggregate value of approximately $3.1 billion. In 1993 Mr. Zucker co-founded American Real Estate Investment Corp. (formerly known as Keystone Property Trust, NYSE:KTR) which was an industrial, office and logistics REIT and was acquired by ProLogis Trust (NYSE: PLD) in August 2004. Mr. Zucker served as the President and as a director of American Real Estate Investment Corp. from 1993 to 1997 and as a director of Keystone Property Trust from 1997 to 1999. Mr. Zucker graduated from Stanford University with a Bachelor’s Degree in Economics.

The Advisory Agreement

The term of the Advisory Agreement is one year, subject to renewals upon mutual consent of the parties for an unlimited number of successive one-year periods. The independent directors will evaluate the performance of the Advisor before renewing the Advisory Agreement. The Advisory Agreement may be terminated:

•	Immediately by us for “cause,” or upon the bankruptcy of the Advisor, or upon a material breach of the Advisory Agreement by the Advisor;

•	Without cause by a majority of our independent directors upon 60 days’ written notice; or

•	With “good reason” by the Advisor upon 60 days’ written notice.

“Good reason” is defined in the Advisory Agreement to mean either any failure by us to obtain a satisfactory agreement from any successor to assume and agree to perform our obligations under the Advisory Agreement or any material breach of the Advisory Agreement of any nature whatsoever by us. “Cause” is defined in the Advisory Agreement to mean fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by the Advisor or a material breach of the Advisory Agreement by the Advisor.

In the event of the termination of the Advisory Agreement, the Advisor will cooperate with us and take all reasonable steps requested to assist the board of directors in making an orderly transition of the advisory function. Before selecting a successor advisor, the board of directors must determine that any successor advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation it would receive from us.

The Advisor expects to engage in other business activities and, as a result, its resources will not be dedicated exclusively to our business. However, pursuant to the Advisory Agreement, the key personnel of the Advisor must devote sufficient resources to our business operations to permit the Advisor to discharge its obligations. The Advisor may assign the Advisory Agreement to an affiliate other than the Property Manager upon approval of a majority of our independent directors. The Advisor may not make any real property acquisitions, developments or dispositions including real property portfolio acquisitions, developments and dispositions without the prior approval of the majority of our Investment Committee, or our board of directors, as the case may be. The Advisor and its product specialists may only make investments in or dispositions of real estate related securities within the board approved asset allocation framework and under the specific discretionary limits and authority granted by the board of directors and the Investment Committee. The actual terms and conditions of transactions involving investments in real properties and real estate related securities shall be determined in the sole discretion of the Advisor, subject, as applicable, to board and Investment Committee approval.

We will reimburse the Advisor for all of the costs it incurs in connection with the services it provides to us, including, but not limited to:

•	Cumulative organizational and offering expense reimbursement in an amount up to 1.5% of the aggregate gross proceeds from the sale of shares of our common stock sold in the primary offering on a best efforts basis, to reimburse legal, accounting, printing and expenses attributable to our organization, preparing the registration statement, qualification of the shares of our common stock for sale in the states and filing fees incurred by the Advisor, as well as reimbursements for marketing, salaries and direct expenses of its employees while engaged in registering and marketing the shares of our common stock, other than the sales commission and the dealer manager fee; during 2005 we used $200,629 of the initial capital contributed to us by the Advisor and its affiliates to directly pay a portion of the Securities and Exchange Commission filing fee associated with this offering and certain entity formation fees. These payments currently appear on our balance sheet as “Account receivable, related party—organizational and offering expense,” and are referred to below as the “pre-paid offering expense.” As a result, during the second quarter of 2006 we withheld from offering and expense reimbursement payments otherwise payable to the Advisor in connection with this offering, a total amount equal to the pre-paid offering expense. The Advisor has since become eligible to receive reimbursement payments from us;

•	The annual cost of goods and materials used by us and obtained from entities not affiliated with the Advisor, including brokerage fees paid in connection with the purchase and sale of our properties and securities; and

•	Administrative services including related personnel costs, provided, however, that we will not reimburse for personnel costs in connection with services for which the Advisor receives acquisition fees, asset management fees or real estate commissions.

The Advisor must reimburse us at least annually for reimbursements paid to the Advisor in any year to the extent that such reimbursements to the Advisor cause our annual operating expenses to exceed the greater of (1) 2% of our average invested assets, which generally consists of the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in, and loans secured by, real estate, before reserves for depreciation, bad debts and other non-cash reserves, or (2) 25% of our net income, which is defined as our total revenues less total expenses for any given period excluding additions to reserves for depreciation, bad debts and other non-cash reserves. Such operating expenses will be calculated in accordance with generally accepted accounting principles and will include, but will not be limited to, items such as legal, accounting and auditing expenses and overhead for which the Advisor does not receive a fee, asset management fees paid to the Advisor, transfer agent costs, D&O insurance, board of directors fees and related expenses, and expenses related to compliance with Sarbanes Oxley. Such operating expenses will not include interest payments, taxes, non-cash expenditures such as depreciation, amortization and bad debt reserves, or the organizational and offering expense reimbursement or amounts payable out of capital contributions which may be capitalized for tax and/or accounting purposes such as the acquisition fees payable to the Advisor. To the extent that operating expenses payable or reimbursable by us exceed this limit and the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient, the Advisor may be reimbursed in future years for the full amount of the excess expenses, or any portion thereof, but only to the extent the reimbursement would not cause our operating expenses to exceed the limitation in any year. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the 12 months then ended exceed the limitation, there shall be sent to the stockholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified.

The Advisor and its affiliates will be paid fees in connection with services they provide to us. In the event the Advisory Agreement is terminated, the Advisor will be paid all accrued and unpaid fees and expense reimbursements earned prior to the date of termination. We will not reimburse the Advisor or its affiliates for services for which the Advisor or its affiliates are entitled to compensation in the form of a separate fee.

Holdings of Shares of Common Stock, OP Units and Special Units

The Advisor currently owns 20,000 OP Units of the Operating Partnership, for which it contributed $200,000. The Advisor may not sell any of these OP Units during the period it serves as our Advisor. We are the sole general partner of the Operating Partnership and currently own 200 OP Units for which we contributed $2,000. The parent of the Advisor owns all of the Special Units, for which it contributed $1,000. An affiliate of the Advisor also owns 200 shares of our common stock, which it acquired upon our initial formation. The resale of any shares by our affiliates is subject to the provisions of Rule 144 promulgated under the Securities Act, which rule limits the number of shares that may be sold at any one time and the manner of such resale. See “Description of Capital Stock” for a more detailed description of the resale restrictions.

Affiliated Companies

Property Manager

Certain of our real properties may be managed and leased by the Property Manager. The Property Manager is an affiliate of the Advisor and was organized in April 2002 to lease and manage real properties acquired by Dividend Capital affiliated entities or other third parties.

We will pay the Property Manager a property management fee equal to a market based percentage of the annual gross revenues of each of our real properties managed by the Property Manager. The actual percentage will be variable and is dependent upon geographic location and product type (such as office, industrial, retail, multi family and other property types). In addition, we may pay the Property Manager a separate fee for the one-time initial lease-up of newly constructed real properties it manages for us in an amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar real properties as determined by a survey of brokers and agents in such area.

In the event that the Property Manager assists a tenant with tenant improvements, a separate fee may be charged to the tenant and paid by the tenant. This fee will not exceed 5% of the cost of the tenant improvements. The Property Manager will only provide these services if the provision of the services does not cause any of our income from the applicable real property to be treated as other than rents from real property for purposes of the applicable REIT requirements described under “Federal Income Tax Considerations.”

The Property Manager will hire, direct and establish policies for employees who will have direct responsibility for the operations of each real property it manages, which may include but is not limited to on-site managers and building and maintenance personnel. Certain employees of the Property Manager may be employed on a part-time basis and may also be employed by the Advisor, the Dealer Manager or certain companies affiliated with them. The Property Manager will also direct the purchase of equipment and supplies and will supervise all maintenance activity. The management fees to be paid to the Property Manager will include, without additional expense to us, all of the Property Manager’s general overhead costs.

Dealer Manager

The Dealer Manager is a member firm of the NASD. The Dealer Manager was organized in December 2001 for the purpose of participating in and facilitating the distribution of securities of Dividend Capital affiliated entities. The Dealer Manager will provide certain sales, promotional and marketing services to us in connection with the distribution of the shares of common stock offered pursuant to this prospectus. See “Plan of Distribution.”

We will pay the Dealer Manager a sales commission of up to 6.0% of the gross proceeds from the sale of shares of our common stock sold in the primary offering and a dealer manager fee of up to 2.5% of the gross proceeds from the sale of shares of our common stock sold in the primary offering. In lieu of the sales commission and the dealer manager fee, the Dealer Manager will receive a servicing fee of up to 1.0% of the primary offering price for shares of our common stock issued pursuant to the distribution reinvestment plan.

Management Decisions of the Advisor

Messrs. Biallas, Bloom, Blumberg, Florence, Moran, Mueller, Mulvihill, Warren, Wattles and Zucker have primary responsibility for management decisions of the Advisor, including the selection of real property and securities investments to be recommended to our board of directors, the negotiations in connection with these investments and the property management and leasing of real properties.

Management Compensation

Because our Advisory Agreement provides that our Advisor will assume principal responsibility for managing our affairs, our officers, in their capacities as such, do not receive compensation directly from us. However, in their capacities as officers or employees of our Advisor or its affiliates, they will devote such portion of their time to our affairs as is required for the performance of the duties of our Advisor under the Advisory Agreement. Our Advisor has informed us that, because the services performed by its officers or employees in their capacities as such are not performed exclusively for us, it cannot segregate and identify that portion of the compensation awarded to, earned by or paid to our executive officers by the Advisor that relates solely to their services to us, other than any compensation paid to them in the form of equity interests in us.

We have not yet paid any compensation to our executive officers or the Advisor. The following table summarizes and discloses all of the compensation and fees, including reimbursement of expenses, to be paid by us to the Advisor, the Property Manager and the Dealer Manager. The maximum amount that we may pay with respect to such compensation, fees and reimbursement of expenses is also set forth below. The Advisor, Dividend Capital Total Advisors Group LLC, the Dealer Manager, the Property Manager and the Exchange Facilitator are presently each directly or indirectly majority owned by one or more of the following and/or their affiliates: John A. Blumberg, Thomas I. Florence, James R. Mulvihill, Mark D. Quam, Thomas G. Wattles and Evan H. Zucker. The independent directors will determine, from time to time but at least annually, that (1) the total fees and expenses paid to the Advisor, the Property Manager and the Dealer Manager, as applicable, are reasonable in light of our investment performance, net assets, net income, and the fees and expenses of other comparable unaffiliated

REITs, and (2) the compensation paid to the Advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by this prospectus. The independent directors will also supervise the performance of the Advisor and review the compensation we pay the Advisor to determine that the provisions of the Advisory Agreement are carried out.

SUMMARY OF FEES, COMMISSIONS AND REIMBURSEMENTS

Type of Fee and Recipient	Description and Method of Computation

Organizational and Offering Stage

• Sales Commission—the Dealer Manager(1)	Up to 6.0% of the gross proceeds from the sale of shares of our common stock sold in the primary offering (all or a portion of which may be reallowed to participating broker dealers).

• Dealer Manager Fee—the Dealer Manager(1)	Up to 2.5% of the gross proceeds from the sale of shares of our common stock sold in the primary offering (a portion of which the Dealer Manager may reallow to participating broker dealers as a marketing expense reimbursement based on such factors as the volume of shares of our common stock sold by such participating broker dealers, marketing support and due diligence fees and expenses incurred).

• Distribution Reinvestment Plan Servicing Fee—the Dealer Manager	Up to 1.0% of the primary offering price for shares of our common stock issued pursuant to our distribution reinvestment plan (all or a portion of which may be reallowed to participating broker dealers). Neither the sales commission, the dealer manager fee, nor the organizational and offering expense reimbursement will be paid with respect to these shares.

• Organizational and Offering Expense Reimbursement—the Advisor or its affiliates(2)	Up to 1.5% of the aggregate gross proceeds from the sale of shares of our common stock sold in the primary offering to reimburse the Advisor for incurring or paying our cumulative organizational and offering expenses (excluding the sales commission and the dealer manager fee).

Operational Stage

• Acquisition Fees—the Advisor(3)	The acquisition fees are payable to the Advisor (all or a portion of which may be reallowed to the Advisor’s product specialists) in connection with the acquisition, development or construction of real properties. These fees are payable to the Advisor in connection with each real property investment acquired on our behalf and will vary depending on whether the asset acquired is in the operational, development or construction stage. For each real property acquired in the operational stage, the acquisition fee will be an amount equal to up to 2.0% of the purchase price of the property, until such time as we have invested an aggregate amount of $500,000,000 in properties acquired in the operational stage, at which time the acquisition fee will be reduced to up to 1.0% for properties acquired thereafter. For each real property acquired prior to or during the development or construction stage, the acquisition fee will be an amount equal to up to 4.0% of the total project cost (which will be the amount actually paid or allocated to the purchase, development, construction or improvement of a property exclusive of acquisition fees and acquisition expenses).

• Asset Management Fees—the Advisor(4)

The asset management fees are payable to the Advisor (all or a portion of which may be reallowed to the Advisor’s product specialists) in connection with the active oversight and investment management of the real property and securities assets in our portfolio.

For real property assets, the asset management fee will consist of: (i) a monthly fee equal to one twelfth of 0.5% of the aggregate cost (before non cash reserves and depreciation) of all real property assets within our portfolio; (ii) a monthly fee equal to 8.0% of the aggregate monthly net operating income derived from all real property assets within our portfolio; and (iii) a fee of 1.0% of the sales price of individual real property assets upon disposition.

For securities assets, the asset management fee will consist of a monthly fee equal to one twelfth of 1.0% of the aggregate value of all securities within our portfolio.

Type of Fee and Recipient	Description and Method of Computation
• Property Management and Leasing Fees—the Property Manager(4)

An amount equal to a market based percentage of the annual gross revenues of each real property owned by us and managed by the Property Manager. Such fee is expected to range from 2% to 5% of annual gross revenues. However, the actual percentage is variable and will depend on factors such as geographic location and real property type (such as office, industrial, retail, multifamily and other real property types).

In addition, we may pay the Property Manager a separate fee for the one time initial lease up of newly constructed real properties in an amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area. Such fee is generally expected to range from 2% to 8% of the projected first years’ annual gross revenues of the property. However, the actual percentage is variable and will depend on factors such as geographic location and real property type (such as office, industrial, retail, multifamily and other real property types).

Liquidity Stage

• Real Estate Sales Commission —the Advisor or its Affiliates(5)	Up to 50.0% of the reasonable, customary and competitive commission paid for the sale of a comparable real property, provided that such amount shall not exceed 1.0% of the contract price of the property sold and, when added to all other real estate commissions paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6.0% of the sales price of the property.

• Special Units—Dividend Capital Total Advisors Group, LLC, the parent of the Advisor

Dividend Capital Total Advisors Group LLC, which is the parent of the Advisor, is the holder of the Special Units. As such, Dividend Capital Total Advisors Group LLC may be entitled to receive certain cash distributions so long as the Special Units remain outstanding as well as a potential one time payment, in the form of a promissory note, upon the redemption of the Special Units (as further described below).

So long as the Special Units remain outstanding, the holder of the Special Units will receive 15.0% of the net sales proceeds received by the Operating Partnership on dispositions of its assets and dispositions of real property held by joint ventures or partnerships in which the Operating Partnership owns an interest after the other holders of OP Units, including us, have received, in the aggregate, cumulative distributions from operating income, sales proceeds or other sources equal to our capital contributions plus a 6.5% cumulative non-compounded annual pre-tax return on our net contributions.

In addition, the Special Units will be redeemed by the Operating Partnership, resulting in a one time payment, in the form of a promissory note, to the holder of the Special Units upon the earliest to occur of the following events:

(i)     The listing of our common stock on a national securities exchange or the Nasdaq National Market (or the receipt by our stockholders of securities that are listed on a national securities exchange or the Nasdaq National Market in exchange for our common stock), which we refer to as a “Listing Liquidity Event.”

(ii)    The termination or non renewal of the Advisory Agreement, which we refer to as an “Advisory Agreement Termination Event,” (a) for “cause,” as defined in the Advisory Agreement, (b) in connection with a merger, sale of assets or transaction involving us pursuant to which a majority of our directors then in office are replaced or removed, (c) by the Advisor for “good reason,” as defined in the Advisory Agreement, or (d) by us or the Operating Partnership other than for “cause.”

Type of Fee and Recipient	Description and Method of Computation
Upon a Listing Liquidity Event, the one time payment to the holder of the Special Units will be the amount that would have been distributed with respect to the Special Units as described above if the Operating Partnership had distributed to the holders of OP Units upon liquidation an amount equal to the market value of the listed shares based upon the average closing price or, if the average closing price is not available, the average of bid and asked prices, for the 30 day period beginning 150 days after such Listing Liquidity Event. Upon an Advisory Agreement Termination Event (other than for “cause,” as defined in the Advisory Agreement), the one time payment to the holder of the Special Units will be the amount that would have been distributed with respect to the Special Units as described above if the Operating Partnership sold all of its assets for their then fair market values (as determined by appraisal, except for cash and those assets which can be readily marked to market), paid all of its liabilities and distributed any remaining amount to the holders of OP Units in liquidation of the Operating Partnership. Upon an Advisory Agreement Termination Event for “cause,” the one time cash payment to the holder of the Special Units will be $1.

Upon a Listing Liquidity Event or an Advisory Agreement Termination Event (other than for “cause”), the one time payment to the holder of the Special Units will be made in the form of a non interest bearing promissory note that will be repaid using the entire net proceeds from each sale of the Operating Partnership’s assets in connection with or following the occurrence of the particular event. Payments may not be made under a promissory note issued in connection with an Advisory Agreement Termination Event until either (a) the closing of asset sales that result in aggregate, cumulative distributions to the holders of our OP Units, including us, in an amount equal to our capital contributions plus a 6.5% cumulative non-compounded annual pre-tax return on our net contributions or (b) a Listing Liquidity Event, each of which we refer to as a “Subsequent Liquidity Event.” In addition, the amount of the promissory note issued in connection with an Advisory Agreement Termination Event will be subject to reduction as of the date of the Subsequent Liquidity Event by an amount that will ensure that, in connection with the Subsequent Liquidity Event, the holder of the promissory note does not receive in excess of 15% of the distributions that are made or are deemed to be made after holders of our OP Units, including us, have received or are deemed to have received aggregate, cumulative distributions equal to our capital contributions plus a 6.5% cumulative non-compounded annual pre-tax return on our net contributions.

Except as described above, the holder of the Special Units shall not be entitled to receive any redemption or other payment from us or the Operating Partnership including any participation in the quarterly distributions we intend to make to our stockholders. In addition, it is possible that certain of our stockholders would receive more or less than the 6.5% cumulative non-compounded annual pre-tax return on net contributions described above prior to the commencement of distributions to the holder of the Special Units or the redemption of the Special Units.

(1)	The sales commission and dealer manager fee may be reduced or waived in connection with certain categories of sales, such as sales for which a volume discount applies, sales through investment advisors or banks acting as trustees or fiduciaries, sales to our affiliates and sales under our distribution reinvestment plan.
(2)	The organizational and offering expense reimbursement consists of compensation for incurrence on our behalf of legal, accounting, printing and other offering expenses, including for marketing, salaries and direct expenses of its employees, employees of its affiliates and others while engaged in registering and marketing the shares of our common stock, which shall include development of marketing materials and marketing presentations, planning and participating in due diligence and marketing meetings and generally coordinating the marketing process for us. The Advisor and its affiliates will be responsible for the payment of our cumulative organizational and offering expenses, other than the sales commission and the dealer manager fee, to the extent they exceed 1.5% of the aggregate gross proceeds from the sale of shares of our common stock sold in the primary offering on a best efforts basis without recourse against or reimbursement by us. We have used $200,629 of the initial capital contributed to us by the Advisor and its affiliates to directly pay a portion of the Securities and Exchange Commission filing fee associated with this offering and certain entity formation fees. These payments appear on our December 31, 2005 balance sheet as “Account receivable, related party—organizational and offering expense,” and are referred to below as the “pre-paid offering expense.” As a result, during the second quarter of 2006 we withheld from offering and expense reimbursement payments otherwise payable to the Advisor in connection with this offering, a total amount equal to the pre-paid offering expense. The Advisor has since become eligible to receive reimbursement payments from us.

(3)	We will pay the Advisor the acquisition fee amount upon the closing of a real property acquisition transaction for properties that are in the operational stage or as a percentage of completion for properties in the development stage. Our charter limits our ability to pay acquisition fees if the total of all acquisition fees and expenses relating to the purchase would exceed 6.0% of the contract purchase price or total development cost. Under our charter, a majority of our board of directors, including a majority of the independent directors, would have to approve any acquisition fees (or portion thereof) which would cause the total of all acquisition fees and expenses relating to a real property acquisition to exceed 6.0% of the purchase price.
(4)	The Advisor must reimburse us at least annually for reimbursements paid to the Advisor in any year to the extent that such reimbursements to the Advisor cause our operating expenses to exceed the greater of (1) 2.0% of our average invested assets, which generally consists of the average book value of our real properties before reserves for depreciation or bad debts and the average book value of securities, or (2) 25.0% of our net income, which is defined as our total revenues less total expenses for any given period excluding reserves for depreciation and bad debt, unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets invested directly or indirectly in equity interests and loans secured by real estate during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including asset management fees, but excluding (a) the expenses of raising capital such as organizational and offering expenses, legal, audit, accounting, underwriting, brokerage, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer and registration of shares of our common stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of our assets; and (f) acquisition fees, acquisition expenses (including expenses relating to potential acquisitions that we do not close), real estate commissions on the resale of real property and other expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other real property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real property).
(5)	Although we are most likely to pay real estate sales commissions to the Advisor or one of its affiliates in our liquidity stage, these fees may also be earned during our operational stage.

THE OPERATING PARTNERSHIP AGREEMENT

General

The Operating Partnership was formed in April 2005 to own real property and real restate related securities investments that will be acquired and actively managed by the Advisor on our behalf. We utilize an UPREIT structure generally to enable us to acquire real property in exchange for OP Units from owners who desire to defer taxable gain that would otherwise normally be recognized by them upon the disposition of their real property or the transfer of their real property to us in exchange for shares of our common stock or cash. In such a transaction, the property owner’s goals are accomplished because the owner may contribute property to the Operating Partnership in exchange for OP Units on a tax-free basis. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of shares of our common stock in a REIT.

We intend to hold substantially all of our assets in the Operating Partnership or in subsidiary entities in which the Operating Partnership owns an interest, and we intend to make future acquisitions of real properties using the UPREIT structure. Further, the Operating Partnership is structured to make distributions with respect to OP Units which are equivalent to the distributions made to our stockholders. Finally, a holder of OP Units may later exchange his OP Units for shares of our common stock in a taxable transaction. For purposes of satisfying the asset and income tests for qualification as a REIT for federal income tax purposes, the REIT’s proportionate share of the assets and income of the Operating Partnership will be deemed to be assets and income of the REIT. We are the sole general partner of the Operating Partnership. The Advisor and the parent of the Advisor have contributed a total of $201,000 to the Operating Partnership and are currently the only limited partners. As the sole general partner of the Operating Partnership, we have the exclusive power to manage and conduct the business of the Operating Partnership.

The following is a summary of certain provisions of the Operating Partnership Agreement. This summary is qualified by the specific language in the Operating Partnership Agreement. For more detail, you should refer to the actual Operating Partnership Agreement, a copy of which we have filed as an exhibit to the registration statement of which this prospectus forms a part.

Capital Contributions

As we accept subscriptions for shares of our common stock, we will transfer substantially all of the net offering proceeds to the Operating Partnership in exchange for OP Units. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors, and the Operating Partnership will be deemed to have simultaneously paid the fees, commissions and other costs associated with the offering.

If the Operating Partnership requires additional funds at any time in excess of capital contributions made by us and the Advisor, we may borrow funds from a financial institution or other lender and lend such funds to the Operating Partnership on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause the Operating Partnership to issue OP Units for less than fair market value if we conclude in good faith that such issuance is in the best interest of the Operating Partnership and us.

Operations

The Operating Partnership Agreement requires that the Operating Partnership be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for federal income tax purposes, unless we otherwise cease to qualify as a REIT, (2) avoid any federal income or excise tax liability, and (3) ensure that the Operating Partnership will not be classified as a “Publicly Traded Partnership” for purposes of Section 7704 of the Code, which classification could result in the Operating Partnership being taxed as a corporation, rather than as a partnership. See “Federal Income Tax Considerations—Federal Income Tax Aspects of the Operating Partnership—Classification as a Partnership.”

The Operating Partnership Agreement generally provides that, except as provided below with respect to the Special Units, the Operating Partnership will distribute cash flow from operations and, except as provided below, net sales proceeds from disposition of assets, to the partners of the Operating Partnership in accordance with their relative percentage interests, on at least a quarterly basis, in amounts determined by us as general partner such that a holder of one OP Unit will generally receive the same amount of annual cash flow distributions from the Operating Partnership as the amount of annual distributions paid to the holder of one share of our common stock (before taking into account certain tax withholdings some states may require with respect to the OP Units).

Similarly, the Operating Partnership Agreement provides that income of the Operating Partnership from operations and, except as provided below, income of the Operating Partnership from disposition of assets, normally will be allocated to the holders of OP Units in accordance with their relative percentage interests such that a holder of one OP Unit will be allocated income for each taxable year in an amount equal to the amount of taxable income allocated to us in respect of a holder of one share of our common stock, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and corresponding Treasury Regulations. Losses, if any, will generally be allocated among the partners (other than the holder of the Special Units) in accordance with their respective percentage interests in the Operating Partnership. Upon the liquidation of the Operating Partnership, after payment of debts and obligations, any remaining assets of the Operating Partnership will be distributed in accordance with the distribution provisions of the Operating Partnership Agreement to the extent of each partner’s positive capital account balance. If we were to have a negative balance in our capital account following a liquidation, we would be obligated to contribute cash to the Operating Partnership equal to such negative balance for distribution to other partners, if any, having positive balances in their capital accounts.

The holders of the Special Units will be entitled to distributions from our Operating Partnership in an amount equal to 15% of net sales proceeds received by our Operating Partnership on dispositions of its assets and dispositions of real properties by joint ventures or partnerships in which our Operating Partnership owns a partnership interest, after the other holders of OP Units, including us, have received, in the aggregate, cumulative distributions from operating income, sales proceeds or other sources, equal to their capital contributions plus a 6.5% cumulative non-compounded annual pre-tax return thereon. There will be a corresponding allocation of realized (or, in the case of redemption, unrealized) profits of our Operating Partnership made to the owner of the Special Units in connection with the amounts payable with respect to the Special Units, including amounts payable upon redemption of the Special Units, and those amounts will be payable only out of realized (or, in the case of redemption, unrealized) profits of our Operating Partnership. Depending on various factors, including the date on which shares of our common stock are purchased and the price paid for such shares of common stock, a stockholder may receive more or less than the 6.5% cumulative non-compounded annual pre-tax return on their net contributions described above prior to the commencement of distributions to the owner of the Special Units.

In addition to the administrative and operating costs and expenses incurred by the Operating Partnership in acquiring and operating real properties and in acquiring and managing real estate related securities, the Operating Partnership will pay all our administrative costs and expenses and such expenses will be treated as expenses of the Operating Partnership. Such expenses will include:

•	All expenses relating to the formation and continuity of our existence;

•	All expenses relating to our public offering and registration of securities;

•	All expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

•	All expenses associated with compliance by us with applicable laws, rules and regulations; and

•	All our other operating or administrative costs incurred in the ordinary course of our business on behalf of the Operating Partnership.

Redemption Rights

The holders of OP Units (other than us, the Advisor and the holder of the Special Units) generally have the right to cause the Operating Partnership to redeem all or a portion of their OP Units for, at our sole discretion, shares of our common stock, cash, or a combination of both. If we elect to redeem OP Units for shares of our common stock, we will generally deliver one share of our common stock for each OP Unit redeemed. If we elect to redeem OP Units for cash, the cash delivered will generally equal the amount the limited partner would have received if his or her OP Units were redeemed for shares of our common stock and then such shares were subsequently redeemed pursuant to our share redemption program. In connection with the exercise of these redemption rights, a limited partner must make certain representations, including that the delivery of shares of our common stock upon redemption would not result in such limited partner owning shares in excess of the ownership limits in our charter. The Special Units will be redeemed for a specified amount upon the earliest of: (a) the occurrence of certain events that result in the termination or non-renewal of the Advisory Agreement, or (b) a Listing Liquidity Event. See “The Advisor and the Advisory Agreement—Management Compensation.”

Subject to the foregoing, holders of OP Units (other than the Advisor and the holders of the Special Units) may exercise their redemption rights at any time after one year following the date of issuance of their OP Units; provided, however, that a holder of OP Units may not deliver more than two redemption notices in a single calendar year and may not exercise a redemption right for less than 1,000 OP Units, unless such holder holds less than 1,000 OP Units, in which case, it must exercise its redemption right for all of its OP Units.

Transferability of Operating Partnership Interests

We may not (1) voluntarily withdraw as the general partner of the Operating Partnership, (2) engage in any merger, consolidation or other business combination, or (3) transfer our general partnership interest in the Operating Partnership (except to a wholly owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the holders of OP Units receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction (or in the case of the holder of the Special Units, the amount of cash, securities or other property equal to the fair market value of the Special Units) or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to the Operating Partnership in return for an interest in the Operating Partnership and agrees to assume all obligations of the general partner of the Operating Partnership. We may also enter into a business combination or we may transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the holders of OP Units, other than the Advisor and its affiliates. With certain exceptions, the holders of OP Units may not transfer their interests in the Operating Partnership, in whole or in part, without our written consent, as general partner. In addition, the Advisor may not transfer its interest in the Operating Partnership as long as it is acting as our advisor.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with the Advisor and other affiliates, including (i) conflicts related to the compensation arrangements between the Advisor, certain affiliates and us, (ii) conflicts with respect to the allocation of the time of the Advisor and its key personnel and (iii) conflicts with respect to the allocation of investment opportunities. The independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise and will have a fiduciary obligation to act on behalf of the stockholders. The material conflicts of interest are discussed below.

Interests in Other Real Estate Programs

Other than performing services as our advisor, the Advisor presently has no interests in other real estate programs. However, certain members of the Advisor’s management team including John A. Blumberg, Thomas I. Florence, James R. Mulvihill, Thomas G. Wattles and Evan H. Zucker are presently, and plan in the future to continue to be, involved with 14 other real estate programs and activities. Present activities of these affiliates include:

•	Acting as advisor to Dividend Capital Trust in the acquisition, ownership, management and disposition of high-quality industrial buildings;

•	Making investments in the acquisition, ownership, development and management of retail, residential and other property types located in various markets in Mexico;

•	Making investments in the acquisition, ownership, development and management of multifamily, golf and residential community properties primarily located in Denver, Colorado and the New York City metropolitan area; and

•	Making investments in the acquisition, ownership, development and management of other real estate assets primarily located in Denver, Colorado.

The Advisor and other affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, ownership, development, management, leasing or sale of real property or the acquisition, ownership, management and disposition of real estate related securities. None of the Dividend Capital affiliated entities are prohibited from raising money for another entity that makes the same types of investments that we target and we may co-invest with any such entity. All such potential co-investments will be subject to approval by our independent directors.

Allocation of Advisor’s Time

We rely on the Advisor and its affiliates to manage our day-to-day activities and to implement our investment strategy. The Advisor and certain of its affiliates, including its principals and some of its potential product specialists, are presently, and plan in the future to continue to be, involved with real estate programs and activities which are unrelated to us. As a result of these activities, the Advisor, its employees, its product specialists and certain of its affiliates will have conflicts of interest in allocating their time between us and other activities in which they are or may become involved. The Advisor, its employees and its product specialists will devote only as much of its time to our business as the Advisor and the product specialists, in their judgment, determine is reasonably required, which may be substantially less than their full time. Therefore, the Advisor, its employees and its product specialists may experience conflicts of interest in allocating management time, services, and functions among us and other Dividend Capital affiliated entities and any other business ventures in which they or any of their key personnel, as applicable, are or may become involved. This could result in actions that are more favorable to other Dividend Capital affiliated entities than to us. However, the Advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the Dividend Capital activities in which they are involved.

Competition

We may compete with other Dividend Capital affiliated entities for opportunities to acquire or sell real properties in certain geographic areas. As a result of this competition, certain investment opportunities may not be available to us. The Advisor may engage Dividend Capital Trust as one of its product specialists with respect to our investments in industrial real property. We and our Advisor have developed procedures to resolve potential conflicts of interest in the allocation of investment opportunities between us and Dividend Capital Trust. The Advisor will be required to provide information to our board of directors to enable the board, including the independent directors, to determine whether such procedures are being fairly applied. See “Conflict Resolution Procedures” for a description of how investment opportunities will be allocated between us and Dividend Capital Trust.

We may also compete with other Dividend Capital affiliated entities for opportunities to acquire or sell certain types of real estate related securities. As a result of this competition, certain investment opportunities may not be available to us. The Advisor may engage Dividend Capital Investments as one of its product specialists with respect to our investments in real estate related securities. Dividend Capital Investments is also the investment manager for two additional Dividend Capital affiliated entities, and certain non-affiliated entities, which invest in the same general types of securities as those in which we intend to invest. We and our Advisor have developed procedures to resolve potential conflicts of interest in the allocation of real estate related securities investments between us and other potential clients of Dividend Capital Investments. The Advisor will be required to provide information to our board of directors to enable the board, including the independent directors, to determine whether such procedures are being fairly applied. See “Conflict Resolution Procedures” for a description of how Dividend Capital Investments will allocate investment opportunities among the Dividend Capital affiliated entities which are its clients.

Certain of the Advisor’s affiliates currently own and/or manage properties in geographic areas in which we expect to acquire real properties. Conflicts of interest will exist to the extent that we own and /or manage real properties in the same geographic areas where real properties owned or managed by other Dividend Capital affiliated entities are located. In such a case, a conflict could arise in the leasing of real properties in the event that we and another Dividend Capital affiliated entity were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of real properties in the event that we and another Dividend Capital affiliated entity were to attempt to sell similar real properties at the same time. Conflicts of interest may also exist at such time as we or our affiliates managing real property on our behalf seek to employ developers, contractors or building managers.

Affiliated Dealer Manager

We are affiliated with the Dealer Manager and this relationship may create conflicts of interest in connection with the performance of due diligence by the Dealer Manager. Although the Dealer Manager will examine the information in the prospectus for accuracy and completeness, the Dealer Manager is an affiliate of the Advisor and will not make an independent due diligence review and investigation of our company or this offering of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. The Dealer Manager is currently involved in offerings for other Dividend Capital affiliated entities. Accordingly, you do not have the benefit of such independent review and investigation.

Certain of the participating broker dealers have made, or are expected to make, their own independent due diligence investigations. The Dealer Manager is not prohibited from acting in any capacity in connection with the offer and sale of securities offered by Dividend Capital affiliated entities that may have some or all investment objectives similar to ours.

Affiliated Property Manager

We anticipate that the Property Manager may perform certain property management services for us and the Operating Partnership. The Property Manager is affiliated with the Advisor and in the future there is potential for a number of the members of the Advisor’s management team and the Property Manager to overlap. As a result, we might not always have the benefit of independent property management to the same extent as if the Advisor and the Property Manager were unaffiliated and did not share any employees or managers. In addition, given that the Property Manager is affiliated with us and the Advisor, any agreements with the Property Manager will not be at arm’s length. As a result, with respect to any such agreement we will not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties.

Our agreement with the Property Manager ends one year after the date of our original prospectus dated January 27, 2006, subject to renewals by the board for an unlimited number of successive one-year periods. The independent directors will evaluate the performance of the Property Manager before renewing the Property Management Agreement. The Property Management Agreement may be terminated by a majority of our independent directors upon 60 days’ written notice without cause or penalty. Our Property Manager may be deemed to be a fiduciary of the Company.

Lack of Separate Representation

Skadden, Arps, Slate, Meagher & Flom LLP has acted as our special U.S. federal income tax counsel to us in connection with this offering and is counsel to us, the Operating Partnership, the Advisor and the Dealer Manager in connection with this offering and may in the future act as counsel for each such company. Moye White LLP serves as special securities counsel to us, the Advisor and the Dealer Manager in connection with this offering and may continue to do so in the future. Skadden, Arps, Slate, Meagher & Flom LLP and Moye White LLP also serve as counsel to certain affiliates of the Advisor in matters unrelated to this offering. There is a possibility that in the future the interests of the various parties may become adverse. In the event that a dispute were to arise between us, the Operating Partnership, the Advisor, or any of their affiliates, separate counsel for such parties would be retained as and when appropriate.

Joint Ventures with Affiliates of the Advisor

Subject to approval by our board of directors and the separate approval of our independent directors, we may enter into joint ventures or other arrangements with affiliates of the Advisor to acquire, develop and /or manage real properties. We may enter into such agreements with Dividend Capital Trust with respect to certain industrial properties. The Advisor and its affiliates may have conflicts of interest in determining which of such entities should enter into any particular joint venture agreement. Our joint venture partners may have economic or business interests or goals which are or that may become inconsistent with our business interests or goals. In addition, should any joint venture be consummated, the Advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated joint venture partner and in managing the joint venture. Since the Advisor will make investment decisions on our behalf, agreements and transactions between the Advisor’s affiliates and us as joint venture partners with respect to any such joint venture will not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties.

Fees and Other Compensation to the Advisor and its Affiliates

A transaction involving the purchase and sale of real properties may result in the receipt of commissions, fees and other compensation by the Advisor and its affiliates and partnership distributions to the Advisor and its affiliates, including acquisition fees, property management and leasing fees, real estate brokerage commissions and participation in non-liquidating net sale proceeds. None of the agreements that provide for fees and other compensation to the Advisor and its affiliates will be the result of arm’s length negotiations. All such agreements, including our Advisory Agreement, require approval by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in such transactions, as being fair and reasonable to us and on terms and conditions no less favorable than those which could be obtained from unaffiliated entities. The timing and nature of fees and compensation to the Advisor or its affiliates could create a conflict between the interests of the Advisor or its affiliates and those of our stockholders. However, certain fees and distributions (but not expense reimbursements) payable to the Advisor and its affiliates relating to the sale of properties are subordinated to the return to the stockholders or partners of the Operating Partnership of their capital contributions plus cumulative noncompounded annual returns on such capital.

Subject to oversight by the board of directors, the Advisor has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, the Advisor may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that such fees and other amounts will generally be payable to the Advisor and its affiliates regardless of the quality of the real properties or real estate related securities acquired or the services provided to us.

Each transaction we enter into with the Advisor or its affiliates is subject to an inherent conflict of interest. The board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and any affiliate. The independent directors who are also otherwise disinterested in the transaction must approve each transaction between us and the Advisor or any of its affiliates as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

We do not currently expect to purchase securities of Dividend Capital Trust or any other REIT or investment company which is affiliated with us. However, if any such investments are made, we, Dividend Capital Trust and /or the affiliated REIT or investment company would waive those fees which are necessary to avoid any duplication of the dealer manager fees, sales commissions, organizational and offering expense reimbursement and asset management fees.

Conflict Resolution Procedures

We are subject to potential conflicts of interest arising out of our relationship with the Advisor and its affiliates. These conflicts may relate to compensation arrangements, the allocation of investment opportunities, the terms and conditions on which various transactions might be entered into by us and the Advisor or its affiliates and other situations in which our interests may differ from those of the Advisor or its affiliates. The procedures set forth below have been adopted by us to address these potential conflicts of interest.

Independent Directors

Our independent directors, acting as a group, will resolve potential conflicts of interest whenever they determine that the exercise of independent judgment by the board of directors or the Advisor or its affiliates could reasonably be compromised. However, the independent directors may not take any action which, under Maryland law, must be taken by the entire board or which is otherwise not within their authority. The independent directors, as a group, are authorized to retain their own legal and financial advisors. Among the matters we expect the independent directors to review and act upon are:

•	The continuation, renewal or enforcement of our agreements with the Advisor and its affiliates, including the Advisory Agreement and the agreement with the dealer manager;

•	Transactions with affiliates, including our directors and officers;

•	Awards under the equity incentive plan; and

•	Pursuit of a potential Liquidity Event.

Those conflict of interest matters that cannot be delegated to the independent directors, as a group, under Maryland law must be acted upon by both the board of directors and the independent directors.

Compensation Involving the Advisor and its Affiliates

The independent directors will evaluate at least annually whether the compensation that we contract to pay to the Advisor and its affiliates is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by our charter. The independent directors will supervise the performance of the Advisor and its affiliates and the compensation we pay to them to determine that the provisions of our compensation arrangements are being carried out. This evaluation will be based on the factors set forth below as well as any other factors deemed relevant by the independent directors:

•	The amount of fees paid to the Advisor in relation to the size, composition and performance of our investments;

•	The success of the Advisor in generating investments that meet our investment objectives;

•	Rates charged to other externally advised REITs and other similar investors by advisors performing similar services;

•	Additional revenues realized by the Advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business; and

•	The quality and extent of the services and advice furnished by the Advisor.

Acquisitions Involving Affiliates

We will not purchase or lease real properties in which the Advisor or its affiliates or any of our directors or officers has an interest without a determination by a majority of the directors not otherwise interested in the transaction (including a majority of the independent directors) that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the Advisor or its affiliates unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its appraised value. We will not sell or lease real properties to the Advisor or its affiliates or to our directors unless a majority of the directors not otherwise interested in the transactions (including a majority of the independent directors) determine the transaction is fair and reasonable to us.

Mortgage Loans Involving Affiliates

Our charter prohibits us from investing in or making mortgage loans in which the transaction is with the Advisor or our directors or officers or any of their affiliates unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any lien or other indebtedness of the Advisor, our directors, our officers or any of their affiliates.

Issuance of Options and Warrants to Certain Affiliates

Our charter prohibits the issuance of options or warrants to purchase our common stock to the Advisor, our directors or officers or any of their affiliates (i) on terms more favorable than we would offer such options or warrants to unaffiliated third parties or (ii) in excess of an amount equal to 10% of our outstanding common stock on the date of grant.

Repurchase of Shares of Common Stock

Our charter prohibits us from paying a fee to the Advisor or our directors or officers or any of their affiliates in connection with our repurchase or redemption of our common stock.

Loans and Expense Reimbursements Involving Affiliates

We will not make any loans to the Advisor or to our directors or officers or any of our other affiliates. In addition, we will not borrow from these affiliates unless the independent directors approve the transaction as being fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought, nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or the Advisor or its affiliates.

In addition, our directors and officers and the Advisor and its affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner, subject to the limitation on reimbursement of operating expenses to the extent that they exceed the greater of 2% of our average invested assets or 25% of our net income, as described in this prospectus under the caption “The Advisor and the Advisory Agreement—The Advisory Agreement.”

Voting of Shares of Common Stock Owned by Affiliates

Before becoming a stockholder, the Advisor or a director or officer or any of their affiliates must agree not to vote their shares of common stock regarding (i) the removal of any of these affiliates or (ii) any transaction between them and us.

Allocation of Investment Opportunities Among Affiliates

The Advisor may enter into product specialist agreements or other arrangements with affiliates that have specialized expertise in specific areas of real property or real estate related securities investments to assist the Advisor in connection with identifying, evaluating and recommending potential investments, performing due diligence, negotiating purchases and managing our assets on a day-to-day basis. The Advisor may engage Dividend Capital Trust and Dividend Capital Investments, each of whom is an affiliate of ours, as product specialists in connection with certain industrial real property investments and potential securities investment management services, respectively.

In the event that an investment opportunity becomes available which, in the discretion of the Advisor, is suitable for us under all of the factors considered by the Advisor, then the Advisor shall present the opportunity to our board of directors. In determining whether or not an investment opportunity is suitable for us and another program affiliated with the Advisor, the Advisor shall examine, among others, the following factors as they relate to us and each other program:

•	the investment objectives and criteria of each program;

•	the general real property sector and/or securities sector investment allocation targets of each program;

•	the cash requirements of each program;

•	the effect of the acquisition both on diversification of each program’s investments by type of commercial property and geographic area, and on diversification of the customers of its properties;

•	the policy of each program relating to leverage of properties;

•	the anticipated cash flow of each program;

•	the income tax effects of the purchase on each program;

•	the size of the investment; and

•	the amount of funds available to each program and the length of time such funds have been available for investment.

If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of the Advisor, to be more appropriate for a program other than the program that committed to make the investment, the Advisor may determine that another program affiliated with the Advisor or its affiliates may make the investment. Our board of directors has a duty to ensure that the method used by the Advisor for the allocation of investments by two or more affiliated programs seeking to acquire similar types of investments shall be reasonable.

In performance of its role as a product specialist, to the extent that an affiliate becomes aware of an investment opportunity that is suitable for us, it is possible that we may, pursuant to the terms of any agreement with such affiliate, co-invest equity capital in the form of a joint venture. The terms of any such joint venture shall be no less favorable to us than would be available in an arm’s length transaction with an unaffiliated third party.

Any affiliate that serves as a product specialist in connection with securities investment management services will be required to have adopted trade aggregation and allocation policies designed to promote fairness and equity amongst all of its clients and to minimize risk that any of its clients would be or could be systematically advantaged or disadvantaged through aggregation of trade orders.

Any of our Advisor’s product specialist and joint venture agreements with affiliate(s) may also require that such affiliate(s) provide the Advisor, on a quarterly basis and/or upon reasonable request, such reasonable information required by our board of directors, including our independent directors, to determine whether our conflicts resolution procedures are being fairly applied.

BENEFICIAL OWNERSHIP OF SHARES OF

COMMON STOCK AND OP UNITS OF THE OPERATING PARTNERSHIP

Montecito Investments, LLC, an affiliate of the Advisor, currently owns 200 shares of our common stock. The Advisor and the parent of the Advisor have also contributed $201,000 to the Operating Partnership in exchange for OP Units and are currently its sole limited partners. For so long as the Advisor serves as our advisor, neither the Advisor nor the parent of the Advisor may sell these OP Units.

Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 518 Seventeenth Street, 17th Floor, Denver, Colorado 80202.

Shares of Our Common Stock and OP Units

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Common Stock
Montecito Investments, LLC(2)	200 Shares	*
Dividend Capital Total Advisors LLC(3)	20,000 OP Units(4)	1%(4)
Dividend Capital Total Advisors Group LLC(3)	100 Special Units(5)	*
John A. Blumberg(3) (Chairman and Director)	20,000 OP Units(4)	1%(4)
Marc J. Warren (President and Director)	—	*
Charles B. Duke (Independent Director)	2,000(6)	*
Daniel J. Sullivan (Independent Director)	2,000(6)	*
John P. Woodberry (Independent Director)	2,000(6)	*
John E. Biallas (Chief Financial Officer and Treasurer)	—	*
Troy J. Bloom (Secretary)	—	*
Beneficial ownership of common stock by all directors and executive officers as a group (7 persons)(3)	—	—

*	Less than 1%.
(1)	Except as otherwise indicated below, each beneficial owner has the sole power to vote and dispose of all common stock held by that beneficial owner. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. Common stock issuable pursuant to options, to the extent such options are exercisable within 60 days, are treated as beneficially owned and outstanding for the purpose of computing the percentage ownership of the person holding the option, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2)	Montecito Investments, LLC is presently directly or indirectly controlled by Evan H. Zucker.
(3)	The Advisor and the parent of the Advisor are presently each directly or indirectly controlled by one or more of the following and/or their affiliates: John A. Blumberg, Thomas I. Florence, James R. Mulvihill, Thomas G. Wattles and Evan H. Zucker. With respect to Mr. Blumberg, consists solely of 20,000 OP Units held by the Advisor. Mr. Blumberg disclaims beneficial ownership of the OP Units held by the Advisor except to the extent of his pecuniary interest therein.
(4)	Represents OP Units that are redeemable for shares of our common stock under certain circumstances. No OP Units have been redeemed for shares of our common stock as of April 30, 2006. For purposes of the percentages on this table, we have assumed full redemption of OP Units for shares of our common stock.
(5)	Represents Special Units that are entitled to distributions from the Operating Partnership under certain circumstances.
(6)	On April 3, 2006, pursuant to the terms of our equity incentive plan, each of our nonemployee directors, Charles B. Duke, John P. Woodberry and Daniel J. Sullivan, was automatically granted a non-qualified option to purchase 10,000 shares of our common stock. Each such option has a maximum term of ten years and will vest according to the following schedule: 20% of the covered shares on the date of grant, and an additional 20% of such shares on each of the first four anniversaries of the date of grant, subject in each case to the director continuing to serve on our board as of such vesting date.

PRIOR PERFORMANCE OF THE ADVISOR AND ITS AFFILIATES

The information presented in this section represents the historical experience of direct real estate and real estate securities related investment programs sponsored by certain affiliates of the Advisor and their principals. Such affiliates and principals include John A. Blumberg, Thomas I. Florence, James R. Mulvihill, Thomas G. Wattles and Evan H. Zucker. Prospective investors should not assume that they will experience returns, if any, comparable to those realized by investors in any such programs. The information in this section should be read together with the Prior Performance Tables, included in this prospectus as Appendix A.

Messrs. Blumberg, Florence, Mulvihill, Wattles and Zucker, directly or indirectly through affiliated entities, collectively or in various combinations, have sponsored five Dividend Capital Group (which we refer to as “DCG”) programs with investment objectives similar to ours. DCG is a real estate investment management company that focuses on creating, developing and operating institutional-quality real estate products and programs for individual and institutional investors. Each individual DCG program has its own specific investment objectives; however, the general investment objectives common to all DCG programs include providing investors with (i) exposure to investment real estate as an asset class and (ii) current income.

The five DCG programs noted above include (i) Dividend Capital Trust, which we refer to as “DCT,” (ii) Dividend Capital Exchange, which we refer to as “DCX,” (iii) Dividend Capital Realty Income Allocation Fund, which we refer to as “DCRIAF,” (iv) Dividend Capital Realty Income Fund—Growth Composite, which we refer to as “DCRIF Growth,” and (v) Dividend Capital Realty Income Fund—Income Composite, which we refer to as “DCRIF Income.”

DCT is a non-traded REIT that acquires, owns and manages high-quality, generic distribution warehouses and light industrial properties. As of December 31, 2005, DCT had raised a total of $1,374,903,117 in equity capital from 32,764 investors in conjunction with four public offerings. As of December 31, 2005, DCT had acquired a total of 264 industrial buildings in 23 markets and various land and development projects throughout the United States that had an aggregate gross book value of $1,994,925,000. Of these 264 buildings, 84 were located in Texas, 48 were located in Georgia, 21 were located in Ohio, 16 were located in California, 15 were located in Tennessee, 14 were located in Illinois, 14 were located in Arizona, 10 were located in Maryland, eight were located in Washington, eight were located in New Jersey, six were located in Massachusetts, five were located in Florida, five were located in Pennsylvania, four were located in North Carolina, three were located in Indiana, two were located in Kentucky, and one was located in Colorado.

Upon written request, you may obtain, without charge, a copy of the most recent Form 10-K annual report filed with the Commission by DCT within the last twenty-four (24) months. We will provide exhibits to each such Form 10-K upon payment of a reasonable fee for copying and mailing expenses.

DCX represents a series of investments through which tenancy-in-common interests are purchased primarily by accredited investors who have received a private placement memorandum pursuant to Regulation D of the Securities Act. As of December 31, 2005, DCX had raised a total of $180,813,939 from 181 investors in connection with a series of tenancy-in-common offerings. These tenancy-in-common interests were held in a total of 20 industrial buildings, including four buildings located in Tennessee, five buildings in Georgia, six buildings in Texas, two buildings in Arizona, and one building each in Indiana, Kentucky and California. As of December 31, 2005, tenancy-in-common interests in three real properties had been sold and exchanged for operating partnership units through DCX.

DCRIAF (NYSE:DCA) is a non-diversified, closed-end mutual fund that invests in the common stock, preferred stock and debt securities of companies primarily engaged in the real estate industry, including REITs. As of December 31, 2005, DCRIAF had raised $205,177,500 pursuant to its initial public offering from approximately 8,400 investors and held securities with a market value of $270,239,592.

DCRIF Growth and DCRIF Income, are the growth and income composites, respectively, of Dividend Capital Realty Income Fund (Corporate Symbol: DCRAX), an open-end mutual fund that invests at least 80% of its net assets in securities of companies primarily engaged in the real estate industry, including REITs. As of December 31, 2005, DCRAX had raised a total of $44,700,852 from 2,279 investors and held securities with a market value of $39,948,599. Approximately 46.8% of the market value was derived from securities held as part of the DCRIF Growth composite and approximately 53.3 % of the market value was derived from securities held as part of the DCRIF Income composite.

In addition to their participation in the sponsorship of the above Dividend Capital Group programs, Messrs. Blumberg, Mulvihill, and Zucker, directly or indirectly through affiliated entities, have served as sponsors, officers, managers, partners, directors or joint venture partners in one public REIT (American Real Estate Investment Corp.) and 53 private real estate programs.

American Real Estate Investment Corp. (formerly known as Keystone Property Trust, NYSE: KTR), raised approximately $93,230,000 of equity capital (including $10,750,000 in its initial public offering and $82,480,000 in connection with the acquisition of real estate) from 131 investors and was acquired by ProLogis Trust (NYSE: PLD) in August 2004. American Real Estate Investment Corp. purchased 21 real estate projects consisting of industrial properties (comprising 25% of the total amount of the REIT’s projects), multifamily properties (comprising 36% of the total amount of the REIT’s projects), office properties (comprising 28% of the total amount of the REIT’s projects) and retail properties (comprising 11% of the total amount of the REIT’s projects). Of these 21 projects, 15 were located in New Jersey, four were located in Colorado, one was located in Arizona and one was located in California.

As of December 31, 2005, the 53 private real estate programs described above had raised approximately $817 million of equity capital and equity capital commitments from 652 investors, and purchased or developed 135 real estate projects consisting of industrial properties (comprising 62% of the total amount of the private programs), multi family properties (comprising 13% of the total amount of the private programs), land assets (comprising 5% of the total amount of the private programs), golf course properties (comprising 5% of the total amount of the private programs) and retail properties (comprising 15% of the total amount of the private programs). Of these 135 projects, 102 were located in Mexico, 28 were located in Colorado, four were located in New Jersey and one was located in New York.

In addition, Mr. Wattles, in his capacity as either or both Co-Chairman and Chief Investment Officer of ProLogis Trust (NYSE:PLD), participated in overseeing the growth of that company’s asset base from its inception in 1992 to approximately $2.5 billion in 1997.

Collectively, as of December 31, 2005, the public and private real estate programs sponsored by certain members of the Advisor’s management team had purchased interests in real estate projects having combined acquisition and development costs of approximately $3.1 billion.

SELECTED FINANCIAL DATA

We are a newly formed entity without any operating history. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated balance sheet and the notes thereto.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We were formed as a Maryland corporation on April 11, 2005 to invest in a diverse portfolio of real properties and real estate related securities. On January 27, 2006, we commenced an initial public offering of up to $2,000,000,000 in shares of our common, 75% of which will be offered at a price of $10.00 per share, and 25% of which will be offered pursuant to our distribution reinvestment plan at a price of $9.50 per share. On April 3, 2006, we satisfied the minimum offering requirements of our initial public offering. As of April 30, 2006, we had accepted subscriptions from 411 investors, issued 1,774,611 shares of our common stock to stockholders and received $17,401,433 in gross proceeds. As of April 30, 2006, we had not yet made any investments in real properties or real estate related securities.

We will use the net proceeds from this offering to make investments in real property and real estate related securities and to pay fees and expenses. See “Estimated Use of Proceeds.” We will experience a relative increase in liquidity as additional subscriptions for shares of our common stock are received and a relative decrease in liquidity as offering proceeds are used to acquire, develop and operate real properties and to invest in real estate related securities.

As of the date of this prospectus, we have not entered into any arrangements to acquire any specific real property or to invest in any specific real estate related security with the proceeds from this offering. The number and type of real properties we may acquire and real estate related securities in which we may invest will depend upon real estate market conditions, the amount of proceeds we raise in this offering and other circumstances existing at the time we are acquiring our real properties and real estate related securities.

We are not aware of any material trends or uncertainties, favorable or unfavorable, other than the potential for additional increases in interest rates (as discussed below), that may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from acquiring and operating real properties or investing in real estate related securities, other than those referred to in this prospectus.

Between June 2004 and the date of this prospectus, the Federal Reserve Board has significantly increased short-term interest rates. The Federal Reserve Board has also made public statements implying it may continue increasing interest rates in the near future. Increasing interest rates could make alternative interest bearing and other investments more attractive and therefore potentially lower the relative value of our existing real estate investments. It may also increase the interest we pay on our debt obligations and make it more difficult for us to finance or refinance real property assets.

The Advisor may, but is not required to, establish working capital reserves from offering proceeds, out of cash flow generated by operating assets or out of proceeds from the sale of assets. Working capital reserves are typically utilized to fund tenant improvements, leasing commissions and major capital expenditures. Our lenders also may require working capital reserves.

The proceeds of this offering will provide funds to enable us to purchase real properties and real estate related securities. We may acquire assets free and clear of permanent mortgage indebtedness by paying the entire purchase price in cash or equity securities, or a combination thereof, and we may selectively encumber all or certain assets with debt. The proceeds from any loans will be used to acquire additional real properties and real estate related securities, increase cash flow, to further diversify our portfolio and for other uses.

We intend to make an election under Section 856(c) of the Code to be taxed as a REIT beginning with the tax year ending December 31, 2006. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year after the taxable year in which we initially elect to be taxed as a REIT, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which qualification is denied. Failing to qualify as a REIT could materially and adversely affect our net income.

We believe that we are organized and will operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes for the tax year ending December 31, 2006, and, once we so qualify, we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes. We will monitor the various qualification tests that we must meet to maintain our status as a REIT. Ownership of shares of our common stock will be monitored to ensure that no more than 50% in value of our outstanding shares of common stock is owned, directly or indirectly, by five or fewer individuals at any time. We also will determine, on a quarterly basis, that the gross income, asset and distribution tests as described in the section of this prospectus entitled “Federal Income Tax Considerations—Requirements for Qualification as a REIT” are satisfied.

Liquidity and Capital Resources

Our principal demand for funds will be to acquire real properties and real estate related securities, to pay operating expenses and interest on our outstanding indebtedness and to make distributions to our stockholders. Over time, we intend to generally fund our cash needs for items, other than asset acquisitions, from operations. Our cash needs for acquisitions and investments will be funded primarily from the sale of shares of our common stock, including those offered for sale through our distribution reinvestment plan and through the assumption of debt. There may be a delay between the sale of shares of our common stock and our purchase of assets, which could result in a delay in the benefits to our stockholders, if any, of returns generated from our investment operations. The Advisor and its product specialists, subject to the oversight of the Investment Committee and the board of directors, will evaluate potential acquisitions and will engage in negotiations with sellers and lenders on our behalf. Pending investment in real properties or real estate related securities, we may decide to temporarily invest any unused proceeds from the offering in certain investments that could yield lower returns than those earned on real estate assets or real estate related securities. These lower returns may affect our ability to make distributions to you. Potential future sources of capital include proceeds from secured or unsecured financings from banks or other lenders, proceeds from the sale of assets and undistributed funds from operations. If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures. We have not identified any sources for these types of financings.

Results of Operations

As of the date of this prospectus, we are in our organizational and development stage and have not commenced significant operations.

Inflation

The real estate market has not been affected significantly by inflation in the past several years due to the relatively low inflation rate. With the exception of leases with tenants in multifamily properties, we expect to include provisions in the majority of our tenant leases designed to protect us from the impact of inflation. These provisions will include reimbursement billings for operating expense pass-through charges, real estate tax and insurance reimbursements, or in some cases, annual reimbursement of operating expenses above a certain allowance. Due to the generally long-term nature of these leases, annual rent increases may not be sufficient to cover inflation and rent may be below market. Leases in multifamily properties generally turn over on an annual basis and do not typically present the same issue regarding inflation protection due to their short-term nature. See “Risk Factors—Risks Related to Our Business and Our Corporate Structure” for additional discussion on inflation and other economic conditions that could affect your investment.

Critical Accounting Policies

General

Our accounting policies have been established to conform with generally accepted accounting principles in the United States of America, or “GAAP.” The preparation of financial statements in conformity with GAAP requires management to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. If management’s judgment or interpretation of the facts and circumstances relating to various transactions is different, it is possible that different accounting policies will be applied or different amounts of assets, liabilities, revenues and expenses will be recorded, resulting in a different presentation of the financial statements or different amounts reported in the financial statements. Additionally, other companies may utilize different estimates that may impact comparability of our results of operations to those of companies in similar businesses. Below is a discussion of the accounting policies that management considers to be most critical once we commence significant operations. These policies require complex judgment in their application or estimates about matters that are inherently uncertain.

Valuation and Allocation of Real Property Acquisitions

Upon acquisition, the purchase price of a real property and other costs associated with the acquisition, such as the acquisition fee paid to the Advisor, will be capitalized and allocated to land, building, land improvements, tenant improvements and other intangible assets and associated liabilities as required by Statement of Financial Standards, which we refer to as

“SFAS,” No. 141 “Business Combinations.” The allocation to land, building, land improvements and tenant improvements will be based on management’s estimate of the real property’s fair value based on all available information. The allocation to intangible lease assets, as required by SFAS No. 141, represents the value associated with the in-place leases, including leasing commissions, legal and other related costs. Also, SFAS No. 141 requires the creation of an intangible asset or liability resulting from in-place leases being above or below the market rental rates on the date of the acquisition. This asset or liability will be amortized over the life of the remaining in-place leases as an adjustment of revenue. Valuation and allocation of real property acquisitions is considered a critical accounting policy because the determination of the value and allocation of the cost of a real property acquisition involves a number of management’s assumptions relating to, among other things, the ability to lease vacant space, market rental rates, the term of new leases, property operating expenses and leasing commissions. All of the aforementioned factors will be taken as a whole by management in determining the valuation and allocation of the costs of real estate acquisitions. The valuation and allocation is sensitive to the actual results of any of theses uncertain factors, either individually or taken as a whole. Should the actual results differ from management’s judgment, the valuation and allocation could be negatively affected and may result in a negative impact as to the amount of depreciation and amortization that should have been recorded.

Impairment of Long-lived Assets

Long-lived assets to be held and used will be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company will periodically evaluate the recoverability of long-lived assets based on estimated future cash flows and the estimated liquidation value of such long-lived assets, and provide for impairment if such undiscounted cash flows are insufficient to recover the carrying amount of the long-lived asset. If impaired, the long-lived asset will be written down to its estimated fair value.

Revenue Recognition

We will recognize rental income on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements will be recorded as deferred rent receivable and will be included as a component of accounts and rents receivable in the accompanying consolidated balance sheets. We anticipate collecting these amounts over the terms of the leases as scheduled rent payments are made. Reimbursements from tenants for recoverable real estate tax and operating expenses will be accrued as revenue in the period the applicable expenditures are incurred. We will make certain assumptions and judgments in estimating the reimbursements at the end of each reporting period. Should the actual results differ from our judgment, the estimated reimbursement could be negatively affected and would be adjusted appropriately. In conjunction with certain acquisitions, we may receive payments under master lease agreements pertaining to certain non-revenue producing spaces either at the time of, or subsequent to, the purchase of some of our properties. Upon receipt of the payments, the receipts will be recorded as a reduction in the purchase price of the related properties rather than as rental income. These master leases may be established at the time of purchase in order to mitigate the potential negative effects of loss of rent and expense reimbursements. Master lease payments will be received through a draw of funds escrowed at the time of purchase and may cover a period from one to three years. These funds may be released to either us or the seller when certain leasing conditions are met. Restricted cash will include funds received by third party escrow agents, from sellers, pertaining to master lease agreements. We will record such escrows as both an asset and a corresponding liability, until certain leasing conditions are met. We will accrue lease termination income if there is a signed termination letter agreement, all of the conditions of the agreement have been met, and the tenant is no longer occupying the property.

Valuation of Accounts and Rents Receivable

We will take into consideration certain factors that require judgments to be made as to the collectibility of receivables. Collectibility factors taken into consideration are the amounts outstanding, payment history and financial strength of the tenant, which taken as a whole determines the valuation.

REIT Compliance

In order to qualify as a REIT for tax purposes, we will be required to distribute at least 90% of our REIT taxable income to our stockholders. We must also meet certain asset and income tests, as well as other requirements. We will monitor the business and transactions that may potentially impact our REIT status. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates.

Distributions

We intend to make regular cash distributions to our stockholders, typically on a quarterly basis. The actual amount and timing of distributions will be determined by our board of directors in its discretion and typically will depend on the amount of funds available for distribution, which is impacted by current and projected cash requirements, tax considerations and other factors. As a result, our distribution rate and payment frequency may vary from time to time. However, in order to qualify as a REIT for tax purposes, we must make distributions equal to at least 90% of our “REIT taxable income” each year.

Funds from Operations

One of our objectives is to provide cash distributions to our stockholders from cash generated by our operations. Cash generated from operations is not equivalent to net operating income as determined under GAAP. Due to certain unique operating characteristics of real estate companies, the National Association of REITs, an industry trade group, which we refer to as “NAREIT,” has promulgated a standard known as “Funds from Operations” or “FFO” for short, which it believes more accurately reflects the operating performance of a REIT. As defined by NAREIT, FFO means net income computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures in which the REIT holds an interest. We will adopt the NAREIT definition for computing FFO because, in our view, subject to the following limitations, FFO provides a better basis for measuring our operating performance and comparing our performance and operations to those of other REITs. The calculation of FFO may, however, vary from entity to entity because capitalization and expense policies tend to vary from entity to entity. Items which are capitalized do not impact FFO, whereas items that are expensed reduce FFO. Consequently, the presentation of FFO by us may not be comparable to other similarly titled measures presented by other REITs. FFO is not intended to be an alternative to “Net Income” as an indicator of our performance or to “Cash Flows from Operating Activities” as determined by GAAP as a measure of our capacity to pay distributions.

Quantitative and Qualitative Disclosures about Market Risk

We may be exposed to interest rate changes primarily as a result of long-term debt used to maintain liquidity, fund capital expenditures and expand our investment portfolio and operations. We will seek to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs. We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our assets. Also, we will be exposed to both credit risk and market risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty will owe us, which creates credit risk for us. If the fair value of a derivative contract is negative, we will owe the counterparty and, therefore, do not have credit risk. We will seek to minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties. Market risk is the adverse effect on the value of a financial instrument that results from a change in interest rates. The market risk associated with interest-rate contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken. With regard to variable rate financing, the Advisor will assess our interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities. The Advisor will maintain risk management control systems to monitor interest rate cash flow risk attributable to both our outstanding and forecasted debt obligations as well as our potential offsetting hedge positions. While this hedging strategy will be designed to minimize the impact on our net income and funds from operations from changes in interest rates, the overall returns on your investment may be reduced. Our board of directors has not yet established policies and procedures regarding our use of derivative financial instruments for hedging or other purposes.

CAPITALIZATION

The following table sets forth our actual capitalization as of December 31, 2005, and our pro forma capitalization as of that date as adjusted to give effect to the sale of an additional $2,000,000 in shares of our common stock and the application of the estimated proceeds therefrom as described in “Estimated Use of Proceeds.” The information set forth in the following table should be read in conjunction with our historical financial statement included elsewhere in this prospectus and the discussion set forth in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”

	December 31, 2005
	Actual	Pro Forma (Minimum Offering)
DEBT	—	—
MINORITY INTEREST	$201,064	$201,062
STOCKHOLDERS’ EQUITY
Preferred Stock, $0.01 par value per share. 200,000,000 shares authorized; no shares issued and outstanding; none issued and outstanding on an as adjusted basis	—	—
Common Stock, $0.01 par value per share. 1,000,000,000 shares authorized; 200 shares issued and outstanding; 200,200 shares issued and outstanding on an as adjusted basis	2	2,002
Additional Paid in capital	1,998	1,999,998
Retained earnings	1	1

TOTAL STOCKHOLDERS’ EQUITY	2,001	2,002,001

TOTAL CAPITALIZATION	$203,065	$2,203,063

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of shares of our common stock as set forth in our charter and is qualified in its entirety by reference to our charter. Under our charter, we have authority to issue a total of 1,200,000,000 shares of capital stock. Of the total number of shares of capital stock authorized, 1,000,000,000 shares are designated as common stock with a par value of $0.01 per share, and 200,000,000 shares are designated as preferred stock with a par value of $0.01 per share. Our board of directors, with the approval of a majority of the full board and without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of capital stock or the number of shares of capital stock of any class or series that we have authority to issue. As of the date of this prospectus, 200 shares of our common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding.

Common Stock

The holders of shares of our common stock are entitled to one vote per share on all matters voted on by stockholders, including election of our directors. Our charter does not provide for cumulative voting in the election of directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our full board of directors. Subject to any preferential rights of any outstanding series of preferred shares, the holders of shares of our common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon liquidation, are entitled to receive all assets available for distribution to stockholders. All shares of our common stock issued in the offering will be fully paid and non-assessable shares of common stock. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares of common stock that we issue, or have appraisal rights. Stockholders are not liable for the acts or obligations of the Company.

We will not issue certificates for shares of our common stock. Shares of our common stock will be held in “uncertificated” form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer. The Bank of New York acts as our registrar and as the transfer agent for shares of our common stock. Transfers can be effected simply by mailing a transfer and assignment form, which we will provide to you at no charge, to:

The Bank of New York

101 Barclay St., 8th Floor West

New York, NY 10286

Attn: Transfer Agent

Preferred Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock. Prior to issuance of shares of each class or series, the board of directors is required by the Maryland General Corporation Law and by our charter to set, subject to our charter restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval.

Meetings, Special Voting Requirements and Access To Records

An annual meeting of the stockholders will be held in the month of June of each year, beginning in June 2007, on a specific date which will be at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of the directors, a majority of the independent directors, the chairman, the president or upon the written request of stockholders holding at least 10% of the shares of our common stock. The presence of a majority of the outstanding shares of our common stock either in person or by proxy shall constitute a quorum. Generally, the affirmative vote of a majority of all votes entitled to be cast is necessary to take stockholder action authorized by our charter, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is sufficient to elect a director.

Under the Maryland General Corporation Law and our charter, stockholders are entitled to vote at a duly held meeting at which a quorum is present on (1) the amendment of our charter, (2) our liquidation or dissolution, (3) our reorganization, and (4) the merger, consolidation or sale or other disposition of substantially all of our assets.

The Advisory Agreement, including the selection of the Advisor, is approved annually by our directors including a majority of the independent directors. While the stockholders do not have the ability to vote to replace the Advisor or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of the shares of our common stock entitled to vote on such matter, to remove a director from our board of directors. Any stockholder shall be permitted access to all our records at all reasonable times, and may inspect and copy any of them for a reasonable copying charge. Inspection of our records by the office or agency administering the securities laws of a jurisdiction shall be provided upon reasonable notice and during normal business hours. An alphabetical list of the names, addresses and telephone numbers of our stockholders, along with the number of shares of our common stock held by each of them, shall be maintained as part of our books and records and shall be available for inspection by any stockholder or the stockholder’s designated agent at our office. The stockholder list shall be updated at least quarterly to reflect changes in the information contained therein. A copy of the list shall be mailed to any stockholder who requests the list within 10 days of the request. A stockholder may request a copy of the stockholder list in connection with matters relating to voting rights and the exercise of stockholder rights under federal proxy laws. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. We have the right to request that a requesting stockholder represent to us that the list will not be used to pursue commercial interests. In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Exchange Act, which provides that, upon the request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves. If a proper request for the stockholder list is not honored, then the requesting stockholder shall be entitled to recover certain costs incurred in compelling the production of the list as well as actual damages suffered by reason of the refusal or failure to produce the list. However, a stockholder shall not have the right to, and we may require a requesting stockholder to represent that it will not, secure the stockholder list or other information for the purpose of selling or using the list for a commercial purpose not related to the requesting stockholder’s interest in the affairs of the Company.

Restriction On Ownership of Shares of Capital Stock

In order for us to qualify as a REIT, no more than 50% in value of the outstanding shares of our common stock may be owned, directly or indirectly through the application of certain attribution rules under the Code, by any five or fewer individuals, as defined in the Code to include specified entities, during the last half of any taxable year. In addition, the outstanding shares of our common stock must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year, excluding our first taxable year ending December 31, 2006. In addition, we must meet requirements regarding the nature of our gross income in order to qualify as a REIT. One of these requirements is that at least 75% of our gross income for each calendar year must consist of rents from real property and income from other real property investments. The rents received by the Operating Partnership from any tenant will not qualify as rents from real property, which could result in our loss of REIT status, if we own, actually or constructively within the meaning of certain provisions of the Code, 10% or more of the ownership interests in that tenant. In order to assist us in preserving our status as a REIT, our charter contains limitations on the ownership and transfer of shares of common stock which prohibit any person or entity from owning or acquiring, directly or indirectly, more than 9.8% of the value of our then outstanding capital stock or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock, prohibit the beneficial ownership of the outstanding shares of our capital stock by fewer than 100 persons and prohibit any transfer of or other event or transaction with respect to shares of capital stock that would result in the beneficial ownership of our outstanding shares of capital stock by fewer than 100 persons. In addition, our charter prohibits any transfer of or other event with respect to shares of our capital stock that would result in us being “closely held” within the meaning of Section 856(h) of the Code, that would cause us to own, actually or constructively, 9.9% or more of the ownership interests in a tenant of our real property or the real property of the Operating Partnership or any direct or indirect subsidiary of the Operating Partnership or that would otherwise cause us to fail to qualify as a REIT.

Our charter provides that the shares of our capital stock that, if transferred, would result in a violation of the 9.8% ownership limit, would result in us being “closely held” within the meaning of Section 856(h) of the Code, would cause us to own 9.9% or more of the ownership interests in a tenant of our real property or the real property of the Operating Partnership or any direct or indirect subsidiary of the Operating Partnership or would otherwise cause us to fail to qualify as a REIT will be transferred automatically to a trust effective on the day before the purported transfer of such shares of our capital stock. We will designate a trustee of the share trust that will not be affiliated with us or the purported transferee or record holder. We will also name a charitable organization as beneficiary of the share trust. The trustee will receive all distributions on the shares of our capital stock in the same trust and will hold such distributions or distributions in trust for the benefit of the beneficiary. The trustee also will vote the shares of capital stock in the same trust. The intended transferee will acquire no rights in such shares of capital stock, unless, in the case of a transfer that would cause a violation of the 9.8% ownership limit, the transfer is exempted by the board of directors from the ownership limit based upon receipt of information (including certain representations and undertakings from the intended transferee) that such transfer would not violate the provisions of the Code for our qualification as a REIT. In addition, our charter provides that any transfer of shares of our capital stock that would result in shares of our capital stock being owned by fewer than 100 persons will be null and void and the intended transferee will acquire no rights in such shares of our capital stock.

The trustee will transfer the shares of our capital stock to a person whose ownership of shares of our capital stock will not violate the ownership limits. The transfer shall be made no earlier than 20 days after the later of our receipt of notice that shares of our capital stock have been transferred to the trust or the date we determine that a purported transfer of shares of stock has occurred. During this 20-day period, we will have the option of redeeming such shares of our capital stock. Upon any such transfer or redemption, the purported transferee or holder shall receive a per share price equal to the lesser of (a) the price per share in the transaction that resulted in the transfer of such shares to the trust (or, in the case of a gift or devise, the price per share on the date of redemption at the time of the gift or devise), or (b) the price per share on the date of the redemption, in the case of a purchase by us, or the price received by the trustee net of any sales commission and expenses, in the case of a sale by the trustee. The charitable beneficiary will receive any excess amounts. In the case of a liquidation, holders of such shares will receive a ratable amount of our remaining assets available for distribution to shares of the applicable class or series taking into account all shares of such class or series. The trustee will distribute to the purported transferee or holder an amount equal to the lesser of the amounts received with respect to such shares or the price per share in the transaction that resulted in the transfer of such shares to the trust (or, in the case of a gift or devise, the price at the time of the gift or devise) and shall distribute any remaining amounts to the charitable beneficiary.

Any person who (1) acquires or attempts to acquire shares of our capital stock in violation of the foregoing restrictions or who owns shares of our capital stock that were transferred to any such trust is required to give immediate written notice to us of such event or (2) purports to transfer or receive shares of our capital stock subject to such limitations is required to give us 15 days written notice prior to such purported transaction. In both cases, such persons shall provide to us such other information as we may request in order to determine the effect, if any, of such event on our status as a REIT. The foregoing restrictions will continue to apply until the board of directors determines it is no longer in our best interest to continue to qualify as a REIT.

The ownership limits do not apply to a person or persons which the directors exempt from the ownership limit upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns 5% or more (or such lower percentage applicable under Treasury regulations) of the outstanding shares of our capital stock during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares of our capital stock beneficially owned.

Distributions

We intend to accrue and make distributions on a quarterly basis beginning no later than the first calendar quarter after the quarter in which the minimum offering requirements are met, and we expect to continue to make quarterly distribution payments following the end of each calendar quarter. In connection with a distribution to our stockholders, our board of directors will approve a quarterly distribution for a certain dollar amount per share of our common stock. We will then calculate each stockholder’s specific distribution amount for the quarter using daily record and declaration dates, and your distributions will begin to accrue on the date we mail a confirmation of your subscription for shares of our common stock, subject to our acceptance of your subscription.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for federal income tax purposes. Generally, income distributed will not be taxable to us under the Code if we distribute at least 90% of our taxable income each year (computed without regard to the distributions paid deduction and our net capital gain). See “Federal Income Tax Considerations—Requirements for Qualification as a REIT—Operational Requirements—Annual Distribution Requirement.” Distributions will be authorized at the discretion of the board of directors, in accordance with our earnings, cash flow and general financial condition. The board’s discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. We are authorized to borrow money, issue new securities or sell assets in order to make distributions. There are no restrictions on the ability of our Operating Partnership to transfer funds to us.

We are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders, provided that the securities distributed to stockholders are readily marketable. The receipt of marketable securities in lieu of cash distributions may cause stockholders to incur transaction expenses in liquidating the securities. It is not currently intended that the shares of our common stock will be listed on a national securities exchange or included for quotation on the Nasdaq National Market, nor is it expected that a public market for the shares of common stock will develop.

Distribution Reinvestment Plan

Our distribution reinvestment plan will allow you to have cash otherwise distributable to you invested in additional shares of our common stock at a price equal to $9.50 per share. We will pay a servicing fee of up to 1.0% of the primary offering price for all shares of our common stock sold pursuant to the distribution reinvestment plan.

A copy of our distribution reinvestment plan is included as Appendix C to this prospectus. You may elect to participate in the distribution reinvestment plan by completing the subscription agreement, the enrollment form or by other written notice to the plan administrator. Participation in the plan will begin with the next distribution made after acceptance of your written notice. We may terminate the distribution reinvestment plan for any reason at any time upon 10 days’ prior written notice to participants. Participation in the plan may also be terminated with respect to any person to the extent that a reinvestment of distributions in shares of our common stock would cause the share ownership limitations contained in our charter to be violated. Following any termination of the distribution reinvestment plan, all subsequent distributions to stockholders would be made in cash.

Participants may acquire shares of our common stock pursuant to our distribution reinvestment plan until the earliest date upon which (i) all the common stock registered in this or future offerings to be offered under our distribution reinvestment plan is issued, (ii) this offering and any future offering pursuant to our distribution reinvestment plan terminate and we elect to deregister with the Commission the unsold amount of our common stock registered to be offered under our distribution reinvestment plan, or (iii) there is more than a de minimis amount of trading in shares of our common stock, at which time any registered shares of our common stock then available under our distribution reinvestment plan will be sold at a price equal to the fair market value of the shares of our common stock, as determined by our board of directors by reference to the applicable sales price with respect to the most recent trades occurring on or prior to the relevant distribution date. In any case, the price per share will be equal to the then-prevailing market price, which shall equal the price on The Nasdaq Stock Market or the national securities exchange on which such shares of common stock are listed at the date of purchase.

Holders of OP Units may also participate in the distribution reinvestment plan and have cash otherwise distributable to them by the Operating Partnership invested in our common stock at a price equal to $9.50 per share which will be subject to a servicing fee of up to 1.0%.

Stockholders who elect to participate in the distribution reinvestment plan, and who are subject to United States federal income taxation laws, will incur a tax liability on an amount equal to the fair market value on the relevant distribution date of the shares of our common stock purchased with reinvested distributions, even though such stockholders have elected not to receive the distributions used to purchase those shares of common stock in cash. Under present law, the United States federal income tax treatment of that amount will be as described with respect to distributions under “Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders” in the case of a taxable U.S. stockholder (as defined therein) and as described under “Federal Income Tax Considerations—Special Tax Considerations for Non-U.S. Stockholders” in the case of a Non-U.S. Stockholder (as defined therein). However, the tax consequences of participating in our distribution reinvestment plan will vary depending upon each participant’s particular circumstances and you are urged to consult your own tax advisor regarding the specific tax consequences to you of participation in the distribution reinvestment plan.

All material information regarding the distributions to stockholders and the effect of reinvesting the distributions, including tax consequences, will be provided to the stockholders at least annually. Each stockholder participating in the distribution reinvestment plan will have an opportunity to withdraw from the plan at least annually after receiving this information.

Share Redemption Program

Unless shares of our common stock are listed on a national securities exchange or quoted on The Nasdaq Stock Market, stockholders who have held shares of our common stock for at least one year may present for redemption all or any portion of their shares of our common stock to us at any time in accordance with the procedures outlined herein. At that time, we may, subject to the conditions and limitations described below, redeem the shares of our common stock presented for redemption for cash to the extent that we have sufficient funds available to fund such redemption. There is no fee in connection with a redemption of shares of our common stock. The share redemption program will be immediately terminated if our shares of common stock are listed on a national securities exchange or quoted on the Nasdaq, or if a secondary market is otherwise established.

After you have held shares of our common stock for a minimum of one year, our share redemption program may provide a limited opportunity for you to have your shares of common stock redeemed, subject to certain restrictions and limitations, at a price equal to or at a discount from the purchase price of the shares of our common stock being redeemed and the amount of the discount will vary based upon the length of time that you have held your shares of our common stock subject to redemption, as described in the following table, which has been posted on our website at www.dividendcapital.com:

Share Purchase Anniversary	Redemption Price as a Percentage of Purchase Price
Less than 1 year	No Redemption Allowed
1 year	92.5%
2 years	95.0%
3 years	97.5%
4 years and longer	100.0%

In the event that you seek to redeem all of your shares of our common stock, shares of our common stock purchased pursuant to our distribution reinvestment plan may be excluded from the foregoing one-year holding period requirement, in the discretion of the board of directors. In addition, for purposes of the one-year holding period, holders of OP Units who exchange their OP Units for shares of our common stock shall be deemed to have owned their shares as of the date they were issued their OP Units. The board of directors reserves the right in its sole discretion at any time and from time to time to (a) waive the one-year holding period in the event of the death or disability (as such term is defined in the Internal Revenue Code) of a stockholder, as well as the annual limitation discussed below, (b) reject any request for redemption for any reason or no reason, or (c) reduce the number of shares of our common stock allowed to be purchased under the share redemption program. At any time we are engaged in an offering of shares of our common stock, the per share price for shares of our common stock redeemed under our redemption program will never be greater than the then-current offering price of our shares of our common stock sold in the primary offering. We are not obligated to redeem shares of our common stock under the share redemption program. We presently intend to limit the number of shares to be redeemed during any consecutive twelve month period to no more than five percent of the number of shares of common stock outstanding at the beginning of such twelve month period. The aggregate amount of redemptions under our share redemption program is not expected to exceed the aggregate proceeds received from the sale of shares pursuant to our distribution reinvestment plan. However, to the extent that the aggregate proceeds received from the sale of shares pursuant to our distribution reinvestment plan are not sufficient to fund redemption requests pursuant to the five percent limitation outlined above, the board of directors may, in its sole discretion, choose to use other sources of funds to redeem shares of our common stock. Such sources of funds could include cash on hand, cash available from borrowings and cash from liquidations of securities investments as of the end of the applicable quarter, to the extent that such funds are not otherwise dedicated to a particular use, such as working capital, cash distributions to stockholders or purchases of real property or real estate related securities. The board of directors may also increase the annual limit above five percent but, in any event, the number of shares of our common stock that we may redeem will be limited by the funds available from purchases pursuant to our distribution reinvestment plan, cash on hand, cash available from borrowings and cash from liquidations of securities investments as of the end of the applicable quarter.

The board of directors may, in its sole discretion, amend, suspend, or terminate the share redemption program at any time if it determines that the funds available to fund the share redemption program are needed for other business or operational purposes or that amendment, suspension or termination of the share redemption program is in the best interest of our stockholders. In addition, the board of directors may determine to modify the share redemption program to redeem shares at the then-current net asset value per share (provided that any offering will then also be conducted at net asset value per share), as calculated in accordance with policies and procedures developed by our board of directors. If the board of directors decides to amend, suspend or terminate the share redemption program, we will provide stockholders with no less than 30 days’ prior written notice. Therefore, you may not have the opportunity to make a redemption request prior to any potential termination of our share redemption program.

Redemption of shares of our common stock will be made quarterly upon written notice to us at least 15 days prior to the end of the applicable quarter. Redemption requests will be honored approximately 30 days following the end of the applicable quarter, which we refer to as the “Redemption Date.” Stockholders may withdraw their redemption request at any time up to three business days prior to the Redemption Date.

In connection with our quarterly redemptions, our affiliated stockholders will defer their redemption requests until all redemption requests by unaffiliated stockholders have been met. However, we cannot guarantee that the funds set aside for the share redemption program will be sufficient to accommodate all requests made in any quarter. In the event that we do not have sufficient funds available to redeem all of the shares of our common stock for which redemption requests have been submitted in any quarter, we plan to redeem the shares of our common stock on a pro rata basis on the Redemption Date. The redemption request of a stockholder whose request is not honored in whole due to insufficient or no funds available for redemption in that quarter will be deemed automatically withdrawn, and any such stockholder may resubmit a request in a subsequent quarter. We will not retain redemption requests that are not honored in any particular quarter. We will send a written notification to each stockholder of the shares of our common stock, if any, for which a redemption request is not honored no later than 15 days after the Redemption Date. The redemption request for such shares of our common stock will be deemed void and will not affect the rights of the holder of such shares of our common stock, including the right to receive distributions thereon. If a pro rata redemption would result in a stockholder owning less than half of the minimum purchase amount required under state law, we would redeem all of such stockholder’s shares of our common stock. If a pro rata redemption would result in a stockholder owning less than the minimum amount required under state law but at least half of such amount, we would not redeem any shares of our common stock that would take the stockholder’s holdings below the minimum threshold.

Shares of our common stock redeemed by us under the share redemption program will return to the status of authorized but unissued shares of common stock. We will not resell such shares of common stock to the public unless they are first registered with the Commission under the Securities Act and under appropriate state securities laws or otherwise sold in compliance with such laws.

The federal income tax treatment of stockholders whose shares of common stock are redeemed by us under the share redemption program will depend on whether our redemption is treated as a payment in exchange for the shares of common stock. A redemption normally will be treated as an exchange if the redemption results in a complete termination of the stockholder’s interest in our company, qualifies as “substantially disproportionate” with respect to the stockholder or is treated as “not essentially equivalent to a distribution” with respect to the stockholder.

In order for the redemption to be substantially disproportionate, the percentage of our voting shares of common stock considered owned by the stockholder immediately after the redemption must be less than 80 percent of the percentage of our voting shares of common stock considered owned by the stockholder immediately before the redemption. In order for the redemption to be treated as not essentially equivalent to a distribution with respect to the stockholder, the redemption must result in a “meaningful reduction” in the stockholder’s interest in our company. The Internal Revenue Service has indicated in a published ruling that, in the case of a small minority holder of a publicly held corporation whose relative stock interest is minimal and who exercises no control over corporate affairs, a reduction in the holder’s proportionate interest in the corporation from .0001118% to .0001081% would constitute a meaningful reduction. In determining whether any of these tests have been met, shares of common stock considered to be owned by the stockholder by reason of applicable constructive ownership rules, as well as the shares of common stock actually owned by the stockholder, normally will be taken into account.

In general, if the redemption is treated as an exchange, the United States federal income tax treatment of the redemption under present law will be as described under “Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders—Certain Dispositions of Our Common Stock” in the case of a taxable U.S. stockholder (as defined therein) and as described under “Federal Income Tax Considerations—Special Tax Considerations for Non-U.S. Stockholders—Dispositions of Our Common Stock” in the case of a Non-U.S. stockholder (as defined therein) whose income derived from the investment in shares of our common stock is not effectively connected with the Non-U.S. stockholder’s conduct of a trade or business in the United States. If the redemption does not qualify as an exchange of shares of common stock, the United States federal income tax treatment of the redemption under present law generally will be as described under “Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders—Distributions Generally” in the case of a taxable U.S. stockholder and as described under “Federal Income Tax Considerations—Special Tax Considerations for Non-U.S. Stockholders—Ordinary Distributions” in the case of a Non-U.S. stockholder whose income derived from the investment in shares of our common stock is not effectively connected with the Non-U.S. stockholder’s conduct of a trade or business in the United States. However, the tax consequences to you of participating in our share redemption program will vary depending upon your particular circumstances, and you are urged to consult your own tax advisor regarding the specific tax consequences to you of participation in the share redemption program.

Liquidity Events

The purchase of shares of our common stock is intended to be a long-term investment and we do not anticipate that a secondary trading market will develop. Therefore, it will be very difficult for you to sell your shares of common stock promptly or at all, and any such sales may be made at a loss.

On a limited basis, you may be able to redeem shares through our share redemption program. However, in the future we may also consider various Liquidity Events, including but not limited to:

•	Listing our common stock on a national securities exchange or The Nasdaq National Market (or the receipt by our stockholders of securities that are listed on a national securities exchange or the Nasdaq National Market in exchange for our common stock);

•	Our sale or merger in a transaction that provides our stockholders with a combination of cash and/or securities of a publicly traded company; and

•	A sale of substantially all of our real property and real estate related securities assets for cash or other consideration.

We presently intend to effect a Liquidity Event within 10 years from the date we commenced formal operations on April 3, 2006. However, there can be no assurance that we will effect a Liquidity Event within such time or at all.

Business Combinations

Under the Maryland General Corporation Law, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combinations” includes mergers, consolidations, share exchanges, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (1) any person who beneficially owns 10 percent or more of the voting power of the corporation’s shares; or (2) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10 percent or more of the voting power of the then outstanding voting shares of the corporation. A person is not an interested stockholder under the Maryland General Corporation Law if the board of directors approved in advance the transaction by which he otherwise would become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares stock held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder, voting together as a single voting group.

These super majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the Maryland General Corporation Law, for their shares of common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of common stock.

None of these provisions of the Maryland General Corporation Law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the business combination statute, our board of directors has exempted any business combination involving us and any person. Consequently, the five-year prohibition and the super majority vote requirements will not apply to business combinations between us and any person. As a result, any person may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super majority vote requirements and other provisions of the statute.

Should our board of directors opt in to the business combination statute, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Business Combination with the Advisor

Many REITs that are listed on a national securities exchange or included for quotation on an over-the-counter market are considered self-administered, which means that they employ persons or agents to perform all significant management functions. The costs to perform these management functions are “internalized,” rather than external, and no third party fees, such as advisory fees, are paid by the REIT. We will consider becoming a self-administered REIT once our assets and income are, in our board’s view, of sufficient size such that internalizing some or all of the management functions performed by our Advisor is in our best interests and in the best interests of our stockholders.

If our board should make this determination in the future, we have agreed to pay one-half, and our Advisor has agreed to pay the other half, of the costs of an independent investment banking firm. This firm would jointly advise us and the principals of the Advisor on the value of our Advisor. After the investment banking firm completes its analyses, we will require it to prepare a written report and make a formal presentation to our board.

Following the presentation by the investment banking firm, our board will form a special committee comprised entirely of independent directors to consider a possible business combination with our Advisor. The board will, subject to applicable law, delegate all of its decision making power and authority to the special committee with respect to these matters, including the power and authority to retain its own financial advisors and legal counsel to, among other things, negotiate with representatives of our Advisor regarding a possible business combination. In any event, before we can complete any business combination with our Advisor, the following three conditions must be satisfied:

•	the special committee receives an opinion from a qualified investment banking firm, separate and distinct from the firm jointly retained by us and our Advisor to provide a valuation analysis, concluding that the consideration to be paid to acquire our Advisor is fair to our stockholders from a financial point of view;

•	our board determines that such business combination is advisable and in our best interests and in the best interests of our stockholders; and

•	such business combination is approved by our stockholders entitled to vote thereon in accordance with our charter and Bylaws.

Unless and until definitive documentation is executed, we will not be obligated to complete a business combination with our Advisor.

Control Share Acquisitions

The Maryland General Corporation Law provides that Control Shares of a Maryland corporation acquired in a Control Share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of common stock owned by the acquirer, by officers or by directors who are employees of the corporation are not entitled to vote on the matter. “Control Shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of, other than solely by virtue of revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting powers:

•	One-tenth or more but less than one-third;

•	One-third or more but less than a majority; or

•	A majority or more of all voting power.

Control Shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “Control Share acquisition” means the acquisition of Control Shares. Once a person who has made or proposes to make a Control Share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved for the Control Shares at the meeting or if the acquiring person does not deliver an “Acquiring Person Statement” for the Control Shares as required by the statute, the corporation may redeem any or all of the Control Shares for their fair value, except for Control Shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the Control Shares, and is to be determined as of the date of the last Control Share acquisition or of any meeting of stockholders at which the voting rights for Control Shares are considered and not approved.

If voting rights for Control Shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the Control Share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a Control Share acquisition.

The Control Share acquisition statute does not apply to shares of stock acquired in a merger, consolidation or on a stock exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. As permitted by the Maryland General Corporation Law, we have provided in our bylaws that the Control Share provisions of the Maryland General Corporation Law will not apply to any acquisition by any person of shares of our common stock, but the board of directors retains the discretion to change this provision in the future.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law, which we refer to as “Subtitle 8,” permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in our charter, to any or all of five provisions:

•	A classified board;

•	A two-thirds vote requirement for removing a director;

•	A requirement that the number of directors be fixed only by vote of the directors;

•	A requirement that the vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	A majority requirement for the calling of a special meeting of stockholders.

Pursuant to Subtitle 8, we have elected to provide that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in the board of directors the exclusive power to fix the number of directorships. We have not elected to be subject to the other provisions of Subtitle 8.

Reports to Stockholders

Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Among the matters that must be included in the annual report are:

•	Financial Statements which are prepared in accordance with GAAP and are audited by our independent registered public accounting firm;

•	The ratio of the costs of raising capital during the year to the capital raised;

•	The aggregate amount of asset management fees and the aggregate amount of other fees paid to the Advisor and any affiliate of the Advisor by us or third parties doing business with us during the year;

•	Our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income;

•	A report from the independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and

•	Separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and the Advisor, a director or any affiliate thereof during the year; and the independent directors are specifically charged with a duty to examine and comment in the report on the fairness of the transactions.

FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of United States material federal income tax considerations associated with an investment in our common stock that may be relevant to you. The statements made in this section of the prospectus are based upon current provisions of the Code and Treasury Regulations promulgated thereunder, as currently applicable, currently published administrative positions of the Internal Revenue Service and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel’s opinions described herein. This summary does not address all possible tax considerations that may be material to an investor and does not constitute legal or tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the federal income tax laws, such as insurance companies, holders whose shares are acquired through the exercise of share options or otherwise as compensation, holders whose shares are acquired through the distribution reinvestment plan or who intend to sell their shares under the share redemption program, tax-exempt organizations except as provided below, financial institutions or broker dealers, or foreign corporations or persons who are not citizens or residents of the United States except as provided below. The Code provisions governing the federal income tax treatment of REITs and their stockholders are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof.

Skadden, Arps, Slate, Meagher & Flom LLP has acted as our special U.S. federal income tax counsel, has reviewed this summary and is of the opinion that it fairly summarizes the United States federal income tax considerations that are likely to be material to U.S. stockholders (as defined herein) of our common stock. This opinion of Skadden, Arps, Slate, Meagher & Flom LLP will be filed as an exhibit to the registration statement of which this prospectus is a part. The opinion of Skadden, Arps, Slate, Meagher & Flom LLP is based on various assumptions, is subject to limitations and is not binding on the Internal Revenue Service or any court.

We urge you, as a prospective stockholder, to consult your tax advisor regarding the specific tax consequences to you of a purchase of shares of common stock, ownership and sale of the shares of common stock and of our election to be taxed as a REIT, including the federal, state, local, foreign and other tax consequence of such purchase, ownership, sale and election and of potential changes in applicable tax laws.

REIT Qualification

We intend to elect to be taxable as a REIT commencing with our taxable year ending December 31, 2006. This section of the prospectus discusses the laws governing the tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

In connection with this offering, Skadden, Arps, Slate, Meagher & Flom LLP has delivered an opinion to us that, commencing with our taxable year ending on December 31, 2006, we were organized in conformity with the requirements for qualification as a REIT under the Code, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT.

It must be emphasized that the opinion of Skadden, Arps, Slate, Meagher & Flom LLP is based on various assumptions relating to our organization and operation, and is conditioned upon representations and covenants made by us regarding our organization, assets and the past, present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Skadden, Arps, Slate, Meagher & Flom LLP or by us that we will so qualify for any particular year. Skadden, Arps, Slate, Meagher & Flom LLP will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in the opinion, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the Internal Revenue Service or any court, and no assurance can be given that the Internal Revenue Service will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of share ownership, various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by Skadden, Arps, Slate, Meagher & Flom LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. While we intend to continue to operate in a manner that will allow us to qualify as a REIT, no assurance can be given that the actual results of our operations for any taxable year satisfy such requirements for qualification and taxation as a REIT.

Taxation of Dividend Capital Total Realty Trust

If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, because the REIT provisions of the Code generally allow a REIT to deduct distributions paid to its stockholders. This substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in a corporation. Even if we qualify for taxation as a REIT, however, we will be subject to federal income taxation as follows:

•	We will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

•	Under some circumstances, we may be subject to “alternative minimum tax”;

•	If we have net income from prohibited transactions (which are, in general, sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business), the income will be subject to a 100% tax;

•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%);

•	Pursuant to provisions in recently enacted legislation, if we should fail to satisfy the asset or other requirements applicable to REITs, as described below, yet nonetheless maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure;

•	If we fail to satisfy either of the 75% or 95% gross income tests (discussed below) but have nonetheless maintained our qualification as a REIT because certain conditions have been met;

•	We will be subject to a 100% tax on an amount based on the magnitude of the failure adjusted to reflect the profit margin associated with our gross income;

•	If we fail to distribute during each year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (A) the amounts actually distributed, plus (B) retained amounts on which corporate level tax is paid by us;

•	We may elect to retain and pay tax on our net long-term capital gain. In that case, a United States stockholder would be taxed on its proportionate share of our undistributed long-term capital gain and would receive a credit or refund for its proportionate share of the tax we paid;

•	If we fail certain of the REIT asset tests and do not qualify for “de minimis” relief, we may be required to pay a corporate level tax on the income generated by the assets that caused us to violate the asset test. See “Requirements for Qualification as a REIT—Operational Requirements—Asset Tests”; and

•	If we acquire appreciated assets from a C corporation (such as a corporation generally subject to corporate level tax) in a transaction in which the C corporation would not normally be required to recognize any gain or loss on disposition of the asset and we subsequently recognize gain on the disposition of the asset during the 10 year period beginning on the date on which we acquired the asset, then a portion of the gain may be subject to tax at the highest regular corporate rate, unless the C corporation made an election to treat the asset as if it were sold for its fair market value at the time of our acquisition.

Requirements for Qualification as a REIT

In order for us to qualify as a REIT, we must meet and continue to meet the requirements discussed below relating to our organization, sources of income, nature of assets and distributions of income to our stockholders.

Organizational Requirements

In order to qualify for taxation as a REIT under the Code, we must meet tests regarding our income and assets described below and:

1)	Be a corporation, trust or association that would be taxable as a domestic corporation but for the REIT provisions of the Code;

2)	Elect to be taxed as a REIT and satisfy relevant filing and other administrative requirements for the year ending December 31, 2006;

3)	Be managed by one or more trustees or directors;

4)	Have our beneficial ownership evidenced by transferable shares;

5)	Not be a financial institution or an insurance company subject to special provisions of the federal income tax laws;

6)	Use a calendar year for federal income tax purposes;

7)	Have at least 100 stockholders for at least 335 days of each taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months; and

8)	Not be closely held as defined for purposes of the REIT provisions of the Code.

We would be treated as closely held if, during the last half of any taxable year, more than 50% in value of our outstanding capital shares is owned, directly or indirectly through the application of certain attribution rules, by five or fewer individuals, as defined in the Code to include certain entities. Items 7 and 8 above will not apply until after the first taxable year for which we elect to be taxed as a REIT. If we comply with Treasury regulations that provide procedures for ascertaining the actual ownership of our common stock for each taxable year and we did not know, and with the exercise of reasonable diligence could not have known, that we failed to meet item 8 above for a taxable year, we will be treated as having met Item 8 for that year.

We intend to elect to be taxed as a REIT commencing with our taxable year ending December 31, 2006, and we intend to satisfy the other requirements described in Items 1-6 above at all times during each of our taxable years. In addition, our charter contains restrictions regarding ownership and transfer of shares of our common stock that are intended to assist us in continuing to satisfy the share ownership requirements in Items 7 and 8 above. See “Description of Capital Stock—Restriction on Ownership of Shares of Capital Stock.” For purposes of the requirements described herein, any corporation that is a qualified REIT subsidiary of ours will not be treated as a corporation separate from us and all assets, liabilities, and items of income, deduction and credit of our qualified REIT subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary (as described below under “Operational Requirements—Asset Tests”), all of the capital shares of which is owned by a REIT.

In the case of a REIT that is a partner in an entity treated as a partnership for federal tax purposes, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the requirements described herein. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of the REIT requirements, including the asset and income tests described below. As a result, our proportionate share of the assets, liabilities and items of income of the Operating Partnership and of any other partnership, joint venture, limited liability company or other entity treated as a partnership for federal tax purposes in which we or the Operating Partnership have an interest will be treated as our assets, liabilities and items of income.

The Code provides relief from violations of the REIT gross income requirements, as described below under “—Operational Requirements—Gross Income Tests,” in cases where a violation is due to reasonable cause and not willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, the Code includes provisions that extend similar relief in the case of certain violations of the REIT asset requirements (see “—Operational Requirements—Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if available, the amount of any resultant penalty tax could be substantial.

Operational Requirements—Gross Income Tests

To maintain our qualification as a REIT, we must satisfy annually two gross income requirements:

•	At least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property and from other specified sources, including qualified temporary investment income, as described below. Gross income includes “rents from real property” and, in some circumstances, interest, but excludes gross income from dispositions of property held primarily for sale to customers in the ordinary course of a trade or business. These dispositions are referred to as “prohibited transactions.” This is the 75% Income Test.

•	At least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from the real property investments described above and generally from distributions and interest and gains from the sale or disposition of shares of our common stock or securities or from any combination of the foregoing. This is the 95% Income Test.

The rents we will receive or be deemed to receive will qualify as “rents from real property” for purposes of satisfying the gross income requirements for a REIT only if the following conditions are met:

•	The amount of rent received from a customer must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales;

•	In general, neither we nor an owner of 10% or more shares of our common stock may directly or constructively own 10% or more of a customer, which we refer to as a “Related Party Customer,” or a subtenant of the customer (in which case only rent attributable to the subtenant is disqualified);

•	Rent attributable to personal property leased in connection with a lease of real property cannot be greater than 15% of the total rent received under the lease, as determined based on the average of the fair market values as of the beginning and end of the taxable year; and

•	We normally must not operate or manage the property or furnish or render services to customers, other than through an “independent contractor” who is adequately compensated and from whom we do not derive any income or through a “taxable REIT subsidiary.” However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as “rents from real property,” if the services are “usually or customarily rendered” in connection with the rental of space only and are not otherwise considered “rendered to the occupant.” Even if the services provided by us with respect to a property are impermissible customer services, the income derived therefrom will qualify as “rents from real property” if such income does not exceed one percent of all amounts received or accrued with respect to that property.

We may, from time to time, enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. Any income or gain derived by us from instruments that hedge certain risks, such as the risk of changes in interest rates, will not be treated as gross income for purposes of the 95% gross income test, provided that specified requirements are met, but generally will constitute non-qualifying income for purposes of the 75% gross income test. Such requirements include that the instrument hedges risks associated with indebtedness issued by us that is incurred to acquire or carry “real estate assets” (as described below under “Operational Requirements—Asset Tests”), and the hedging instrument, along with the risk that it hedges, and properly identified within prescribed time periods. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

Prior to the making of investments in real properties, we may invest the net offering proceeds in liquid assets such as government securities or certificates of deposit. For purposes of the 75% Income Test, income attributable to a stock or debt instrument purchased with the proceeds received by a REIT in exchange for stock in the REIT (other than amounts received pursuant to a distribution reinvestment plan) constitutes qualified temporary investment income if such income is received or accrued during the one-year period beginning on the date the REIT receives such new capital. To the extent that we hold any proceeds of the offering for longer than one year, we may invest those amounts in less liquid investments such as mortgage backed securities, maturing mortgage loans purchased from mortgage lenders or shares of common stock in other REITs in order to satisfy the 75% Income and the 95% Income Tests and the Asset Tests described below. We expect the bulk of the remainder of our income to qualify under the 75% Income and 95% Income Tests as gains from the sale of real property interests, interest on mortgages on real property, and rents from real property in accordance with the requirements described above. With regard to rental income, we anticipate that most of our leases will be for fixed rentals with annual “consumer price index” or similar adjustments and that none of the rentals under our leases will be based on the income or profits of any person. Rental leases may provide for payments based on gross receipts, which are generally permissible under the REIT income tests. In addition, none of our customers are expected to be Related Party Customers and the portion of the rent attributable to personal property is not expected to exceed 15% of the total rent to be received under any lease. We anticipate that all or most of the services to be performed with respect to our real properties will be performed by our property manager and such services are expected to be those usually or customarily rendered in connection with the rental of real property and not rendered to the occupant of such real property. Finally, we anticipate that any non-customary services will be provided by a taxable REIT subsidiary or, alternatively, by an independent contractor that is adequately compensated and from whom we derive no income. However, we can give no assurance that the actual sources of our gross income will allow us to satisfy the 75% Income and the 95% Income Tests described above.

Notwithstanding our failure to satisfy one or both of the 75% Income and the 95% Income Tests for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Code. These relief provisions generally will be available if:

•	Our failure to meet these tests was due to reasonable cause and not due to willful neglect;

•	We attach a schedule of our income sources to our federal income tax return; and

•	Any incorrect information on the schedule is not due to fraud with intent to evade tax.

It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. In addition, as discussed above in “Taxation of Dividend Capital Total Realty Trust,” even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

Operational Requirements—Asset Tests

At the close of each quarter of our taxable year, starting with the taxable year ending December 31, 2006, we also must satisfy four tests, which we refer to as “Asset Tests,” relating to the nature and diversification of our assets.

•	First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. The term “real estate assets” includes real property, mortgages on real property, shares of common stock in other qualified REITs, property attributable to the temporary investment of new capital as described above and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours.

•	Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class.

•	Third, of the investments included in the 25% asset class, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets. Additionally, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities, which we refer to as the “10% Asset Test.” The 10% Asset Test does not apply to securities of a taxable REIT subsidiary, nor does it apply to certain “straight debt” instruments possessing certain characteristics. The term “securities” also does not include the equity or debt securities of a qualified REIT subsidiary of ours or an equity interest in any entity treated as a partnership for federal tax purposes.

•	Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more taxable REIT subsidiaries. Subject to certain exceptions, a taxable REIT subsidiary is any corporation, other than a REIT, in which we directly or indirectly own stock and with respect to which a joint election has been made by us and the corporation to treat the corporation as a taxable REIT subsidiary of ours and also includes any corporation, other than a REIT, in which a taxable REIT subsidiary of ours owns, directly or indirectly, more than 35 percent of the voting power or value.

The Asset Tests must generally be met for any quarter in which we acquire securities or other property. Upon full investment of the net offering proceeds we expect that most of our assets will consist of “real estate assets” and we therefore expect to satisfy the Asset Tests.

If we meet the Asset Tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the Asset Tests at the end of a later quarter in which we have not acquired any securities or other property if such failure occurs solely because of changes in asset values. If our failure to satisfy the Asset Tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the Asset Tests and to take other action within 30 days after the close of any quarter as may be required to cure any noncompliance. If that does not occur, we may nonetheless qualify for one of the relief provisions described below.

To the extent that we fail one or more of the asset tests, and we do not fall within the de minimis safe harbors with respect to the 5% and 10% asset tests, we may nevertheless be deemed to have satisfied such requirements if (i) we take certain corrective measures, (ii) we meet certain technical requirements, and (iii) we pay a specified excise tax (the greater of (a) $50,000 or (b) an amount determined by multiplying the highest rate of corporate tax by the net income generated by the assets causing the failure for the period beginning on the first date of the failure and ending on the date that we dispose of the assets (or otherwise satisfy the asset test requirements)).

The Code contains a number of provisions applicable to REITs, including relief provisions that make it easier for REITs to satisfy the asset requirements, or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements.

One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (i) it provides the IRS with a description of each asset causing the failure, (ii) the failure is due to reasonable cause and not willful neglect, (iii) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%), and (iv) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

A second relief provision applies to de minimis violations of the 10% and 5% asset tests. A REIT may maintain its qualification despite a violation of such requirements if (i) the value of the assets causing the violation do not exceed the lesser of 1.0% of the REIT’s total assets, and $10,000,000, or (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

The Code also provides that certain securities will not cause a violation of the 10% value test described above. Such securities include instruments that constitute “straight debt,” which includes securities having certain contingency features. A security cannot qualify as “straight debt” where a REIT (or a controlled taxable REIT subsidiary of the REIT) owns other securities of the issuer of that security which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1.0% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% value test. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (v) any security issued by another REIT, and (vi) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Operational Requirements—Gross Income Tests.” In addition, when applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate equity interest in that partnership.

Operational Requirements—Annual Distribution Requirement

In order to be taxed as a REIT, we are required to make distributions, other than capital gain distributions, to our stockholders each year in the amount of at least 90% of our REIT taxable income (computed without regard to the distributions paid deduction and our net capital gain and subject to certain other potential adjustments) for all tax years. While we must generally make distributions in the taxable year to which they relate, we may also make distributions in the following taxable year if (1) they are declared before we timely file our federal income tax return for the taxable year in question and (2) they are paid on or before the first regular distribution payment date after the declaration.

Even if we satisfy the foregoing distribution requirement and, accordingly, continue to qualify as a REIT for tax purposes, we will still be subject to federal income tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount of distributions to stockholders.

In addition, if we fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income for that year;

•	95% of our capital gain net income other than the capital gain net income which we elect to retain and pay tax on for that year;

•	any undistributed taxable income from prior periods; and

•	we will be subject to a 4% nondeductible excise tax on the excess of the amount of the required distributions over the sum of (A) the amounts actually distributed plus (B) retained amounts on which corporate level tax is paid by us.

We intend to make timely distributions sufficient to satisfy this requirement; however, it is possible that we may experience timing differences between (1) the actual receipt of income and payment of deductible expenses, and (2) the inclusion of that income and deduction of those expenses for purposes of computing our taxable income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property by the Operating Partnership that exceeds our allocable share of cash attributable to that sale. In those circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on undistributed income. We may find it necessary in those circumstances to arrange for financing or raise funds through the issuance of additional shares of common stock in order to meet our distribution requirements. If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income made by the Internal Revenue Service, we may be able to pay “deficiency distributions” in a later year and include such distributions in our deductions for distributions paid for the earlier year. In that event, we may be able to avoid losing our REIT status or being taxed on amounts distributed as deficiency distributions, but we would be required to pay interest and a penalty to the Internal Revenue Service based upon the amount of any deduction taken for deficiency distributions for the earlier year.

As noted above, we may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:

•	We would be required to pay the federal income tax on these gains;

•	Taxable U.S. stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by the REIT; and

•	The basis of the stockholder’s shares of common stock would be increased by the difference between the designated amount included in the stockholder’s long-term capital gains and the tax deemed paid with respect to such shares of common stock.

In computing our REIT taxable income, we will use the accrual method of accounting and intend to depreciate depreciable property under the alternative depreciation system. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the Internal Revenue Service. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and our distributions.

Issues could arise, for example, with respect to the allocation of the purchase price of real properties between depreciable or amortizable assets and non-depreciable or non-amortizable assets such as land and the current deductibility of fees paid to the Advisor or its affiliates. Were the Internal Revenue Service to successfully challenge our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT, unless we were permitted to pay a deficiency distribution to our stockholders and pay interest thereon to the Internal Revenue Service, as provided by the Code. A deficiency distribution cannot be used to satisfy the distribution requirement, however, if the failure to meet the requirement is not due to a later adjustment to our income by the Internal Revenue Service.

Operational Requirements—Recordkeeping

We must maintain certain records as set forth in Treasury Regulations in order to avoid the payment of monetary penalties to the Internal Revenue Service. Such Treasury Regulations require that we request, on an annual basis, certain information designed to disclose the ownership of shares of our outstanding common stock. We intend to comply with these requirements.

Failure to Qualify as a REIT

If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. We will not be able to deduct distributions paid to our stockholders in any year in which we fail to qualify as a REIT. In this situation, to the extent of current and accumulated earnings and profits, all distributions to our stockholders that are individuals will generally be taxable at capital gains rates (through 2008), and, subject to limitations of the Code, corporate distributees may be eligible for the distributions received deduction. We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions.

Sale-Leaseback Transactions

Some of our investments may be in the form of sale-leaseback transactions. We normally intend to treat these transactions as true leases for federal income tax purposes. However, depending on the terms of any specific transaction, the Internal Revenue Service might take the position that the transaction is not a true lease but is more properly treated in some other manner. If such recharacterization were successful, we would not be entitled to claim the depreciation deductions available to an owner of the property. In addition, the recharacterization of one or more of these transactions might cause us to fail to satisfy the Asset Tests or the Income Tests described above based upon the asset we would be treated as holding or the income we would be treated as having earned and such failure could result in our failing to qualify as a REIT. Alternatively, the amount or timing of income inclusion or the loss of depreciation deductions resulting from the recharacterization might cause us to fail to meet the distribution requirement described above for one or more taxable years absent the availability of the deficiency distribution procedure or might result in a larger portion of our distributions being treated as ordinary distribution income to our stockholders.

Taxation of Taxable U.S. Stockholders

Definition

In this section, the phrase “U.S. stockholder” means a holder of our common stock that for federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation, partnership or other entity treated as a corporation or partnership for U.S. federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to, and gains realized by, taxable U.S. stockholders with respect to our common stock generally will be taxed as described below. For a summary of the federal income tax treatment of distributions reinvested in additional shares of common stock pursuant to our distribution reinvestment plan, see “Description of Capital Stock—Distribution Reinvestment Plan.” For a summary of the federal income tax treatment of shares of common stock redeemed by us under our share redemption program, see “Description of Capital Stock—Share Redemption Program.”

Distributions Generally

Distributions to U.S. stockholders, other than capital gain distributions discussed below, will constitute distributions up to the amount of our current or accumulated earnings and profits and will be taxable to the stockholders as ordinary income. These distributions are not eligible for the dividends received deduction generally available to corporations. In addition, with limited exceptions, these distributions are not eligible for taxation at the preferential income tax rates for qualified distributions received by individuals from taxable C corporations pursuant to the Jobs and Growth Tax Relief Reconciliation Act of 2003. Stockholders that are individuals, however, are taxed at the preferential rates on distributions designated by and received from us to the extent that the distributions are attributable to (i) income retained by us in the prior taxable year on which we were subject to corporate level income tax (less the amount of tax), (ii) distributions received by us from taxable C corporations, or (iii) income in the prior taxable year from the sales of “built-in gain” property acquired by us from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

To the extent that we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in the U.S. stockholder’s shares of common stock, and the amount of each distribution in excess of a U.S. stockholder’s tax basis in its shares of common stock will be taxable as gain realized from the sale of its shares of common stock. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year. U.S. stockholders may not include any of our losses on their own federal income tax returns.

We will be treated as having sufficient earnings and profits to treat as a distribution any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency distribution” will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

Capital Gain Distributions

Distributions to U.S. stockholders that we properly designate as capital gain distributions normally will be treated as long-term capital gains to the extent they do not exceed our actual net capital gain for the taxable year without regard to the period for which the U.S. stockholder has held his shares of common stock. A corporate U.S. stockholder might be required to treat up to 20% of some capital gain distributions as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2008) in the case of stockholders who are individuals, and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are individuals, to the extent of previously claimed depreciation deductions. See “—Operational Requirements—Annual Distribution Requirement” for the treatment by U.S. stockholders of net long-term capital gains that we elect to retain and pay tax on.

Certain Dispositions of Our Common Stock

In general, capital gains recognized by individuals upon the sale or disposition of shares of common stock will be subject to a maximum federal income tax rate of 15% (through 2008) if such shares of common stock are held for more than 12 months, and will be taxed at ordinary income rates (of up to 35% through 2010) if such shares of common stock are held for 12 months or less. Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of a share of our common stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of common stock by a stockholder who has held such shares of common stock for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that are required to be treated by the stockholder as long-term capital gain.

Information Reporting Requirements and Backup Withholding for U.S. Stockholders

We will report to U.S. stockholders of our common stock and to the Internal Revenue Service the amount of distributions made or deemed made during each calendar year and the amount of tax withheld, if any. Under some circumstances, U.S. stockholders may be subject to backup withholding on payments made with respect to, or cash proceeds of a sale or exchange of, our common stock. Backup withholding will apply only if the stockholder:

•	Fails to furnish its taxpayer identification number (which, for an individual, would be his Social Security number);

•	Furnishes an incorrect taxpayer identification number;

•	Is notified by the Internal Revenue Service that the stockholder has failed properly to report payments of interest or distributions and is subject to backup withholding; or

•	Under some circumstances, fails to certify, under penalties of perjury, that it has furnished a correct taxpayer identification number and has not been notified by the Internal Revenue Service that the stockholder is subject to backup withholding for failure to report interest and distribution payments or has been notified by the Internal Revenue Service that the stockholder is no longer subject to backup withholding for failure to report those payments.

Backup withholding will not apply with respect to payments made to some stockholders, such as corporations in certain circumstances and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s United States federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the Internal Revenue Service. U.S. stockholders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining an exemption.

Treatment of Tax-Exempt Stockholders

Tax-exempt entities including employee pension benefit trusts and individual retirement accounts generally are exempt from United States federal income taxation. These entities are subject to taxation, however, on any “unrelated business taxable income,” which we refer to as “UBTI,” as defined in the Code. The Internal Revenue Service has issued a published ruling that distributions from a REIT to a tax-exempt pension trust did not constitute UBTI. Although rulings are merely interpretations of law by the Internal Revenue Service and may be revoked or modified, based on this analysis, indebtedness incurred by us or by the Operating Partnership in connection with the acquisition of a property should not cause any income derived from the property to be treated as UBTI upon the distribution of those amounts as distributions to a tax-exempt U.S. stockholder of our common stock. A tax-exempt entity that incurs indebtedness to finance its purchase of our common stock, however, will be subject to UBTI under the debt-financed income rules. However, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under specified provisions of the Code are subject to different UBTI rules, which generally will require them to treat distributions from us as UBTI. These organizations are urged to consult their own tax advisor with respect to the treatment of our distributions to them.

In addition, tax-exempt pension and specified other tax-exempt trusts that hold more than 10% by value of the shares of a REIT may be required to treat a specified percentage of REIT distributions as UBTI. This requirement applies only if our qualification as a REIT depends upon the application of a look-through exception to the closely-held restriction and we are considered to be predominantly held by those tax-exempt trusts. It is not anticipated that our qualification as a REIT will depend upon application of the look-through exception or that we will be predominantly held by these types of trusts.

Special Tax Considerations for Non-U.S. Stockholders

The rules governing United States federal income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders, which we refer to collectively as “Non-U.S. holders,” are complex. The following discussion is intended only as a summary of these rules. Non-U.S. holders should consult with their own tax advisors to determine the impact of United States federal, state and local income tax laws on an investment in our common stock, including any reporting requirements as well as the tax treatment of the investment under the tax laws of their home country.

Ordinary Distributions

The portion of distributions received by Non-U.S. holders payable out of our earnings and profits which are not attributable to our capital gains and which are not effectively connected with a U.S. trade or business of the Non-U.S. holder will be subject to U.S. withholding tax at the rate of 30%, unless reduced by treaty. In general, Non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our common stock. In cases where the distribution income from a Non-U.S. holder’s investment in our common stock is, or is treated as, effectively connected with the Non-U.S. holder’s conduct of a U.S. trade or business, the Non-U.S. holder generally will be subject to U.S. tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such distributions, such income must generally be reported on a U.S. income tax return filed by or on behalf of the Non-U.S. holder, and the income may also be subject to the 30% branch profits tax in the case of a Non-U.S. holder that is a corporation.

Non-Dividend Distributions

Unless our common stock constitutes a U.S. real property interest, which we refer to as a “USRPI,” distributions by us which are not distributions out of our earnings and profits will not be subject to U.S. income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to distributions. However, the Non-U.S. holder may seek a refund from the Internal Revenue Service of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our common stock constitutes a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the stockholder’s basis in shares of our common stock will be taxed under the Foreign Investment in Real Property Tax Act of 1980, which we refer to as “FIRPTA,” at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.

Capital Gain Distributions

A capital gain distribution will generally not be treated as income that is effectively connected with a U.S. trade or business, and will instead be treated the same as an ordinary distribution from us (see “Special Tax Considerations for Non-U.S. Stockholders—Ordinary Distributions”), provided that (1) the capital gain distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient Non-U.S. holder does not own more than 5% of that class of stock at any time during the taxable year in which the capital gain distribution is received. If such requirements are not satisfied, such distributions will be treated as income that is effectively connected with a U.S. trade or business of the Non-U.S. holder without regard to whether the distribution is designated as a capital gain distribution and, in addition, shall be subject to a 35% withholding tax. We do not anticipate our common stock satisfying the “regularly traded” requirement. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a Non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if we held the underlying asset solely as a creditor. Capital gain distributions received by a Non-U.S. holder from a REIT that are not USRPI capital gains are generally not subject to U.S. income tax, but may be subject to withholding tax.

Dispositions of Our Common Stock

Unless our common stock constitutes a USRPI, a sale of our common stock by a Non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. Our common stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor.

Even if the foregoing test is not met, our common stock nonetheless will not constitute a USRPI if we are a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares of common stock is held directly or indirectly by Non-U.S. holders. We currently anticipate that we will be a domestically controlled REIT and, therefore, the sale of our common stock should not be subject to taxation under FIRPTA. However, we cannot assure you that we are or will continue to be a domestically controlled REIT. If we were not a domestically controlled REIT, whether a Non-U.S. holder’s sale of our common stock would be subject to tax under FIRPTA as a sale of a United States real property interest would depend on whether our common stock were “regularly traded” on an established securities market and on the size of the selling stockholder’s interest in us.

If the gain on the sale of shares of common stock were subject to taxation under FIRPTA, a Non-U.S. holder would be subject to the same treatment as a U.S. stockholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. Gain from the sale of our common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a Non-U.S. holder in two cases: (a) if the Non-U.S. holder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such Non-U.S. holder, the Non-U.S. holder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (b) if the Non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders

Non-U.S. stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Code.

Statement of Share Ownership

We are required to demand annual written statements from the record holders of designated percentages of our common stock disclosing the actual owners of the shares of common stock. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares of common stock is required to include specified information relating to his shares of common stock in his federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of our common stock and a list of those persons failing or refusing to comply with our demand.

Federal Income Tax Aspects of The Operating Partnership

The following discussion summarizes certain federal income tax considerations applicable to our investment in the Operating Partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as a Partnership

We will be entitled to include in our income a distributive share of the Operating Partnership’s income and to deduct our distributive share of the Operating Partnership’s losses only if the Operating Partnership is classified for federal income tax purposes as a partnership, rather than as a corporation or an association taxable as a corporation. Under applicable Treasury Regulations, which we refer to as the “Check-the-Box-Regulations,” an unincorporated domestic entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If the entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. The Operating Partnership intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.

Even though the Operating Partnership will not elect to be treated as an association for Federal income tax purposes, it may be taxed as a corporation if it is deemed to be a “publicly traded partnership.” A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. Under applicable Treasury regulations, which we refer to as the “PTP Regulations,” limited safe harbors from the definition of a publicly traded partnership are provided. Pursuant to one of those safe harbors, which we refer to as the “Private Placement Exclusion,” interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that were not required to be registered under the Securities Act and (ii) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (including a partnership, grantor trust or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner’s interest in the flow-through entity is attributable to the flow-through entity’s direct or indirect interest in the partnership, and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. We and the Operating Partnership believe and currently intend to take the position that the Operating Partnership should not be classified as a publicly traded partnership because (i) OP Units are not traded on an established securities market, and (ii) OP Units should not be considered readily tradable on a secondary market or the substantial equivalent thereof. In addition, the Operating Partnership presently qualifies for the Private Placement Exclusion.

Even if the Operating Partnership were considered a publicly traded partnership under the PTP Regulations, the Operating Partnership should not be treated as a corporation for Federal income tax purposes as long as 90% or more of its gross income consists of “qualifying income” under section 7704(d) of the Code. In general, qualifying income includes interest, distributions, real property rents (as defined by section 856 of the Code) and gain from the sale or disposition of real property. If the Operating Partnership were characterized as a publicly traded partnership even if it were not taxable as a corporation because of the qualifying income exception, however, holders of OP Units would be subject to special rules under section 469 of the Code. Under such rules, each holder of OP Units would be required to treat any loss derived from the Operating Partnership separately from any income or loss derived from any other publicly traded partnership, as well as from income or loss derived from other passive activities. In such case, any net losses or credits attributable to the Operating Partnership which are carried forward may only be offset against future income of the Operating Partnership. Moreover, unlike other passive activity losses, suspended losses attributable to the Operating Partnership would only be allowed upon the complete disposition of the OP Unit holder’s “entire interest” in the Operating Partnership.

We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that the Operating Partnership will be classified as a partnership for federal income tax purposes.

If for any reason the Operating Partnership were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT, unless we are eligible for relief from the violation pursuant to relief provisions described above. See “Requirements for Qualification as a REIT—Organizational Requirements” and “Requirements for Qualification as a REIT—Operational Requirements—Asset Tests,” above, for discussion of the effect of the failure to satisfy the REIT tests for a taxable year, and of the relief provisions. In addition, any change in the Operating Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of the Operating Partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. The Operating Partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute distributions that would not be deductible in computing the Operating Partnership’s taxable income.

Income Taxation of the Operating Partnership and its Partners

Partners, Not Operating Partnership, Subject to Tax. A partnership is not a taxable entity for federal income tax purposes. As a partner in the Operating Partnership, we will be required to take into account our allocable share of the Operating Partnership’s income, gains, losses, deductions, and credits for any taxable year of the Operating Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distributions from the Operating Partnership.

Operating Partnership Allocations. Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under section 704(b) of the Code if they do not comply with the provisions of section 704(b) of the Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner’s interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The Operating Partnership’s allocations of taxable income and loss are intended to comply with the requirements of section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

Tax Allocations With Respect to Contributed Properties. Pursuant to section 704(c) of the Code, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to section 704(c) of the Code, and several reasonable allocation methods are described therein.

Under the Operating Partnership Agreement, subject to exceptions applicable to the special limited partnership interests, depreciation or amortization deductions of the Operating Partnership generally will be allocated among the partners in accordance with their respective interests in the Operating Partnership, except to the extent that the Operating Partnership is required under section 704(c) to use a different method for allocating depreciation deductions attributable to its properties. In addition, gain or loss on the sale of a property that has been contributed to the Operating Partnership will be specially allocated to the contributing partner to the extent of any built-in gain or loss with respect to the property for federal income tax purposes. It is possible that we may (1) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution, and (2) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining the portion of our distributions that are taxable as a distribution. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a distribution than would have occurred had we purchased such properties for cash.

Basis in Operating Partnership Interest. The adjusted tax basis of our partnership interest in the Operating Partnership generally will be equal to (1) the amount of cash and the basis of any other property contributed to the Operating Partnership by us, (2) increased by (A) our allocable share of the Operating Partnership’s income and (B) our allocable share of indebtedness of the Operating Partnership, and (3) reduced, but not below zero, by (A) our allocable share of the Operating Partnership’s loss and (B) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of the Operating Partnership. If the allocation of our distributive share of the Operating Partnership’s loss would reduce the adjusted tax basis of our partnership interest in the Operating Partnership below zero, the recognition of the loss will be deferred until such time as the recognition of the loss would not reduce our adjusted tax basis below zero. If a distribution from the Operating Partnership or a reduction in our share of the Operating Partnership’s liabilities would reduce our adjusted tax basis below zero, that distribution, including a constructive distribution, will constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in the Operating Partnership has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

Depreciation Deductions Available to the Operating Partnership. The Operating Partnership will use a portion of contributions we make from net offering proceeds to acquire interests in properties and securities. To the extent that the Operating Partnership acquires properties or securities for cash, the Operating Partnership’s initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by the Operating Partnership. The Operating Partnership plans to depreciate each depreciable property for federal income tax purposes under the alternative depreciation system of depreciation, which we refer to as “ADS.” Under ADS, the Operating Partnership generally will depreciate buildings and improvements over a 40-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a 12-year recovery period. To the extent that the Operating Partnership acquires properties in exchange for units of the Operating Partnership, the Operating Partnership’s initial basis in each such property for federal income tax purposes should be the same as the transferor’s basis in that property on the date of acquisition by the Operating Partnership. Although the law is not entirely clear, the Operating Partnership generally intends to depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.

Sale of the Operating Partnership’s Property. Generally, any gain realized by the Operating Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Our share of any gain realized by the Operating Partnership on the sale of any property held by the Operating Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Operating Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% tax. We, however, do not presently intend to acquire or hold or allow the Operating Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or the Operating Partnership’s trade or business.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The recently enacted American Jobs Creation Act of 2004, which we refer to as the “2004 Act,” makes numerous changes to REIT tax rules, including the adoption of new REIT income and asset test relief provisions, as described above. Except as noted above, the provisions of the 2004 Act are effective for taxable years beginning in 2005. In addition, The Jobs and Growth Tax Relief Reconciliation Act of 2003 reduced the maximum tax rates at which individuals are taxed on capital gains from 20% to 15% (through 2008) and on distributions payable by taxable C corporations from 38.6% to 15% (through 2008). While gains from the sale of the shares of REITs are eligible for the reduced tax rates, distributions payable by REITs are not eligible for the reduced tax rates except in limited circumstances. See “Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders—Distributions.” As a result, distributions received from REITs generally will continue to be taxed at ordinary income rates (now at a maximum rate of 35% through 2010). The more favorable tax rates applicable to regular corporate distributions could cause investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the shares of non-REIT corporations that make distributions, which could adversely affect the value of the shares of REITs, including our shares.

The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department. For example, the Treasury Department has been directed by Congress to examine issues relating to the ability of certain corporations to deduct certain excess interest payments made to related parties. That report could result in a legislative proposal that could further limit or completely eliminate the ability of a taxable REIT subsidiary to deduct interest payments made to its parent REIT. No assurance can be given as to whether, or in what form, the proposal described above (or any other proposals affecting REITs or their stockholders) will be enacted. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in shares of our common stock.

State and Local Taxation

We and any operating subsidiaries we may form may be subject to state and local tax in states and localities in which we or they do business or own property. Our tax treatment, the tax treatment of the Operating Partnership, any operating subsidiaries, joint ventures or other arrangements we or the Operating Partnership may form or enter into and the tax treatment of the holders of our common stock in local jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on their investment in our common stock.

ERISA CONSIDERATIONS

The following is a summary of some non-tax considerations associated with an investment in shares of our common stock by a qualified employee pension benefit plan or an IRA. This summary is based on provisions of ERISA and the Code, as amended through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the Internal Revenue Service. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes which would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment. Each fiduciary of an employee pension benefit plan subject to ERISA, such as a profit sharing, section 401(k) or pension plan, or of any other retirement plan or account subject to Section 4975 of the Code, such as an IRA, which we refer to collectively as the “Benefit Plans,” seeking to invest plan assets in shares of our common stock must, taking into account the facts and circumstances of such Benefit Plan, consider, among other matters:

•	Whether the investment is consistent with the applicable provisions of ERISA and the Code;

•	Whether, under the facts and circumstances attendant to the Benefit Plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•	Whether the investment will produce UBTI to the Benefit Plan (see “Federal Income Tax Considerations—Treatment of Tax-Exempt Stockholders”); and

•	The need to value the assets of the Benefit Plan annually.

Under ERISA, a plan fiduciary’s responsibilities include the following duties:

To act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	To invest plan assets prudently;

•	To diversify the investments of the plan unless it is clearly prudent not to do so;

•	To ensure sufficient liquidity for the plan; and

•	To consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Code.

ERISA also requires that the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan. Section 406 of ERISA and Section 4975 of the Code prohibit specified transactions involving the assets of a Benefit Plan which are between the plan and any “party in interest” or “disqualified person” with respect to that Benefit Plan. These transactions are prohibited regardless of how beneficial they may be for the Benefit Plan. Prohibited transactions include the sale, exchange or leasing of property, the lending of money or the extension of credit between a Benefit Plan and a party in interest or disqualified person, and the transfer to, or use by, or for the benefit of, a party in interest, or disqualified person, of any assets of a Benefit Plan. A fiduciary of a Benefit Plan also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets.

Plan Asset Considerations

In order to determine whether an investment in shares of our common stock by Benefit Plans creates or gives rise to the potential for either prohibited transactions or the commingling of assets referred to above, a fiduciary must consider whether an investment in shares of our common stock will cause our assets to be treated as assets of the investing Benefit Plans. Neither ERISA nor the Code define the term “plan assets,” however, U.S. Department of Labor Regulations provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity, which we refer to as the “Plan Assets Regulation.” Under the Plan Assets Regulation, the assets of corporations, partnerships or other entities in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan unless the entity satisfies one of the exceptions to this general rule.

In the event that our underlying assets were treated by the Department of Labor as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan stockholder, and an investment in shares of our common stock might constitute an ineffective delegation of fiduciary responsibility to the Advisor, and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by the Advisor of the fiduciary duties mandated under ERISA.

If the Advisor or affiliates of the Advisor were treated as fiduciaries with respect to Benefit Plan stockholders, the prohibited transaction restrictions of ERISA and the Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with us or our affiliates or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan stockholders with the opportunity to sell their shares of common stock to us or we might dissolve or terminate. If a prohibited transaction were to occur, the Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected.” These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, the Advisor and possibly other fiduciaries of Benefit Plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, or a non-fiduciary participating in a prohibited transaction, could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach, and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in shares of our common stock, the occurrence of a prohibited transaction involving the individual who established the IRA, or his beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Code.

The Plan Assets Regulation provides that the underlying assets of REITs will not be treated as assets of a Benefit Plan investing therein if the interest the Benefit Plan acquires is a “publicly offered security.” A publicly offered security must be:

•	Sold as part of a public offering registered under the Securities Act and be part of a class of securities registered under the Exchange Act, as amended, within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year in which the initial closing under this offering occurs;

•	“Widely held,” such as part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

•	“Freely transferable.”

Shares of common stock are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and are part of a class registered under the Exchange Act. In addition, we expect to have over 100 independent stockholders as of the initial closing under this offering, such that shares of common stock will be “widely held.” Whether a security is “freely transferable” depends upon the particular facts and circumstances. Shares of common stock are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers which would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are freely transferable. The minimum investment in shares of our common stock is less than $10,000; thus, the restrictions imposed in order to maintain our status as a REIT should not cause the shares of common stock to be deemed not freely transferable.

Assuming that shares of common stock will be “widely held,” that no other facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability of shares of common stock and the offering takes place as described in this prospectus, shares of common stock should constitute “publicly offered securities” and, accordingly, our underlying assets should not be considered “plan assets” under the Plan Assets Regulation. If our underlying assets are not deemed to be “plan assets,” the issues discussed in the second and third paragraphs of this “Plan Assets Considerations” section are not expected to arise.

Other Prohibited Transactions

Regardless of whether the shares of common stock qualify for the “publicly offered security” exception of the Plan Assets Regulation, a prohibited transaction could occur if we, the Advisor, any selected dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing the shares of common stock. Accordingly, unless an administrative or statutory exemption applies, shares of common stock should not be purchased using assets of a Benefit Plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a Benefit Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to “plan assets” or provides investment advice for a fee with respect to “plan assets.” Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in shares of our common stock and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding (written or otherwise) (1) that the advice will serve as the primary basis for investment decisions, and (2) that the advice will be individualized for the Benefit Plan based on its particular needs.

Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s “fair market value” assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year.

In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA. It is not currently intended that the shares of our common stock will be listed on a national securities exchange or included for quotation on the Nasdaq National Market System, nor is it expected that a public market for the shares of common stock will develop. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the “fair market value” of the shares of our common stock, namely when the fair market value of the shares of common stock is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to ownership of shares of common stock, we intend to provide reports of our annual determinations of the current value of our net assets per outstanding share to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports.

For so long as we are offering shares of our common stock in the primary share offering, we intend to use the most recent offering price as the per share net asset value. We will continue to use the most recent primary share offering price as the per share net asset value until December 31st of the year following the year in which the most recently completed offering has expired unless a new offering has commenced prior to that time in which case we would use the new offering price. If following December 31st of the year following the year in which the most recently completed offering has expired there is no new offering in effect but our Distribution Reinvestment Plan is still in effect, we will continue to use the most recent primary share offering price as the per share net asset value for so long as our Distribution Reinvestment Plan is in place. If there is no primary share offering in effect and our Distribution Reinvestment Plan has also expired or has otherwise been terminated, the value of the properties and our other assets will be based upon a valuation. Such valuation will be performed by a person independent of us and the Advisor.

We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Benefit Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31.

We intend to revise these valuation procedures to conform with any relevant guidelines that the Internal Revenue Service or the Department of Labor may hereafter issue. Meanwhile, we cannot assure you:

•	That the value determined by us could or will actually be realized by us or by stockholders upon liquidation (in part because appraisals or estimated values do not necessarily indicate the price at which assets could be sold and because no attempt will be made to estimate the expenses of selling any of our assets);

•	That stockholders could realize this value if they were to attempt to sell their shares of common stock; or

•	That the value, or the method used to establish value, would comply with the ERISA or IRA requirements described above.

PLAN OF DISTRIBUTION

We are offering a minimum of $2,000,000 and a maximum of $2,000,000,000 in shares of our common stock in this offering, including $1,500,000,000 in shares of our common stock initially allocated to be offered in the primary share offering and $500,000,000 in shares of our common stock initially allocated to be offered pursuant to the distribution reinvestment plan. Prior to the conclusion of this offering, if any of the shares of our common stock initially allocated to the distribution reinvestment plan remain after meeting anticipated obligations under the distribution reinvestment plan, we may decide to sell some or all of such shares of common stock to the public in the primary share offering. Similarly, prior to the conclusion of this offering, if the shares of our common stock initially allocated to the distribution reinvestment plan have been purchased and we anticipate additional demand for shares of common stock under our distribution reinvestment plan, we may choose to reallocate some or all of the shares of our common stock allocated to be offered in the primary share offering to the distribution reinvestment plan. Shares of our common stock in the primary share offering are being offered at $10.00 per share. Any shares purchased pursuant to the distribution reinvestment plan will be sold at $9.50 per share.

The shares of our common stock being offered to the public are being offered on a “best efforts” basis, which means generally that the Dealer Manager and the participating broker dealers described below will be required to use only their best efforts to sell the shares of our common stock and they have no firm commitment or obligation to purchase any shares of our common stock. Our agreement with the Dealer Manager may be terminated by either party upon 60 days’ written notice. The offering commenced on January 27, 2006, the effective date of the registration statement of which this prospectus forms a part.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Subscriptions will be accepted or rejected within 30 days of receipt by us, and if rejected, all funds shall be returned to subscribers with interest and without deduction within 10 business days from the date the subscription is rejected. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive this prospectus. Subject to certain exceptions described in this prospectus, you must initially invest at least $2,000 in shares of our common stock, in increments of $100. After investors have satisfied the minimum purchase requirement, minimum additional purchases must be in increments of $100, except for purchases made pursuant to our distribution reinvestment plan.

Investors whose subscriptions are accepted will be deemed admitted as stockholders of ours on the day upon which their subscriptions are accepted. We may continue to offer shares of our common stock until January 27, 2008, two years from the date of our original prospectus, unless extended. However, in certain states the offering may continue for just one year unless we renew the offering period for up to one additional year. We reserve the right to terminate this offering at any time.

The proceeds from the sale of shares of our common stock to New York residents will be delivered to us and held in trust for the benefit of investors and will be used only for the purposes set forth in this prospectus. Before they are applied, funds may be placed in short-term, low-risk interest bearing investments, including obligations of, or obligations guaranteed by, the United States Government or bank money market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation which can be readily sold or otherwise disposed of for cash.

Except as provided below, the Dealer Manager will receive a sales commission of 6.0% of the gross proceeds from the sale of shares of our common stock sold in the primary offering on a best efforts basis in this offering. The Dealer Manager will also receive 2.5% of the gross proceeds from the sale of shares of our common stock sold in the primary offering in the form of a dealer manager fee as compensation for acting as the Dealer Manager. The Advisor will receive up to 1.5% of the aggregate gross offering proceeds from the sale of shares of our common stock sold in the primary offering to reimburse it for our cumulative organizational and offering expenses such as legal, accounting, printing and other offering expenses, including marketing, salaries and direct expenses of its employees, employees of its affiliates and others while engaged in registering and marketing the shares of our common stock, which shall include development of marketing materials and marketing presentations, planning and participating in due diligence and marketing meetings and generally coordinating the marketing process for us. Of the estimated $22,500,000 maximum organizational and offering expense reimbursement, approximately $18,000,000 of the expenses (or 1.2% of gross offering proceeds assuming we sell $1,500,000,000 in shares of our common stock pursuant to the primary offering and $500,000,000 in shares of our common stock pursuant to our distribution reinvestment plan) are anticipated to be used for wholesaling activities and are therefore deemed to be additional underwriting compensation pursuant to NASD Rule 2710. The Advisor and its affiliates will be responsible for the payment of our cumulative organizational and offering expenses, other than the sales commission and the dealer manager fees, to the extent they exceed 1.5% of the aggregate gross offering proceeds from the sale of shares of our common stock sold in the primary offering without recourse against or reimbursement by us. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares of our common stock. We will pay a servicing fee of up to 1.0% of the primary offering price for shares of our common stock purchased pursuant to the distribution reinvestment plan.

The Dealer Manager may authorize certain additional broker dealers who are members of the NASD to participate in selling shares of our common stock to investors. The Dealer Manager may re-allow its sales commissions in an amount of up to 6.0% of the gross proceeds from the sale of shares of our common stock sold in the primary offering to such participating broker dealers with respect to shares of our common stock sold by them. In addition, the Dealer Manager, in its sole discretion, may re-allow to participating broker dealers a portion of its dealer manager fee from the sale of shares of our common stock sold in the primary offering for reimbursement of marketing expenses. Reimbursement is contingent upon the receipt of an invoice or a similar such statement from the participating broker dealers that demonstrates the actual expenses incurred by that broker dealer. The maximum amount of reimbursements would be based on such factors as the number of shares sold by participating broker dealers, the assistance of such participating broker dealers in marketing the offering and due diligence expenses incurred.

The maximum compensation payable to members of the NASD participating in this offering will not exceed 10.0% of gross offering proceeds plus a maximum of 0.5% for reimbursement of due diligence expenses.

We have agreed to indemnify the participating broker dealers, including the Dealer Manager, against certain liabilities arising under the Securities Act. The broker dealers participating in the offering of shares of our common stock are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any shares of common stock will be sold. Our executive officers and directors and their immediate family members, as well as officers and employees of the Advisor and the Advisor’s product specialists or other affiliates and their immediate family members, our product specialists and their affiliates and, if approved by our board of directors, joint venture partners, consultants and other service providers may purchase shares of our common stock in this offering and may be charged a reduced rate for certain fees and expenses in respect of such purchases. We expect that a limited number of shares of our common stock will be sold to such persons. However, except for certain share ownership and transfer restrictions contained in our charter, there is no limit on the number of shares of our common stock that may be sold to such persons. In addition, the sales commission and the dealer manager fee may be reduced or waived in connection with certain categories of sales, such as sales for which a volume discount applies, sales through investment advisors or banks acting as trustees or fiduciaries, sales to our affiliates and sales under our distribution reinvestment plan. The amount of net proceeds to us will not be affected by reducing or eliminating the sales commissions or the dealer manager fee payable in connection with sales to such institutional investors and affiliates. The Advisor and its affiliates will be expected to hold their shares of our common stock purchased as stockholders for investment and not with a view towards distribution. In addition, shares of our common stock purchased by the Advisor or its affiliates shall not be entitled to vote on any matter presented to stockholders for a vote. Shares of our common stock purchased by our executive officers and directors, the Advisor and by officers, employees or other affiliates of the Advisor shall not count toward the minimum offering requirements.

Certain institutional investors and our affiliates may also agree with the participating broker dealer selling them shares of our common stock (or with the Dealer Manager if no participating broker dealer is involved in the transaction) to reduce or eliminate the sales commission. The amount of net proceeds to us will not be affected by reducing eliminating commissions payable in connection with sales to such institutional investors and affiliates.

In connection with sales of $500,000 or more to a Qualifying Purchaser (as defined below), a participating broker dealer may offer such Qualifying Purchaser a volume discount by reducing the amount of its sales commissions. Such reduction would be credited to the Qualifying Purchaser by reducing the total purchase price of the shares payable by the Qualifying Purchaser.

Assuming a public offering price of $10.00 per share, the following table illustrates the various discount levels that may be offered to Qualifying Purchasers by participating broker dealers for shares purchased:

		Commissions on Sales per Incremental Share in Volume Discount Range
Dollar Volume of Shares Purchased	Purchase Price Per Incremental Share in Volume Discount Range	Percentage (Based on $10.00/Share)	Amount per Share	Dealer Manager Fee per Share	Net proceeds per Share
Up to $500,000	$10.00	6.0%	$0.60	$0.25	$9.15
$500,001 to $1,000,000	$9.90	5.0%	$0.50	$0.25	$9.15
$1,000,001 to $1,500,000	$9.80	4.0%	$0.40	$0.25	$9.15
$1,500,001 to $2,000,000	$9.70	3.0%	$0.30	$0.25	$9.15
$2,000,001 to $3,000,000	$9.60	2.0%	$0.20	$0.25	$9.15
$3,000,001 and Over	$9.50	1.0%	$0.10	$0.25	$9.15

For example, if an investor purchases $1,250,000 of shares, he would pay (1) $500,000 for the first 50,000 shares ($10.00 per share), (2) $500,000 for the next 50,505.05 shares ($9.90 per share), and (3) $250,000 for the remaining 25,510.20 shares ($9.80 per share). As such, the investor would be able to purchase 126,015.25 shares as opposed to 125,000 shares, the amount of shares he could have purchased for $1,250,000 at $10.00 per share if there were no volume discounts. The commission on the sale of such shares would be $65,457 (approximately $0.52 per share) and, after payment of the dealer manager fee of $31,504 ($0.25 per share), we would receive net proceeds of $1,153,040 ($9.15 per share). The net proceeds to us will not be affected by volume discounts.

Subscriptions may be combined for the purpose of determining volume discount levels in the case of subscriptions made by any Qualifying Purchaser (as defined below), provided all such shares are purchased through the same broker dealer. Any such reduction in the sales commission would be prorated among the separate investors. Requests to combine subscriptions as a Qualifying Purchaser must be made in writing to the Dealer Manager, and any such request is subject to verification and approval by the Dealer Manager.

The term Qualifying Purchaser includes:

•	An individual, his or her spouse and members of their immediate families who purchase the shares for his, her or their own accounts;

•	A corporation, partnership, association, joint stock company, trust fund or any organized group of persons, whether incorporated or not;

•	An employees’ trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Code; and

•	All commingled trust funds maintained by a given bank.

Notwithstanding the above, the Dealer Manager may, at its sole discretion, enter into an agreement with a participating brokerdealer, whereby such broker dealer may aggregate subscriptions as part of a combined order for the purposes of offering investors reduced sales commissions to as low as 1.0%, provided that any such aggregate group of subscriptions must be received from such broker dealer. Additionally, the Dealer Manager may, at its sole discretion, aggregate subscriptions as part of a combined order for the purposes of offering investors reduced sales commissions to as low as 1.0%, provided that any such aggregate group of subscriptions must be received from the Dealer Manager. Any reduction in sales commissions would be prorated among the separate subscribers.

Investors should ask their broker dealer about the opportunity to receive volume discounts by either qualifying as a Qualifying Purchaser or by having their subscription(s) aggregated with the subscriptions of other investors, as described above.

In order to encourage purchases of shares of our common stock in excess of $3,000,000, the Dealer Manager may, in its sole discretion, agree with a Qualifying Purchaser to reduce the dealer manager fee with respect to all shares purchased by the Qualifying Purchaser to as low as $0.05 per share (0.5% of the primary offering price) and the sales commission with respect to all shares purchased by the Qualifying Purchaser to as low as $0.05 per share (0.5% of the primary offering price). Additionally, the Advisor may, in its sole discretion, agree with a Qualifying Purchaser to reduce the organizational and offering expense reimbursement with respect to all shares purchased by the Qualifying Purchaser to as low as $0.05 per share (0.5% of the primary offering price). Assuming a primary offering price of $10.0 per share, if a Qualifying Purchaser acquired in excess of $3,000,000 of shares, the Qualifying Purchaser could pay as little as $9.15 per share purchased. The net proceeds to us would not be affected by such fee reductions.

Investors may also agree with the participating broker dealer selling them shares (or with the Dealer Manager if no participating broker dealer is involved in the transaction) to reduce the amount of sales commission to zero (i) in the event the investor has engaged the services of a registered investment advisor with whom the investor has agreed to pay a fee for investment advisory services, or (ii) in the event the investor is investing in a bank trust account with respect to which the investor has delegated the decision making authority for investments made in the account to a bank trust department. The amount of net proceeds would not be affected by eliminating commissions payable in connection with sales to investors purchasing through such registered investment advisors or bank trust department. All such sales must be made through registered broker dealers. Neither the Dealer Manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in Dividend Capital Total Realty Trust Inc.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize certain sales material in connection with the offering of shares of our common stock, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of the Advisor and its affiliates, property brochures and articles and publications concerning real estate. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

The offering of shares of our common stock is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the shares of our common stock.

LEGAL MATTERS

The legality of the shares of our common stock being offered hereby has been passed upon for us by Venable LLP. The statements relating to certain federal income tax matters under the caption “Federal Income Tax Considerations” have been reviewed by and our qualification as a REIT for federal income tax purposes and the partnership status of the Operating Partnership for federal income tax purposes has been passed upon by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

EXPERTS

The consolidated financial statements of Dividend Capital Total Realty Trust Inc. as of December 31, 2005 and May 4, 2005, and for the period from April 11, 2005 (inception) to December 31, 2005, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have filed with the Commission a registration statement under the Securities Act on Form S-11 regarding this offering. This prospectus, which is part of the registration statement, does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the Commission, reference to which is hereby made.

As a result of the effectiveness of the registration statement, we are subject to the informational reporting requirements of the Exchange Act and, under that Act, we will file reports, proxy statements and other information with the Commission. You may read and copy the registration statement, the related exhibits and the reports, proxy statements and other information we file with the Commission at the Commission’s public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the Commission. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Commission also maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file with the Commission. The site’s Internet address is www.sec.gov.

You may also request a copy of these filings at no cost, by writing or telephoning us at:

Dividend Capital Total Realty Trust Inc.

518 Seventeenth Street, 17th Floor

Denver, Colorado 80202

Tel.: (303) 228-2200

Attn: Investor Relations

Within 120 days after the end of each fiscal year we will provide to our stockholders of record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to stockholders.

We also maintain an internet site at www.dividendcapital.com, where there may be additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Dividend Capital Total Realty Trust Inc.:

We have audited the accompanying consolidated balance sheets of Dividend Capital Total Realty Trust Inc. and subsidiary (a development stage enterprise) as of December 31, 2005 and May 4, 2005, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the period from April 11, 2005 (inception) to December 31, 2005. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Dividend Capital Total Realty Trust Inc. and subsidiary (a development stage enterprise) as of December 31, 2005 and May 4, 2005, and the results of their operations and their cash flows for the period from April 11, 2005 (inception) to December 31, 2005 in conformity with U.S. generally accepted accounting principles.

KPMG LLP

April 19, 2006

DIVIDEND CAPITAL TOTAL REALTY TRUST INC. AND SUBSIDIARY

(A MARYLAND CORPORATION IN THE DEVELOPMENT STAGE)

CONSOLIDATED BALANCE SHEETS

	December 31, 2005	May 4, 2005
ASSETS
Cash and cash equivalents	$2,436	203,000
Account receivable, related party—organizational and offering costs	200,629	—

TOTAL ASSETS	$203,065	203,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Total Liabilities	$—	—
Minority Interest	201,064	201,000
Stockholders’ Equity:
Preferred stock, $0.01 par value. 200,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.01 par value. 1,000,000,000 shares authorized, 200 shares issued and outstanding	2	2
Additional paid in capital	1,998	1,998
Retained earnings	1	—

Total Stockholders’ Equity	$2,001	2,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$203,065	203,000

The accompanying notes are an integral part of these consolidated financial statements.

DIVIDEND CAPITAL TOTAL REALTY TRUST INC. AND SUBSIDIARY

(A MARYLAND CORPORATION IN THE DEVELOPMENT STAGE)

CONSOLIDATED STATEMENT OF OPERATIONS

For the period from April 11, 2005 (Inception) through December 31, 2005
Interest income	$65

Net income before minority interest	65
Minority interest	(64)

NET INCOME	1

NET INCOME PER COMMON SHARE
Basic and Diluted	$0.01

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic and Diluted	200

The accompanying notes are an integral part of these consolidated financial statements.

DIVIDEND CAPITAL TOTAL REALTY TRUST INC. AND SUBSIDIARY

(A MARYLAND CORPORATION IN THE DEVELOPMENT STAGE)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

For the period from April 11, 2005 (Inception) through December 31, 2005

	Common Shares		Additional Paid-in Capital	Retained Earnings	Total Stockholders’ Equity
	Shares	Amount
Balances, April 11, 2005 (Inception)	—	$—	—	—	—
Issuance of shares of common stock to affiliate	200	2	1,998	—	2,000
Net Income	—	—	—	1	1

Balances, December 31, 2005	200	$2	1,998	1	2,001

The accompanying notes are an integral part of these consolidated financial statements.

DIVIDEND CAPITAL TOTAL REALITY TRUST INC. AND SUBSIDIARY

(A MARYLAND CORPORATION IN THE DEVELOPMENT STAGE)

CONSOLIDATED STATEMENT OF CASH FLOWS

For the period from April 11, 2005 (Inception) through December 31, 2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1
Adjustments to reconcile net income to net cash provided by operating activities:
Minority interest	64

Net cash provided by operating activities	65

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in accounts receivable, related party—organizational and offering costs	(200,629)
Proceeds from issuance of common shares	2,000
Proceeds from issuance of Partnership Units	200,000
Proceeds from issuance of Special Units	1,000

Net cash provided by financing activities	2,371

NET INCREASE IN CASH AND EQUIVALENTS	2,436
CASH AND CASH EQUIVALENTS, at beginning of period	—

CASH AND CASH EQUIVALENTS, at end of period	$2,436

The accompanying notes are an integral part of these consolidated financial statements.

DIVIDEND CAPITAL TOTAL REALTY TRUST INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005

1. ORGANIZATION

Dividend Capital Total Realty Trust Inc. (the “Company”) is a newly organized Maryland corporation formed on April 11, 2005 to invest in a diverse portfolio of real properties and real estate related securities. The Company’s targeted investments include direct investments in real properties, consisting of high-quality office, industrial, retail, multifamily and other properties, primarily located in North America, and investments in real estate related securities including securities issued by other real estate companies, mortgage loans secured by real estate and other securities. As of the date of these consolidated financial statements, the Company has neither purchased nor contracted to purchase any properties or securities, nor have any properties or securities been identified in which there is a reasonable probability that the Company will acquire.

The Company intends to operate in a manner that will allow it to qualify as a real estate investment trust, or “REIT,” for federal income tax purposes commencing with its taxable year ending December 31, 2006. The Company utilizes an Umbrella Partnership Real Estate Investment Trust (“UPREIT”) organizational structure to hold all or substantially all of its properties and securities through an operating partnership, Dividend Capital Total Realty Operating Partnership LP, (the “Operating Partnership”).

On April 25, 2005, the Company sold 200 shares of common stock to an affiliate of Dividend Capital Total Advisors LLC (the “Advisor”) at a price of $10 per share. The Company subsequently contributed $2,000 to the Operating Partnership and is the sole general partner.

On May 4, 2005, the Operating Partnership issued 20,000 Operating Partnership Units (“OP Units”) to the Advisor in exchange for $200,000 representing an approximate 99% limited partnership interest. On May 4, 2005, the Operating Partnership issued 100 Special Units (Note 5) to Dividend Capital Total Advisors Group LLC, the parent of the Advisor, in exchange for $1,000. The holders of OP Units have the right to convert their OP Units into cash or, at the option of the Company, into an equal number of shares of common stock of the Company, or a combination of both, as allowed by the Operating Partnership Agreement. The remaining rights of the holders of OP Units are limited and do not include the ability to replace the general partner or to approve the sale, purchase or refinancing of the Operating Partnership’s assets.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

Due to the Company’s control of the Operating Partnership through its sole general partnership interest and the limited rights of the limited partners, the Operating Partnership is consolidated with the Company and the limited partner interest is reflected as a minority interest in the accompanying consolidated balance sheet. All significant intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand and highly liquid investments purchased with original maturities of three months or less.

Organizational and Offering Costs

Organizational and offering costs primarily include the selling commissions and dealer manager fees paid to related parties in connection with the Company’s Offering (see Note 3 and Note 4), as well as filing fees, legal, accounting, marketing, printing, escrow and other costs associated with the Company’s formation and Offering. In accordance with the advisory agreement between the Company and the Advisor, substantially all of the costs paid in advance by the Advisor are subject to reimbursement by the Company (in a cumulative amount of up to 1.5% of the aggregate gross offering proceeds) as proceeds are received from the Offering. As of December 31, 2005, the Advisor had incurred $2,147,617 in reimbursable organizational and offering costs, of which $200,629 is reflected in the accompanying consolidated financial statements as “Accounts receivable, related party” (see Note 4). The remaining $1,946,988 has been incurred by the Advisor but is not reflected in the accompanying consolidated financial statements of the Company.

Offering costs incurred in connection with the issuance of equity securities are deducted from stockholder’s equity, and organizational costs associated with the formation of the Company are expensed as incurred.

Income Taxes

The Company expects to qualify as a REIT under the Internal Revenue Code of 1986, as amended. As a REIT, the Company generally will not be subject to federal income tax on net income that it distributes to its stockholders. The Company intends to make timely distributions sufficient to satisfy the annual distribution requirements.

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Actual results could differ from those estimates. Estimates and assumptions are reviewed periodically and the effects of revision are reflected in the period they are determined to be necessary.

3. INITIAL PUBLIC OFFERING

On May 27, 2005, the Company filed a registration statement with the Securities and Exchange Commission on Form S-11 in connection with a public offering of its common stock. The registration statement was subsequently declared effective on January 27, 2006. Pursuant to this registration statement, the Company is offering for sale up to $2,000,000,000 in shares of common stock, 75% of which is being offered to investors at a price of $10.00 per share, and 25% of which is being offered to participants in the Company’s distribution reinvestment plan at a price of $9.50 per share (the “Offering”). The Company has the right to reallocate the shares of common stock offered between the Company’s primary offering and the Company’s distribution reinvestment plan. Dividend Capital Securities LLC (the “Dealer Manager”) is providing dealer manager services in connection with the Offering. The Offering is a best efforts offering, which means that the Dealer Manager is not required to sell any specific number or dollar amount of shares of common stock in the offering but will use its best efforts to sell the shares of common stock. The Offering is also a continuous offering that will end no later than two years from the date of the prospectus, unless it is extended in states that permit such an extension. However, in certain states the offering may continue for just one year unless the offering period is renewed for up to one additional year.

4. RELATED PARTY TRANSACTIONS

Various affiliates of the Company are involved in the Offering and in the Company’s operations. The Company relies on the Advisor to manage the Company’s day-to-day activities and to implement the Company’s investment strategy. The Dealer Manager provides dealer manager services.

Dividend Capital Property Management LLC (the “Property Manager”) may perform certain property management services on behalf of the Company and the Operating Partnership. The Advisor, the Dealer Manager and the Property Manager are affiliated parties that will receive compensation and fees for services relating to the offering and for the investment and management of the Company’s assets. These fees, which are discussed in detail in the “The Advisor and the Advisory Agreement—Management Compensation” section of the prospectus are summarized below:

(i)	Sales commission payable to the Dealer Manager (all or a portion of which is expected to be re-allowed to participating broker dealers) of up to 6.0% of the gross offering proceeds;

(ii)	Dealer manager fee payable to the Dealer Manager of up to 2.5% of the gross offering proceeds;

(iii)	Servicing fee payable to the Dealer Manager (all or a portion of which is expected to be re-allowed to participating broker dealers) of up to 1.0% of the primary offering price for the shares issued pursuant to the Company’s distribution reinvestment plan;

(iv)	Reimbursement to the Advisor or its affiliates for the Company’s cumulative organization and offering expenses of up to 1.5% of aggregate gross offering proceeds;

(v)

Acquisition fees payable to the Advisor in connection with each real property investment acquired on the Company’s behalf which will vary depending on whether the asset acquired is in the operational, development or construction stage. For each real property acquired in the operational stage, the acquisition fee will be an amount equal to up to 2.0% of the purchase price of the property, until such time as the Company has invested an aggregate amount of $500,000,000 in properties acquired in the operational stage, at which time the acquisition fee will be reduced to up to 1.0% for properties acquired thereafter. For each real property acquired prior to or during the development or construction stage, the acquisition fee will be an amount equal to up to 4.0% of the total project cost;

(vi)	Asset management fees payable to the Advisor in connection with the active oversight and investment management of the portfolio of real property and real estate related securities assets owned by the Company. For real property assets, the asset management fee will consist of three components: (i) a monthly fee equal to one-twelfth of 0.5% of the aggregate cost (before non-cash reserves and depreciation) of all real property assets under management, (ii) a monthly fee equal to 8.0% of the aggregate monthly net operating income derived from all real property assets under management and (iii) a fee of 1.0% of the sales price of individual real property assets upon disposition. For real estate related securities assets, the asset management fee will consist of a monthly fee equal to one-twelfth of 1.0% of the value of the real estate related securities assets under management;

(vii)	Property management fees payable to the Property Manager in connection with the management of certain real property assets owned by the Company. This fee will be a market based percentage of the gross revenue of individual properties managed by the Property Manager. Such fee is expected to range from 2% to 5% of gross revenues. However, the actual percentage is variable and will depend on factors such as geographic location and property type (i.e. office, industrial, retail, multifamily and other property types);

(viii)	Market based lease-up fees payable to the Property Manager for leasing services for newly constructed real properties. Such fee is expected to range from 2% to 8% of gross revenues. However, the actual percentage is variable and will depend on factors such as geographic location and property type (i.e. office, industrial, retail, multifamily and other property types); and

(ix)	Real estate commissions payable to the Advisor or its affiliates of up to 50% of the total brokerage commission paid in connection with brokerage and related services provided upon the sale of real property assets owned by the Company, provided that such amount shall not exceed 1% of the contract price of the property sold.

On April 25, 2005, the Company sold 200 shares of common stock to an affiliate of Dividend Capital Total Advisors LLC (the “Advisor”) at a price of $10 per share. The Company subsequently contributed $2,000 to the Operating Partnership and is the sole general partner.

As of December 31, 2005, the Company had recorded $200,629 as amounts due from the Advisor for offering costs in the form of Securities and Exchange Commission initial filing fees and entity formation fees paid by the Company on behalf of the Advisor. As of December 31, 2005, there had been no gross offering proceeds and as a result, the Advisor is obligated to reimburse the Company for all these costs until such time gross offering proceeds have been received.

5. SPECIAL UNITS

Dividend Capital Total Advisors Group LLC, which is the parent of the Advisor, is the holder of the Special Units. As such, Dividend Capital Total Advisors Group LLC may be entitled to receive certain cash distributions so long as the Special Units remain outstanding as well as a potential one-time payment, in the form of a promissory note, upon the redemption of the Special Units.

So long as the Special Units remain outstanding, the holder of the Special Units will receive 15.0% of the net sales proceeds received by the Operating Partnership on dispositions of its assets and dispositions of real property held by joint ventures or partnerships in which the Operating Partnership owns an interest after the other holders of OP Units, including the Company, have received, in the aggregate, cumulative distributions from operating income, sales proceeds or other sources equal to our capital contributions plus a 6.5% cumulative non-compounded annual pre-tax return on the Company’s net contributions.

In addition, the Special Units will be redeemed by the Operating Partnership, resulting in a one-time payment, in the form of a promissory note, to the holder of the Special Units, upon the earliest to occur of the following events:

(i)	The listing of the Company’s common stock on a national or other securities exchange or The Nasdaq National Market or the receipt by our stockholders of securities that are listed on a national securities exchange or the Nasdaq National Market in exchange for our common stock (“Listing Liquidity Event”); or

(ii)	The termination or non-renewal of the Advisory Agreement (“Advisory Agreement Termination Event”), (a) for “cause,” as defined in the Advisory Agreement, (b) in connection with a merger, sale of assets or transaction involving the Company pursuant to which a majority of the Company’s directors then in office are replaced or removed, (c) by the Advisor for “good reason,” as defined in the Advisory Agreement, or (d) by the Company or the Operating Partnership other than for “cause.”

Upon a Listing Liquidity Event, the one-time cash payment to the holder of the Special Units will be the amount that would have been distributed with respect to the Special Units as described above if the Operating Partnership had distributed to the holders of OP Units upon liquidation an amount equal to the market value of the listed shares based upon the average closing price or, if the average closing price is not available, the average of bid and asked prices, for the 30 day period beginning 150 days after such Listing Liquidity Event. Upon an Advisory Agreement Termination Event (other than for “cause,” as defined in the Advisory Agreement), the one-time payment to the holder of the Special Units will be the amount that would have been distributed with respect to the Special Units as described above if the Operating Partnership sold all of its assets for their then fair market values (as determined by appraisal, except for cash and those assets which can be readily marked to market), paid all of its liabilities and distributed any remaining amount to the holders of OP Units in liquidation of the Operating Partnership. Upon an Advisory Agreement Termination Event for “cause,” as defined in the Advisory Agreement, the one-time cash payment to the holder of the Special Units will be $1.

Upon a Listing Liquidity Event or an Advisory Agreement Termination Event (other than for “cause”), the one time payment to the holder of the Special Units will be made in the form of a non-interest bearing promissory note that will be repaid using the entire net proceeds from each sale of the Operating Partnership’s assets in connection with or following the occurrence of the particular event. Payments may not be made under a promissory note issued in connection with an Advisory Agreement Termination Event until either (a) the closing of asset sales that result in aggregate, cumulative distributions to the holders of the OP Units, including the Company, in an amount equal to their capital contributions plus a 6.5% cumulative non-compounded annual pre-tax return on such net contributions or (b) a Listing Liquidity Event (each a “Subsequent Liquidity Event”). In addition, the amount of the promissory note issued in connection with an Advisory Agreement Termination Event will be subject to reduction as of the date of the Subsequent Liquidity Event by an amount that will ensure that, in connection with the Subsequent Liquidity Event, the holder of the promissory note does not receive in excess of 15% of the distributions that are made or are deemed to be made after holders of the OP Units, including the Company, have received or are deemed to have received aggregate, cumulative distributions equal to their capital contributions plus a 6.5% cumulative non-compounded annual pre-tax return on such net contributions.

Except as described above, the holder of the Special Units shall not be entitled to receive any redemption or other payment from the Company or the Operating Partnership including any participation in the quarterly distributions that the Company makes to its stockholders. In addition, it is possible that certain of the Company’s stockholders would receive more or less than the 6.5% cumulative non-compounded annual pre-tax return on net contributions described above prior to the commencement of distributions to the holder of the Special Units or the redemption of the Special Units.

6. MINORITY INTEREST

Minority interest consists of the following as of December 31, 2005:

Operating Partnership Units (“OP Units”)	$200,064
Operating Partnership Special Units	1,000

Total	$201,064

Operating Partnership Units (“OP Units”)

On May 4, 2005, the Operating Partnership issued 20,000 OP Units to the Advisor in exchange for $200,000 representing an approximate 99% limited partnership interest.

As of December 31, 2005, the Operating Partnership was approximately 99% owned by the Advisor and the parent of the Advisor, and 1% owned by the Company. OP Units are redeemable at the option of the unit holder. The Operating Partnership has the option of redeeming the OP Units with cash or with shares of common stock, or a combination of both.

Operating Partnership Special Units

On May 4, 2005, the Operating Partnership issued 100 Special Units (Note 5) to the parent of the Advisor for consideration of $1,000. The holder of the Special Units does not participate in the profits and losses of the Operating

Partnership. Amounts distributable to the holder of the Special Units will depend on operations and the amount of net sales proceeds received from property dispositions or upon other events. In general, after holders of OP Units, in aggregate, have received cumulative distributions equal to their capital contributions plus a 6.5% cumulative, non-compounded annual pre-tax return on their net contributions, the holder of the Special Units and the holders of OP Units will receive 15% and 85%, respectively, of the net sales proceeds received by the Operating Partnership upon the disposition of the Operating Partnership’s assets.

7. SUBSEQUENT EVENTS

Commencement of Operations

On April 3, 2006, the Company announced that it had raised equity capital proceeds sufficient to satisfy the minimum offering requirements of its initial public offering, and had commenced formal business operations. Additionally, the Company’s board of directors declared a second quarter 2006 cash dividend of $0.1375 per share of common stock. The second quarter 2006 dividend will be payable to stockholders of record as of the close of business on each day during the period from April 3, 2006 through and including June 30, 2006, prorated for the period of ownership.

APPENDIX A

PRIOR PERFORMANCE TABLES

The tables presented in this section contain summary information relating to Dividend Capital Group (which we refer to as “DCG”) programs with investment objectives similar to ours and sponsored by affiliates of the Advisor. DCG is a real estate investment management company that focuses on creating, developing and operating institutional quality real estate products and programs for individual and institutional investors. Each individual DCG program has its own specific investment objectives; however, the general investment objectives common to all DCG programs include providing investors with (i) exposure to investment real estate as an asset class and (ii) current income.

The specific DCG programs included in the tables are (i) Dividend Capital Trust, which we refer to as “DCT,” (ii) Dividend Capital Exchange, which we refer to as “DCX,” (iii) Dividend Capital Realty Income Allocation Fund, which we refer to as “DCRIAF,” (iv) Dividend Capital Realty Income Fund—Growth Composite, which we refer to as “DCRIF Growth,” and (v) Dividend Capital Realty Income Fund—Income Composite, which we refer to as “DCRIF Income.”

DCT is a non-traded REIT that acquires, owns and manages high-quality, generic distribution warehouses and light industrial properties. DCX represents a series of investment programs through which tenancy-in-common interests are sold primarily to accredited investors who have received a private placement memorandum pursuant to Regulation D of the Securities Act. DCRIAF (NYSE:DCA) is a non-diversified, closed-end mutual fund that invests in the common stock, preferred stock and debt securities of companies primarily engaged in the real estate industry, including REITs. DCRIF Growth and DCRIF Income, are the growth and income composites, respectively, of Dividend Capital Realty Income Fund, an open-end mutual fund that invests at least 80% of its net assets in securities of companies primarily engaged in the real estate industry, including REITs.

The specific tables discussed in this section consist of:

Table I—Experience in Raising and Investing Funds;

Table II—Compensation to Sponsor;

Table III—Operating Results of Prior Programs;

Table IV—Completed Programs;

Table V—Sales or Disposals of Properties by Programs; and

Table VI—Acquisition of Properties by Programs.

The information in this section should be read together with the summary information in this prospectus under “Prior Performance of the Advisor and its Affiliates.” Disclosure regarding each of the programs presented in the tables is consistent with previous public disclosures and filings relating to each program, as appropriate.

You may use the information in the tables to evaluate the performance of other Dividend Capital Group programs sponsored by affiliates of the Advisor. However, by purchasing shares in this offering, you will not acquire ownership interest in any programs to which the information in this section relates and you should not assume that you will experience returns, if any, comparable to those experienced by the investors in the programs discussed.

For information regarding specific real property acquisitions by Dividend Capital Group programs within the previous three years, please see Table VI contained in Part II of the registration statement, which is not a part of this prospectus. Upon written request and without charge, prospective investors in this offering may obtain a copy of Table VI. Please see “Additional Information.”

We will also provide upon request, and without charge, the most recent Form 10-K Annual Report for Dividend Capital Trust filed with the Securities and Exchange Commission within the last 24 months. We will provide exhibits to each such Form 10-K upon payment of a reasonable fee for copying and mailing expenses.

Table I provides a summary of the experience of affiliates of the Advisor in raising and investing funds in Dividend Capital Group programs that (a) have closed offerings within the last three years or that (b) have had continuous offerings begun within the last three years and which were ongoing as of December 31, 2005. Information is provided as to the manner in which the proceeds of the offerings have been applied. Also set forth is the timing and length of these offerings and information pertaining to the time period over which the proceeds have been invested. All figures are cumulative for the three years ending December 31, 2005. Certain totals may not sum due to rounding.

Table I

(Unaudited)

Experience in Raising and Investing Funds

Total Since Inception

	DCT		DCX		DCRIAF		DCRIF- Growth		DCRIF- Income
Dollar amount offered	Continuous	(1)	194,488,470		208,725,000		Open-End		Open-End
Dollar amount raised	1,374,903,117		180,813,939	(2)	205,177,500		20,898,098		23,802,754

Percentage amount raised	n/a	(3)	93.0%		98.3%		n/a	(3)	n/a	(3)
Less offering expenses:
Fees and sales commissions (4)	129,831,487		—	(5)	9,916,913		366,854		417,843
Other	—		—		—		—		—

Total offering expenses	129,831,487		—		9,916,913		366,854		417,843
Proceeds after offering expenses	1,245,071,630		180,813,939		195,260,588		20,531,244		23,384,911
Reserves	—		—		—
Percentage available for investment	90.6%		100.0%		95.2%		98.2%		98.2%

Development and Acquisition costs:
Purchase price	1,921,911,133		177,967,988		—		—		—
Acquisition fees	21,799,020		—		—		—		—
Acquisition expenses	32,819,195	(6)	2,845,951		—		—		—
Other (explain)	—		—		—		—		—

Total development and acquisition cost	1,976,529,348		180,813,939		n/a	(7)	n/a	(7)	n/a	(7)
Percent Leverage (mortgage financing divided by total acquisition cost)	32.5%		—	(8)	n/a	(7)	n/a	(7)	n/a	(7)

Dates offering(s) began
First Offering	7/17/2002	(1)(9)	11/19/2003		2/24/2005		12/18/2003		12/18/2003
Second Offering	4/16/2004
Third Offering	10/18/2004
Fourth Offering	6/27/2005
Length of offering(s) (months):
First Offering	21	(1)	25		1		24		24
Second Offering	6
Third Offering	8
Fourth Offering	6
Months to invest 90% of amount available for investment	n/a	(3)	<1		<1		n/a	(3)	n/a	(3)

(1)	As of December 31, 2005, DCT was approximately six months into the process of raising equity capital pursuant to its fourth continuous public offering of primary shares, which commenced on June 27, 2005. As of December 31, 2005, DCT had raised $375,913,324 out of a total fourth primary offering amount of $764,087,867. DCT’s third offering was closed on June 24, 2005, after having raised a total of approximately $413,214,470, or 98.4% of its full primary offering amount. DCT’s first continuous offering of primary shares, commencing in July 2002, and ending in April 2004, raised $249,179,664, or 99.7% of its full primary offering amount. DCT’s second continuous offering of primary shares, commencing in April 2004, and ending in October 2004, raised $299,007,759, or 99.7% of its full primary offering amount. Since July 17, 2002 and through December 31, 2005, DCT had raised a total of $37,587,900 pursuant to its distribution reinvestment plan.

(2)	Consists of a series of various tenant-in-common offerings by Dividend Capital Operating Partnership LP (which we refer to as “DCOP”), each with similar investment objectives.
(3)	Due to the continuous and open-end nature of these offerings this amount is not applicable.
(4)	Includes sales commissions, dealer manager fees, offering expense reimbursements and other offering related costs. Substantially all of the sales commissions and a portion of the dealer manager fees were subsequently reallowed to third parties in connection with services rendered during the offerings.
(5)	Investors did not pay fees and sales commissions in connection with these offerings. DCOP, as the seller of tenant-in-common interests, paid total offering expenses through December 31, 2005, of $14,510,251, consisting of sales commissions, dealer manager fees, offering expense reimbursements and transaction facilitation fees. Given that these offering expenses were paid by DCOP (and not by the investors who purchased tenant-in-common interests), this did not impact the dollar amount available for investment in tenant-in-common interests from the investors’ perspective.
(6)	This amount includes acquisition expenses and certain intangible assets and liabilities accounted for in accordance with SFAS No. 141.
(7)	This program does not directly invest in real properties and therefore this amount is not applicable.
(8)	Any leverage used by tenant-in-common investors to finance their purchase does not encumber the real property with a mortgage.
(9)	DCT’s first continuous offering met its minimum offering requirements and broke escrow on February 10, 2003.

Table II provides a summary of the amount and type of compensation paid to affiliates of the Advisor related to Dividend Capital Group programs that (a) have closed offerings within the last three years or that (b) have had continuous offerings begun within the last three years and which were ongoing as of December 31, 2005. All figures are cumulative for the three years ending December 31, 2005. Certain totals may not sum due to rounding.

Table II

(Unaudited)

Compensation to Sponsor

Total Since Inception

	DCT		DCX		DCRIAF	DCRIF Growth	DCRIF Income
Date offering(s) commenced	7/17/2002		11/19/2003		2/24/2005	12/18/2003	12/18/2003
Dollar amount raised	1,374,903,117		180,813,939		205,177,500	20,898,098	23,802,754
Amount paid to sponsor from proceeds of offering:
Underwriting compensation	129,831,487	(1)	—	(2)
Acquisition fees:
Advisory fees	21,799,020		—		—	—	—
Other	—		2,133,173	(3)	—	—	—

Total acquisition fees	21,799,020		2,133,173		—	—	—

Dollar amount of cash generated from operations before deducting operational stage related payments to sponsor	90,983,779		6,068,897		14,390,504	969,256	1,068,883
Amount paid to sponsor from operations:
Investment advisory fees	n/a		n/a		1,838,953	105,521	116,840
Administrative fees	n/a		n/a		216,348
Property management fees	—		295,922	(4)	—	—	—
Asset management fees	10,426,000		—		—	—	—
Expense reimbursements	934,000		28,508		—	—	—
Leasing commissions/brokerage fees	—		—		—	—	—
Other	—		979		—	—	—

Total	11,360,000		325,408		2,055,301	105,521	116,840

Dollar amount of property sales and refinancing before deducting payments to sponsor:
cash	—		—		—	—	—
notes	—		—		—	—	—
Amount paid to sponsor from property sales and refinancing:
Real estate commissions	—		—		—	—	—
Incentive fees	—		—		—	—	—
Other (identify and quantify)	—		—		—	—	—

(1)	DCT underwriting compensation includes (a) selling commissions paid to Dividend Capital Securities LLC, all of which were reallowed to third party broker dealers in exchange for their services, (b) dealer manager fees paid to Dividend Capital Securities LLC, a portion of which were reallowed to third party broker dealers in exchange for their services and (c) expense reimbursements paid to Dividend Capital Trust’s advisor to reimburse actual out-of-pocket expenses incurred in connection with DCT’s offerings.
(2)	Investors did not pay underwriting fees to the sponsor in conjunction with this offering. DCOP (the seller of tenant-in-common interests) paid $14,510,251 to the sponsor and its affiliates, consisting of (a) sales commissions paid to Dividend Capital Securities LLC, substantially all of which were reallowed to third party broker dealers in exchange for their services, (b) dealer manager fees paid to Dividend Capital Securities LLC, a portion of which were reallowed to third party broker dealers in exchange for their services, (c) expense reimbursements paid to Dividend Capital Trust’s advisor to reimburse out of pocket expenses incurred in connection with DCOP’s offering of tenant-in-common interests, and (d) transaction facilitation fees paid to Dividend Capital Exchange Facilitators LLC. Such amounts paid did not impact the dollar amount available for investment in tenant-in-common interests from the investors’ perspective.

(3)	Consists of real estate transaction cost reimbursements, debt arrangement fees, LLC formation fees and application fees.
(4)	Represents fees paid to Dividend Capital Property Management LLC, an affiliate of Dividend Capital Trust, in exchange for services rendered.

Table III provides a summary of the operating results of Dividend Capital Group programs that (a) have closed offerings within the last five years or (b) have had continuous offerings begun within the last five years and which were ongoing as of December 31, 2005.

All figures are presented on an annual basis for calendar and fiscal years prior to 2005 and for the year ending December 31, 2005, or on an annual basis, as appropriate, for 2005. DCT and DCX use the calendar year as their fiscal year. DCRIAF, DCRIF—Growth and DCRIF—Income use a fiscal year ending September 30, 2005. Amounts represented for “2006” for these entities refer to the three month period ended December 31, 2005. Certain totals may not sum due to rounding.

DCT

Table III

(Unaudited)

Operating Results of Prior Programs

	2005	2004	2003	2002	2001
Gross revenues	127,923,645	35,553,182	2,706,457	155	—
Profit on sale of properties
Less:
Operating expenses(1)	28,769,573	7,204,725	366,650	—	—
Interest expense	28,712,240	5,977,888	385,424	—	—
Depreciation/Amortization	71,022,853	19,273,357	1,195,330	—	—
General and administrative expenses(2)	11,378,833	3,352,224	411,948	12,867	—

Net Income—GAAP basis	(11,959,854)	(255,012)	347,105	(12,712)	—
Taxable income
from operations	39,742,296	14,339,960	975,644	—	—
from gain on sale	n/a	—	—	—	—
return of capital	22,549,704	9,923,931	1,475,723	—	—
Cash generated from operations	59,062,999	19,018,345	1,542,435	(12,712)	—
Cash generated from sales	—	—	—	—	—
Cash generated from refinancing (3)	58,086,000	53,121,486	41,500,000	—	—

Cash generated from operations, sales and refinancing	117,148,999	72,139,831	43,042,435	(12,712)	—
Less:
Cash distributions to investors
from operating cash flow	(59,062,999)	(19,018,345)	(1,542,435)	—	—
from sales and refinancing	(3,229,001)	(5,245,546)	(908,932)	—	—
from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	54,856,999	47,875,940	40,591,068	(12,712)	—
Less:
Special items (not including sales and refinancing)	—	—	—	—	—
Cash generated (deficiency) after cash distributions and special items	54,856,999	47,875,940	40,591,068	(12,712)	—
Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
from operations	44	38	19	—	—
from recapture	—	—	—	—	—
return of capital	25	26	29	—	—
Capital gains (loss)	—	—	—	—	—
Cash distribution to investors
Source (GAAP)
Sales and Refinancing	4	14	18	—	—
Operations	65	50	30	—	—
Other	—	—	—	—	—
Amount (percentage) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	100%	100%	100%	100%	—

(1)	Operating expenses include real estate taxes.

(2)	General and administrative expenses include asset management fees, minority interest, and are net of hedging costs.
(3)	Includes proceeds from the line of credit, principal payments on the line of credit, proceeds from mortgage notes and principal payments on mortgage notes.

Table III provides a summary of the operating results of Dividend Capital Group programs that (a) have closed offerings within the last five years or (b) have had continuous offerings begun within the last five years and which were ongoing as of December 31, 2005.

All figures are presented on an annual basis for calendar and fiscal years prior to 2005 and for the year ending December 31, 2005, or on an annual basis, as appropriate, for 2005. DCT and DCX use the calendar year as their fiscal year. DCRIAF, DCRIF—Growth and DCRIF—Income use a fiscal year ending September 30, 2005. Amounts represented for “2006” for these entities refer to the three month period ended December 31, 2005. Certain totals may not sum due to rounding.

DCX

Table III

(Unaudited)

Operating Results of Prior Programs

	2005	2004	2003(1)	2002	2001
Gross revenues	5,263,746	790,462	14,689	—	—
Profit on sale of properties	—	—	—	—	—
Less:
Operating expenses	278,292	46,029	1,088	—	—
Interest expense	—	—	—	—	—
Depreciation/Amortization(2)	—	—	—	—	—
General and administrative expenses	—	—	—	—	—

Net Income	4,985,454	744,434	13,601	—	—

Taxable income
from operations	4,985,454	744,434	13,601	—	—
from gain on sale	—	—	—	—	—
Cash generated from operations	4,985,454	744,434	13,601	—	—
Cash generated from sales	— (3)	—	—	—	—
Cash generated from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	4,985,454	744,434	13,601	—	—

Less:
Cash distributions to investors	(4,985,454)	(744,434)	(13,601)	—	—
from operating cash flow	—	—	—	—	—
from sales and refinancing	—	—	—	—	—
from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	—	—	—	—	—
Less:
Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	—	—	—	—	—
Tax and distribution data per $1,000 invested(4)
Federal income tax results:
Ordinary income (loss)	—	—	—	—	—
from operations	61	63	6	—	—
from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distribution to investors
Source (GAAP)
Investment income	—	—	—	—	—
Return of Capital	—	—	—	—	—
Source (cash basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	61	63	6	—	—
Other	—	—	—	—	—
Amount (percentage) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	86.3%	100.0%	100.0%	—	—

(1)	Reflects the period beginning 11/26/03 and ending 12/31/03. No tenant-in-common interests were purchased pursuant to the offerings prior to 11/26/03.

(2)	The majority of investors purchasing tenant-in-common interests under the DCOP offering utilize such interests as replacement property pursuant to tax-deferred like-kind exchanges of real property under Section 1031 of the Internal Revenue Code. This results in each investor carrying over the tax basis from his or her previous property and calculating a unique and different amount of ongoing depreciation and amortization with respect to his or her tenant-in-common interest. As such, it is not practicable to calculate the aggregate amount of depreciation and amortization recognized by all purchasers of tenant-in-common interests under the DCOP offering.
(3)	Certain DCX properties have been sold by investors (see Table V) to Dividend Capital Operating Partnership LP pursuant to a tax-deferred UPREIT transaction under Section 721 of the Internal Revenue Code, and the owners of tenancy-in-commmon interests in these properties received partnership units in Dividend Capital Operating Partnership LP (as opposed to cash) in exchange for such tenancy-in-commmon interests. As a result, no taxable income or loss was recognized, and no cash changed hands pursuant to the sale.
(4)	All calculations based upon weighted average capital raised.

Table III provides a summary of the operating results of Dividend Capital Group programs that (a) have closed offerings within the last five years or (b) have had continuous offerings begun within the last five years and which were ongoing as of December 31, 2005.

All figures are presented on an annual basis for calendar and fiscal years prior to 2005 and for the year ending December 31, 2005, or on an annual basis, as appropriate, for 2005. DCT and DCX use the calendar year as their fiscal year. DCRIAF, DCRIF—Growth and DCRIF—Income use a fiscal year ending September 30, 2005. Amounts represented for “2006” for these entities refer to the three month period ended December 31, 2005. Certain totals may not sum due to rounding.

DCRIAF

Table III

(Unaudited)

Operating Results of Prior Programs

	2006	2005 (1)
Gross revenues(1)	5,627,403	11,589,062
Profit on sale of properties	—	—
Less:
Operating expenses(2)	588,340	1,250,613
Interest expense	958,746	1,220,497
Depreciation/Amortization	—	—
General and administrative expenses(3)	218,121	644,945

Net Income—GAAP basis	3,862,196	8,473,007

Taxable income(4)
from operations	—	—
from gain on sale	—	—
Cash generated from operations	3,862,196	8,473,007

Cash generated from sales	(2,848,932)	629,003
Cash generated from refinancing	—	—

Cash generated from operations, sales and refinancing(5)	1,013,264	9,102,010

Less:
Cash distributions to investors
from operating cash flow	(5,010,865)	(7,800,745)
from sales and refinancing	—	—
from other
Cash generated (deficiency) after cash distributions	(3,997,601)	1,301,265
Less:
Special items (not including sales and refinancing)	—	—

Cash generated (deficiency) after cash distributions and special items	(3,997,601)	1,301,265

Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)	—	—
from operations	20	44
from recapture	—	—
Capital gain (loss)	—	—
Cash distribution to investors
Source (GAAP)
Investment income	26	41
Return of capital	—	—
Source (cash basis)
Sales	—	—
Refinancing	—	—
Operations	26	44
Other	—	—
Amount (percentage) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	n/a (6)	n/a	(6)

(1)	From inception on 2/24/05 through 9/30/2005.

(2)	Includes dividend income (net of foreign withholding taxes), income from swap transactions, interest and other income.
(3)	Consists of investment advisory fees.
(4)	Includes administrative, transfer agent, legal, audit, custodian, trustee, insurance and other fees.
(5)	No provision for taxable income has been provided for this program since the program intends to continue to qualify as a regulated investment company and distribute to shareholders all of its taxable income and capital gains.
(6)	Does not include unrealized gains and/or losses.
(7)	This program does not invest in real properties.

Table III provides a summary of the operating results of Dividend Capital Group programs that (a) have closed offerings within the last five years or (b) have had continuous offerings begun within the last five years and which were ongoing as of December 31, 2005.

All figures are presented on an annual basis for calendar and fiscal years prior to 2005 and for the year ending December 31, 2005, or on an annual basis, as appropriate, for 2005. DCT and DCX use the calendar year as their fiscal year. DCRIAF, DCRIF—Growth and DCRIF—Income use a fiscal year ending September 30, 2005. Amounts represented for “2006” for these entities refer to the three month period ended December 31, 2005. Certain totals may not sum due to rounding.

DCRIF—Growth

Table III

(Unaudited)

Operating Results of Prior Programs

	2006	2005	2004(1)
Gross revenues(2)	320,719	823,051	47,437
Profit on sale of properties	—	—	—
Less:
Operating expenses(3)	42,425	55,933	7,163
Interest expense	—	—
Depreciation/Amortization	—	—
General and administrative expenses(4)	50,384	164,833	6,735

Net Income—GAAP basis	227,911	602,285	33,539

Taxable income(5)
from operations	—	—	—
from gain on sale	—	—	—
Cash generated from operations	227,911	602,285	33,539
Cash generated from sales	116,993	310,020	79,742
Cash generated from refinancing	—	—	—

Cash generated from operations, sales and refinancing(6)	344,904	912,305	113,281

Less:
Cash distributions to investors
from operating cash flow(7)	(232,788)	(475,160)	(33,272)
from sales and refinancing	(402,657)	(106,622)	(4,305)
from other
Cash generated (deficiency) after cash distributions(7)	(290,540)	330,523	75,704
Less:
Special items (not including sales and refinancing)	—	—	—

Cash generated (deficiency) after cash distributions and special items	(290,540)	330,523	75,704

Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)	—	—	—
from operations	22	46	38
from recapture	—	—	—
Capital gain (loss)	11	48	91
Cash distribution to investors
Source (GAAP)
Investment income	22	46	38
Return of capital	39	19	5
Source (cash basis)
Sales	39	19	5
Refinancing	—	—	—
Operations	22	46	38
Other	—	—	—
Amount (percentage) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program).	n/a (8)	n/a (8)	n/a (8)

(1)	From inception on 12/18/2003 through 9/30/2004.

(2)	Includes dividend income (net of foreign withholding taxes) and interest income.
(3)	Consists of investment advisory fees.
(4)	Includes administrative, transfer agent, legal, audit, custodian, trustee, insurance, and other fees.
(5)	No provision for taxable income taxes has been provided for this program since the program intends to continue to qualify as a regulated investment company and distribute to shareholders all of its taxable income and capital gains.
(6)	Does not include unrealized gains and/or losses.
(7)	Because federal income tax regulations differ from accounting principles generally accepted in the United States of America, income and capital gain distributions determined in accordance with tax regulations differ from net investment income and realized gain for financial reporting purposes.
(8)	This program does not invest in real properties.

Table III provides a summary of the operating results of Dividend Capital Group programs that (a) have closed offerings within the last five years or (b) have had continuous offerings begun within the last five years and which were ongoing as of December 31, 2005.

All figures are presented on an annual basis for calendar and fiscal years prior to 2005 and for the year ending December 31, 2005, or on an annual basis, as appropriate, for 2005. DCT and DCX use the calendar year as their fiscal year. DCRIAF, DCRIF—Growth and DCRIF—Income use a fiscal year ending September 30, 2005. Amounts represented for “2006” for these entities refer to the three month period ended December 31, 2005. Certain totals may not sum due to rounding.

DCRIF—Income

Table III

(Unaudited)

Operating Results of Prior Programs

	2006	2005	2004(1)
Gross revenues(2)	365,297	898,599	49,343
Profit on sale of properties	—	—	—
Less:
Operating expenses(3)	48,321	61,068	7,451
Interest expense	—	—
Depreciation/Amortization	—	—	—
General and administrative expenses(4)	57,386	179,963	7,006

Net Income—GAAP basis	259,589	657,568	34,886

Taxable income(5)
from operations	—	—	—
from gain on sale	—	—	—
Cash generated from operations	259,589	657,568	34,886
Cash generated from sales	133,254	338,476	82,945
Cash generated from refinancing	—	—	—
Cash generated from operations, sales and refinancing(6)	392,843	996,044	117,830

Less:
Cash distributions to investors
from operating cash flow(7)	(265,143)	(518,775)	(34,608)
from sales and refinancing	(458,622)	(116,409)	(4,478)
from other	—	—	—
Cash generated (deficiency) after cash distributions(7)	(330,923)	360,860	78,744
Less:
Special items (not including sales and refinancing)—identify and quantify	—	—	—

Cash generated (deficiency) after cash distributions and special items	(330,923)	360,860	78,744

Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)	—	—	—
from operations	13	46	38
from recapture	—	—	—
Capital gain (loss)	7	48	91
Cash distribution to investors
Source (GAAP)
Investment income	13	46	38
Return of capital	23	19	5
Source (cash basis)
Sales	23	19	5
Refinancing	—	—	—
Operations	13	46	38
Other	—	—	—
Amount (percentage) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program).	n/a (8)	n/a (8)	n/a (8)

(1)	From inception on 12/18/2003 through 9/30/2004.

(2)	Includes dividend income (net of foreign withholding taxes) and interest income.
(3)	Consists of investment advisory fees.
(4)	Includes administrative, transfer agent, legal, audit, custodian, trustee, insurance, and other fees.
(5)	No provision for taxable income taxes has been provided for this program since the program intends to continue to qualify as a regulated investment company and distribute to shareholders all of its taxable income and capital gains.
(6)	Does not include unrealized gains and/or losses.
(7)	Because federal income tax regulations differ from accounting principles generally accepted in the United States of America, income and capital gain distributions determined in accordance with tax regulations differ from net investment income and realized gain for financial reporting purposes.
(8)	This program does not invest in real properties.

Table IV includes the Dividend Capital Group programs that have completed operations (no longer hold properties) in the most recent five years. As of December 31, 2005, there were no Dividend Capital Group programs that had completed operations.

Table IV

Completed Programs

No completed programs.

Table V provides a summary of all dispositiions of tenancy-in-common interests through Dividend Capital Exchange (i.e. exchanging tenancy-in-common interest for operating partnership units) from inception through December 31, 2005. As of this date, there had been no dispositions of real property by Dividend Capital Trust or other Dividend Capital affiliated programs. Certain totals may not sum due to rounding.

Table V

				Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs
Entity	Property	Date Acquired (1)	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing	Closing and Soft Costs	Total
DCX	Chickasaw A	11/19/2003	4/8/2005	$4,455,694	—	—	—	$4,455,694	—	$17,028	$4,472,722
DCX	Chickasaw H	4/30/2004	10/27/2005	$6,347,239	—	—	—	$6,347,239	—	$145,174	$6,492,414
DCX	Newpoint	7/31/2004	12/29/2005	$11,419,423	—	—	—	$11,419,423	—	$181,648	$11,601,072

Total				$22,222,356	—	—	—	$22,222,356	—	$343,851	$22,566,207

(1)	The date acquired represents the date the first tenancy-in-common interest in the stated property was purchased.

17

APPENDIX B

Dividend Capital Total Realty Trust

Subscription Agreement

1. Investment - See payment instructions on next page.

Total S Invested

Check this box if you are purchasing shares from a registered investment advisor in a fee-only account. (Advisor listed in section 9 must agree to this election.)

Please check the appropriate box:

Initial Investment – This is my initial investment: $2,000 minimum ($2,500 for non-qualified plans in ME, MN, NY and NC)

Additional Investment – This is an additional investment: $100 minimum

State of Sale

2. Type of Ownership – See “Registration of Shares” in the Subscription Agreement section of the Prospectus for a description of ownership types.

Non-Custodial Ownership

Individual Ownership One signature required.

Transfer on Death – Fill out Transfer on Death Form to effect designation. (Available through your financial advisor)

Joint Tenants with Rights of Survivorship – All parties must sign.

Community Property – All parties must sign.

Tenants in Common – All parties must sign.

Corporate Ownership – Authorized signature required. Include copy of corporate resolution.

Partnership Ownership – Authorized signature required. Include copy of partnership agreement.

Estate – Personal representative signature required.

Name of Executor Include a copy of the court appointment dated within 90 days.

Trust Include a copy of the first and last page of the trust.

Qualified Pension Plan and Profit Sharing Plan (Non-custodian)

Other (Specify)

Name of Trustee Include a copy of the first and last page of the plan, as well as Trustee information.

Custodial Ownership

Traditional IRA – Custodian signature required in section 8.

Roth IRA – Custodian signature required in section 8.

KEOGH Plan – Custodian signature required in section 8.

Simplified Employee – Pension/Trust (SEP)

Pension or Profit Sharing Plan – Custodian signature required in section 8.

Uniform Gift to Minors Act – Custodian signature required in section 8.

State of Custodian for Other (Specify)

(Required for custodial ownership accounts.)

Name of Custodian, Trustee or Other Administrator

Mailing Address City State ZIP Custodian Information – To be completed by Custodian listed above.

Custodian Tax ID # Custodian Account # Custodian Telephone #

Special Instruction:

APPENDIX B

DIVIDEND CAPITAL TOTAL REALTY TRUST

Subscription Agreement

3. SUBSCRIBER INFORMATION

Employee or Affiliate Investor Co-Investor Home Telephone Business Telephone Email Address

Investor Social Security/Taxpayer ID # Birth Date/Articles of Incorporation (MM/DD/YY)

Co-Investor Social Security Taxpayer ID #

Co-Investor Birth Date (MM/DD/YY)

Please Indicate Citizenship Status U.S. Citizen Resident Alien Non-Resident Alien

Residence Address (no P.O. Box) Street Address City State ZIP

Mailing Address* (if different from above) Street Address City State ZIP

* If the co-investor resides at another address, please attach that address to the Subscription Agreement.

4. INVESTMENT METHOD

By Mail – Attach a check made payable to Dividend Capital Total Realty Trust.

By Wire – The Bank of New York, New York, NY, ABA, 021000018, Dividend Capital Total Realty Trust #6302699249. Please request when sending a wire that the wire reference the subscriber’s name in order to assure that the wire is credited to the proper account.

Automatic Monthly Investment Plan – Attach a voided check or deposit slip and complete this section.

By selecting the Automatic Monthly Investment Plan as your investment method, you agree to notify Dividend Capital Total Realty Trust in writing if at any time you fail to meet the suitability standards or are unable to make the representations in section 6. Invest the same amount directly from your bank account into your Dividend Capital Total Realty Trust account once a month. The investment amount specified ($100 minimum) will be withdrawn from your bank account on the 16th of each month, beginning the first month following receipt of this Subscription Agreement.

Account Type – Checking Savings Monthly Investment Amount $

Asset Transfer Asset transfer form sent to transferring institution.

Asset transfer form included with subscription.

Please mail completed Subscription Agreement (with all signatures) and check(s) payable to: Dividend Capital Total Realty Trust, Inc.

Direct Overnight Mail: The Bank of New York 101 Barclay Street A Level New York, NY 10286

Attn: Dividend Capital - Total Realty Trust

P.O. Box: Dividend Capital The Bank of New York P.O. Box 890 New York, NY 10008-0890

5. DISTRIBUTIONS

Non-Custodial Ownership

I prefer to participate in the Dividend Reinvestment Plan (DRP). In the event that the DRP is not offered for a dividend, your dividend will be sent by check to the address in section 3.

I prefer that my dividend be deposited directly into account listed on next page.

I prefer that my dividend be paid by check to the address in section 3.

Custodial Ownership

I prefer to participate in the Dividend Reinvestment Plan (DRP). In the event that the DRP is not offered for a dividend, your dividend will be sent to your Custodian for deposit into your Custodial account cited in section 2.

I prefer that my dividend be sent to my Custodian for deposit into my Custodial account cited in section 2.

DIVIDEND CAPITAL TOTAL REALTY TRUST

Subscription Agreement

5. DISTRIBUTIONS (continued)

Name of Financial Institution

Street Address City State ZIP

Name(s) on Account

ABA Number/Bank Account Number Account Number

` Checking `Savings (Attach a voided or deposit slip.)

6. SUITABILITY (required)

Occupation Annual Income Net Worth

Investment Objective

Nature of Other Investments or Securities Holdings

Please separately initial each of the representations below. In the case of joint investors, each investor must initial. Except in the case of fiduciary accounts, you may not grant any person power of attorney to make such representations on your behalf. In order to induce the Company to accept this subscription, I (we) hereby represent and warrant that:

Investor Co-Investor

a) I (we) received a Prospectus for the company relating to the Shares, wherein (a) Initials Initials the terms and conditions of the offering are described (b) Initials Initials

b) I (we) accept and agree to be bound by the terms and conditions of the Articles of Incorporation.

c) I (we) have (i) a net worth (exclusive of home, home furnishings and automobiles) of $ 150,000 or more: or (ii) a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 AND had during the last tax year, or estimate that I (we) will have during the current tax year, a minimum of $45,000 annual gross income; or (iii) that I (we) meet the higher suitability requirements imposed by my (our) state of primary residency asset forth in the Prospectus under “Suitability Standards” (applies to residents of AZ, CA, IA, KS, ME, MI, MO, NC, OH, PA, and TN only). (c) Initials Initials

d) If I (we) propose to assign or transfer any Shares to any person who is a California resident, or I am (we are ) a California, residentI (we) may not consummate a sale or transfer of my (our) Shares, or any interest therein, or receive any consideration thereof, without the prior written consent of the Commissioner of the Department of Corporations of the State of California, except as permitted in the Commissioner’s Rules, and I (we) understand that the Shares, or any document evidencing the Shares, will bear the legend reflecting the substance of the foregoing statement. (d) Initials Initials

e) I am (we are) purchasing Shares for my (our) own account and acknowledge that the Investment is not liquid. (e) Initials Initials

f) If an Affiliate of the Company, I (We) represent that the Shares are being purchased for Investment purposes only and not for immediate resale.(f)Initials Initials

7. INVESTMENT CONSIDERATIONS

I understand that (i) the Company intends to construct a portfolio of real properties and real estate, related securities and that a portion of these securities may consist of publicly traded securities (ii) those fees I pay to invest in the Company that relate to the publicly traded securities purchased by the Company may be greater than the individual fees I would pay if I invested directly in publicly traded securities and (iii) the overall liquidity of an investment in the Company will be less than the liquidity I would have if I invested directly in publicly traded securities.

After considering the issues above, I intend to subscribe for Shares in an attempt to obtain (please initial each statement that applies):

Investor Co-Investors

a) General investment exposure to the real estate asset class, including real (a) Initials Initials property and securities (including both publicly traded and private securities).

b) Portfolio diversification within the real estate asset class, including property types, (b) Initials Initials geography, equity vs. debt among others.

c) Professional portfolio management services as provided by the Advisor’s management team and product specialist(s) in areas such as (i) securities investment evaluation and selection, (ii) access to securities investment not otherwise available to non-accredited investors and (iii) ability to rebalance the investment portfolio based on professional judgment and changing market conditions (c).

Initials Initials

d) Other: (d) Initials Initials

There can be no assurance that an investment in the Company will provide investors with any of the potential benefits described above. An investment in the Company is subject to all of the risks and limitations that are described in the Prospectus.

DIVIDEND CAPITAL

TOTAL REALTY TRUST

Subscription Agreement

8. SUBSCRIBER SIGNATURES

I (we) declare that the information supplied is true and correct and may be relied upon by the Company.

TAXPAYER IDENTIFICATION NUMBER CERTIFICATION (required)

The investor signing below, under penalties of perjury, certifies that 1) The number shown in the Investor Social Security/Taxpayer ID# field in section 3 of this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and 2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified that I am no longer subject to backup withholding, and 3) I am a U.S. person (including a non-resident alien). NOTE: You must cross out item 2 above if you have been notified by the IRS that you are currently subject to back up withholding because you failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor or Trustee Signature of Co-Investor or Trustee, if applicable Date

Signature of Custodian

9. BROKER/DEALER—To be completed by the Registered Representative (RR).

The Broker/Dealer (B/D) or authorized representative must sign below to complete the order. The Broker/Dealer or authorized representative warrants that he/she is a duly licensed Broker/Dealer and may lawfully offer Shares in the state designated as the investor’s address or the state in which the sale was made, if different. The Broker/Dealer or authorized representative warrants that he/she has reasonable grounds to believe this investment is suitable as defined in section 3(b) of the Rules of Fair Practice of the NASD Manual and that he/she has informed the subscriber(s) of all aspects of liquidity and marketability of this investment (including the Investment Considerations described in section 7) as required by section 4 of such Rules of Fair Practice.

The undersigned confirms that the investor(s) meet the suitability standards set forth in the Prospectus.

Name of Registered Representative

Broker/Dealer Name

Telephone Number

Mailing Address

Home Office Mailing Address

City

State

Zip

City

State

Zip

Relationship to RR Registered Representative NAV Purchase Volume Discount

B D Rep# Registered Representative’s Telephone Number Registered Representative’s Email Address

Signature - Registered Representative Signature - Broker/Dealer (if applicable)

Dividend Capital Total Realty Trust Contact Information

Phone Fax Website Email

866 DCG.REIT (324.7348) 646.835.8476 dividendcaptial.com info@dividendcapital.com

Account Information

For account service. call Bank of New York at 866.702.5030 or email dividendcapital@bankofny.com.

DIVIDEND CAPITAL TOTAL REALTY TRUST INC.

Maryland Corporation

NOTICE TO STOCKHOLDER OF ISSUANCE OF

UNCERTIFICATED SHARES OF COMMON STOCK

Containing the Information Required by Section 2-211 of the

Maryland General Corporation Law

To:	Stockholder
From:	Marc J. Warren, President

Shares of Common Stock, $.01 par value per share

Dividend Capital Total Realty Trust Inc., a Maryland corporation (the “Corporation”), is issuing to you, subject to acceptance by the Corporation, the number of shares of its common stock (the “Shares”) set forth in your subscription agreement with the Corporation. The Shares do not have physical certificates. Instead, the Shares are recorded on the books and records of the Corporation, and this notice is given to you of certain information relating to the Shares. All capitalized terms not defined herein have the meanings set forth in the Corporation’s Charter, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Shares of the Corporation on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its principal office.

The Corporation has the authority to issue shares of stock of more than one class. Upon the request of any stockholder, and without charge, the Corporation will furnish a full statement of the information required by Section 2-211 of the Maryland General Corporation Law with respect to certain restrictions on ownership and transferability, the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of each class of stock which the Corporation has authority to issue, the differences in the relative rights and preferences between the shares of each series to the extent set, and the authority of the Board of Directors to set such rights and preferences of subsequent series. Such requests must be made to the Secretary of the Corporation at its principal office.

The Shares are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose, among others, of the Corporation’s maintenance of its status as a Real Estate Investment Trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Corporation’s Charter, (i) no Person may Beneficially or Constructively Own Common Shares of the Corporation in excess of 9.8% percent (in value or number of Shares) of the outstanding Common Shares of the Corporation unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially or Constructively Own Shares of the Corporation in excess of 9.8% percent of the value of the total outstanding Shares of the Corporation, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially or Constructively Own Shares that would result in the Corporation being “closely held” under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT (including, but not limited to, Beneficial or Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code); and (iv) no Person may Transfer Shares if such Transfer would result in Shares of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own Shares which cause or will cause a Person to Beneficially or Constructively Own Shares in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership are violated, the Shares will be automatically transferred to a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may redeem Shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio.

APPENDIX C

AMENDED AND RESTATED

DISTRIBUTION REINVESTMENT PLAN

This AMENDED & RESTATED DISTRIBUTION REINVESTMENT PLAN (“Plan”) is adopted by the Dividend Capital Total Realty Trust Inc., a Maryland corporation (the “Company”), pursuant to its Charter (the “Charter”). Unless otherwise defined herein, capitalized terms shall have the same meaning as set forth in the Charter.

1.    Distribution Reinvestment. As agent for the stockholders (“Stockholders”) of the Company who (i) purchase shares of the Company’s common stock (“Shares”) pursuant to the Company’s initial public offering (the “Initial Offering”), or (ii) purchase Shares pursuant to any future offering of the Company (“Future Offering”), and who elect to participate in the Plan, the Company will apply all dividends and other distributions declared and paid in respect of the Shares held by each participating Stockholder (the “Dividends”), including Dividends paid with respect to any full or fractional Shares acquired under the Plan, to the purchase of Shares for such participating Stockholders directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the participating Stockholder’s state of residence.

Additionally, as agent for the holders of limited partnership interests (the “OP Interests”) of Dividend Capital Total Realty Operating Partnership LP (the “Partnership”) who acquire such OP Interests as a result of any transaction of the Partnership, and who elect to participate in the Plan (together with the participating Stockholders, the “Participants”), the Partnership will apply all distributions declared and paid in respect of the OP Interests held by each Participant (the “Distributions”), including Distributions paid with respect to any full or fractional OP Interests acquired, to the purchase of Shares for such Participant directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant’s state of residence.

2.    Effective Date. The effective date of this Plan shall be the date that the minimum offering requirements (as defined in the prospectus relating to the Initial Offering) are met in connection with the Initial Offering.

3.    Procedure for Participation. Any Stockholder or holder of OP Interests who has received a prospectus, as contained in the Company’s registration statement filed with the Securities and Exchange Commission (the “Commission”), may elect to become a Participant by completing and executing the subscription agreement, an enrollment form or any other appropriate authorization form as may be available from the Company, the Partnership, the Dealer Manager or Soliciting Dealer. Participation in the Plan will begin with the next Dividend or Distribution payable after acceptance of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the Plan on the date that Dividends or Distributions are paid by the Company or the Partnership, as the case may be. The Company intends to pay Dividends and, on behalf of the Partnership, Distributions on a quarterly basis. Each Participant agrees that if, at any time prior to the listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on Nasdaq, he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the subscription agreement, he or she will promptly so notify the Company in writing.

4.    Purchase of Shares. Participants will acquire Shares from the Company under the Plan (the “Plan Shares”) at a price equal to $9.50 per share until the earliest of (i) all the Plan Shares registered in the Initial Offering are issued, (ii) the Initial Offering and any future offering of Plan Shares terminate and the Company elects to deregister with the Commission the unsold Plan Shares, or (iii) there is more than a de minimis amount of trading in our Shares, at which time any registered Plan Shares then available under the Plan will be sold at a price equal to the fair market value of the Shares, as determined by the Company’s Board by reference to the applicable sales price in respect to the most recent trades occurring on or prior to the relevant distribution date. Participants in the Plan may also purchase fractional Shares so that 100% of the Dividends or Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Plan Shares to the extent that any such purchase would cause such Participant to exceed the Aggregate Share Ownership Limit or the Common Share Ownership Limit as set forth in the Charter or otherwise would cause a violation of the share ownership restrictions set forth in the Charter.

Shares to be distributed by the Company in connection with the Plan may (but are not required to) be supplied from: (a) the Plan Shares which will be registered with the Commission in connection with the Company’s Initial Offering, (b) Shares to be registered with the Commission in a Future Offering for use in the Plan (a “Future Registration”), or (c) Shares of the Company’s common stock purchased by the Company for the Plan in a secondary market (if available) or on a stock exchange or Nasdaq (if listed) (collectively, the “Secondary Market”).

Shares purchased in any Secondary Market will be purchased at the then-prevailing market price, which price will be utilized for purposes of issuing Shares in the Plan. Shares acquired by the Company in any Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the Share price which will be paid for the Plan Shares pursuant to the Initial Offering.

C-1

If the Company acquires Shares in any Secondary Market for use in the Plan, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the Plan will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in any Secondary Market or to make a Future Offering for Shares to be used in the Plan, the Company is in no way obligated to do either, in its sole discretion.

5.    Taxes. IT IS UNDERSTOOD THAT REINVESTMENT OF DIVIDENDS AND DISTRIBUTIONS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY WHICH MAY BE PAYABLE ON THE DIVIDENDS AND DISTRIBUTIONS.

6.    Share Certificates. The ownership of the Shares purchased through the Plan will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.

7.    Reports. Within 90 days after the end of the Company’s fiscal year, the Company shall provide each Stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Dividend and/or Distribution payments and amounts of Dividends and/or Distributions paid during the prior fiscal year. In addition, the Company shall provide to each Participant an individualized quarterly report at the time of each Dividend and/or Distribution payment showing the number of Shares owned prior to the current Dividend and/or Distribution, the amount of the current Dividend and/or Distribution and the number of Shares owned after the current Dividend and/or Distribution.

8.    Servicing Fee. In connection with Plan Shares, the Company will pay to the Dealer Manager a servicing fee of 1.0% of the primary offering price.

9.    Termination by Participant. A Participant may terminate participation in the Plan at any time, without penalty by delivering to the Company a written notice. Prior to listing of the Shares on a national stock exchange or Nasdaq, any transfer of Shares by a Participant to a non-Participant will terminate participation in the Plan with respect to the transferred Shares. If a Participant terminates Plan participation, the Company will ensure that the terminating Participant’s account will reflect the whole number of shares in his account and provide a check for the cash value of any fractional share in such account. Upon termination of Plan participation for any reason, Dividends and/or Distributions will be distributed to the Stockholder or holder of OP Interests in cash.

10.    Amendment or Termination of Plan by the Company. The Board of the Company may by majority vote (including a majority of the Independent Directors) amend or terminate the Plan for any reason upon 10 days’ written notice to the Participants.

11.    Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death; or (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act or the securities laws of a particular state, the Company has been advised that, in the opinion of the Commission and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

12.    Limitations. Notwithstanding anything to the contrary contained herein, (a) the Company shall not provide for indemnification of or hold harmless a Director, the Advisor or any Affiliate of the Advisor (the “Indemnitee”) for any liability or loss suffered by any of them, unless all of the following conditions are met: (i) the Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company; (ii) the Indemnitee was acting on behalf of or performing services for the Company; (iii) such liability or loss was not the result of (A) negligence or misconduct, in the case that the Indemnitee is a Director (other than an Independent Director), the Advisor or an Affiliate of the Advisor or (B) gross negligence or willful misconduct, in the case that the Indemnitee is an Independent Director; and (iv) such indemnification or agreement to hold harmless is recoverable only out of Net Assets and not from the Stockholders; and (b) the Company shall not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which Securities were offered or sold as to indemnification for violations of securities laws.

C-2

You should rely only on the information contained in this prospectus. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth above. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.	$2,000,000,000 Maximum Offering $2,000,000 Minimum Offering $2,000 Minimum Purchase COMMON STOCK

PROSPECTUS

May 3, 2006